                                                                    EXHIBIT 99.4




                                                                [EXECUTION COPY]



================================================================================



                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                            dated as of May 31, 2001

                                  by and among

                               PEN HOLDINGS, INC.,
                                  as Borrower,

           THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTY HERETO,
                                   as Lenders,

                               ABLECO FINANCE LLC,
                              as Collateral Agent,

                                       and

                          FOOTHILL CAPITAL CORPORATION,
                             as Administrative Agent



================================================================================

                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----
ARTICLE I DEFINITIONS............................................................2
     1.01         Certain Definitions............................................2
     1.02         Terms Generally...............................................28
     1.03         Accounting and Other Terms....................................29
     1.04         Time References...............................................29

ARTICLE II THE CREDIT...........................................................29
     2.01         Existing Loans; Commitments...................................29
     2.02         Making the Loans..............................................30
     2.03         Repayment of Loans; Evidence of Debt..........................33
     2.04         Interest......................................................34
     2.05         Reduction of Commitment; Prepayment of Loans..................35
     2.06         Fees..........................................................38
     2.07         Securitization................................................39
     2.08         Taxes.........................................................39

ARTICLE III FEES, PAYMENTS AND OTHER COMPENSATION...............................41
     3.01         Audit and Collateral Monitoring Fees..........................41
     3.02         Payments; Computations and Statements.........................41
     3.03         Sharing of Payments, Etc......................................42
     3.04         Apportionment of Payments.....................................43
     3.05         Increased Costs and Reduced Return............................44

ARTICLE IV REPRESENTATIONS AND WARRANTIES.......................................45
     4.01         Organization and Qualification................................45
     4.02         Power to Carry on Business; Licenses..........................45
     4.03         Authority and Authorization...................................45
     4.04         Execution and Binding Effect..................................46
     4.05         Absence of Conflicts..........................................46
     4.06         Authorizations and Filings....................................46
     4.07         Ownership and Control.........................................46
     4.08         Responsible Officers and Directors of the Borrower and
                  the Sureties..................................................47
     4.09         Subsidiaries..................................................47
     4.10         Business......................................................47
     4.11         Title to Property; Encumbered Assets..........................47
     4.12         Financial Statements; Projections.............................47
     4.13         Taxes.........................................................48
     4.14         Litigation....................................................48
     4.15         Compliance with Laws; Permits.................................48
     4.16         ERISA Compliance..............................................49
     4.17         Patents, Licenses, Franchises.................................50
     4.18         Environmental Matters.........................................50

     4.19         Margin Stock..................................................51
     4.20         No Event of Default; Compliance with Agreements...............51
     4.21         No Material Adverse Change....................................51
     4.22         Accurate and Complete Disclosure..............................51
     4.23         Security Interest.............................................52
     4.24         Deed of Trust and Mortgage Liens..............................52
     4.25         Coal Purchase and Coal Supply Agreements; Contract Mining
                  Agreements and Leases.........................................52
     4.26         Senior Notes..................................................53
     4.27         Employee and Labor Matters....................................53
     4.28         Solvency......................................................53
     4.29         Bankruptcy Filing.............................................53
     4.30         Location of Bank Accounts.....................................54
     4.31         Holding Company and Investment Company Acts...................54
     4.32         Location of Inventory; Office.................................54

ARTICLE V CONDITIONS OF LENDING.................................................54
     5.01         Representations and Warranties; Events of Default and
                  Potential Defaults............................................54
     5.02         Proceedings and Incumbency....................................54
     5.03         Opinions of Counsel...........................................55
     5.04         Agreement.....................................................55
     5.05         Security Agreements and Deeds of Trust and Mortgages..........55
     5.06         UCC Financing Statements......................................55
     5.07         Hazardous Waste Agreement.....................................55
     5.08         Suretyship Agreements.........................................56
     5.09         Pledge Agreements.............................................56
     5.10         Collateral Assignments of Coal Purchase Agreements and
                  Coal Supply Agreements........................................56
     5.11         Collateral Assignment of Contract Mining Agreement............56
     5.12         Collateral Assignment of Operating Agreements.................56
     5.13         Assignment of Leases and Royalties............................56
     5.14         Assignment of Existing Debt...................................56
     5.15         Amendments....................................................57
     5.16         Elk Horn Sale.................................................57
     5.17         Other Documents and Conditions................................57
     5.18         Consents, Licenses and Approvals..............................58
     5.19         Valuation/Appraisal...........................................59
     5.20         Management Reference Checks...................................59
     5.21         Details, Proceedings and Documents............................59
     5.22         Fees and Expenses.............................................59

ARTICLE VI AFFIRMATIVE COVENANTS................................................59
     6.01         Reporting and Information Requirements........................59
     6.02         Preservation of Existence and Franchises......................63
     6.03         Insurance.....................................................63

     6.04         Maintenance of Properties.....................................63
     6.05         Payment of Liabilities........................................64
     6.06         Financial Accounting Practices................................64
     6.07         Compliance With Laws; Notice of Non-Compliance................64
     6.08         Pension Plans.................................................65
     6.09         Continuation of and Change in Business........................66
     6.10         Use of Proceeds...............................................66
     6.11         Lockbox.......................................................66
     6.12         Lien Searches.................................................67
     6.13         Further Assurances............................................67
     6.14         Litigation....................................................67
     6.15         Notice of Change of Management................................68
     6.16         Labor Agreements..............................................68
     6.17         Ownership and Control.........................................68
     6.18         Maintenance of Material Agreements............................68
     6.19         Newly Acquired Property.......................................68
     6.20         Change in Collateral; Collateral Records......................69
     6.21         Landlord Waivers; Collateral Access Agreements................69
     6.22         Additional Collateral Reviews.................................69
     6.23         Appraisals....................................................69
     6.24         Active Subsidiaries...........................................69
     6.25         Security Agreements; Mortgages; Collateral Access
                  Agreements, Etc...............................................70
     6.26         Past Due Liabilities..........................................70

ARTICLE VII NEGATIVE COVENANTS..................................................70
     7.01         Liens.........................................................70
     7.02         Debt..........................................................72
     7.03         Guarantees and Contingent Liabilities.........................73
     7.04         Loans or Investments..........................................73
     7.05         Dividends and Related Distributions...........................75
     7.06         Lease Payments................................................75
     7.07         Merger; Consolidation; Business Acquisitions..................76
     7.08         Dispositions of Assets........................................76
     7.09         Self-Dealing..................................................76
     7.10         Continuation of or Change in Business.........................77
     7.11         Margin Stock..................................................77
     7.12         Consolidated Tax Returns......................................77
     7.13         Capital Expenditures..........................................77
     7.14         Sale of Coal..................................................78
     7.15         Change of Control, etc........................................78
     7.16         Financial Maintenance Covenants...............................78
     7.17         Change Fiscal Year............................................80
     7.18         Senior Notes..................................................80
     7.19         Modifications of Debt, Organizational Documents and
                  Certain Other Agreements; Etc.................................80

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
     7.20         Investment Company Act of 1940................................81
     7.21         Compromise of Accounts Receivable.............................81
     7.22         ERISA.........................................................81
     7.23         Environmental.................................................82
     7.24         Permits; Laws.................................................82

ARTICLE VIII DEFAULTS...........................................................82
     8.01         Events of Default.............................................82
     8.02         Consequences of an Event of Default...........................85

ARTICLE IX MANAGEMENT, COLLECTION AND STATUS OF ACCOUNTS RECEIVABLE AND
                  OTHER COLLATERAL..............................................86
     9.01         Collection of Accounts Receivable; Management of
                  Collateral....................................................86
     9.02         Accounts Receivable Documentation.............................88
     9.03         Status of Accounts Receivable and Other Collateral............88
     9.04         Collateral Custodian..........................................89

ARTICLE X AGENT.................................................................90
     10.01        Appointment...................................................90
     10.02        Nature of Duties..............................................90
     10.03        Rights, Exculpation, Etc......................................91
     10.04        Reliance......................................................92
     10.05        Indemnification...............................................92
     10.06        Agents Individually...........................................92
     10.07        Successor Agent...............................................92
     10.08        Collateral Matters............................................93
     10.09        Collateral Sub-Agents.........................................94

ARTICLE XI MISCELLANEOUS........................................................95
     11.01        Notices, Etc..................................................95
     11.02        Amendments, Etc...............................................96
     11.03        No Waiver; Remedies, Etc......................................97
     11.04        Expenses; Taxes; Attorneys' Fees..............................97
     11.05        Right of Set-off..............................................98
     11.06        Severability..................................................98
     11.07        Assignments and Participations................................98
     11.08        Counterparts.................................................101
     11.09        GOVERNING LAW................................................101
     11.10        CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE........101
     11.11        WAIVER OF JURY TRIAL, ETC....................................102
     11.12        Consent by the Agents and Lenders............................102
     11.13        No Party Deemed Drafter......................................102
     11.14        Reinstatement; Certain Payments..............................103
     11.15        Indemnification..............................................103
     11.16        Records......................................................103

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
     11.17        Binding Effect...............................................104
     11.18        Interest.....................................................104
     11.19        Confidentiality..............................................105
     11.20        Integration..................................................105
     11.21        No Novation..................................................106











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
                             SCHEDULES AND EXHIBITS

Schedule 1.01(A)  Lenders and Lenders' Commitments; Allocation of Existing Loans
Schedule 4.01     Organization and Qualification
Schedule 4.06     Authorizations and Filings
Schedule 4.10     Description of Business
Schedule 4.11     Unencumbered Assets
Schedule 4.12     Financial Statements
Schedule 4.15     Compliance with Laws; Permits
Schedule 4.16     ERISA
Schedule 4.21     Material Adverse Changes
Schedule 4.23     Security Interests
Schedule 4.25     Material Agreements
Schedule 4.30     Bank Accounts
Schedule 4.33     Locations of Inventory
Schedule 7.01     Liens
Schedule 7.02     Debt
Schedule 7.03     Guarantees and Contingent Liabilities
Schedule 7.04     Loans or Investments
Schedule 7.08     Elk Horn Sale

Exhibit A         Form of Assignment Agreement
Exhibit B         Form of Notice of Borrowing
Exhibit C         Form of Borrowing Base Certificate
Exhibit D         Form of Compliance Certificate
Exhibit E         Form of Assignment and Acceptance

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                  THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 31, 2001 (this "Agreement"), by and among Pen Holdings, Inc., a Tennessee corporation ("Pen Holdings" or the "Borrower"), the financial institutions from time to time party hereto (each a "Lender" and collectively, the "Lenders"), Ableco Finance LLC ("Ableco"), as collateral agent for the Lenders (in such capacity, the "Collateral Agent") and Foothill Capital Corporation ("Foothill"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent" and together with the Collateral Agent, each an "Agent" and collectively, the "Agents").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, certain banks, financial institutions and other entities (the "Existing Lenders") and Mellon Bank, N.A., as agent, are parties to an Amended and Restated Credit Agreement, dated as of June 3, 1998, as amended by Amendment No. 1 dated as of February 1, 1999, Amendment No. 2 dated as of June 1, 2000, Amendment No. 3 dated as of August 31, 2000, and Forbearance and Amendment No. 4 dated as of March 15, 2001 (as so amended, the "Existing Credit Agreement"), pursuant to which the Existing Lenders have extended credit to the Borrower and certain of its subsidiaries;

                  WHEREAS, the Borrower has asked the Agents to arrange, and for the Lenders to extend, credit to the Borrower on the terms and conditions set forth in this Agreement through: (i) the purchase of the Existing Debt from the Existing Lenders, including the assignment to, and the assumption by, the Lenders of all of the rights and obligations of the Existing Lenders under the Existing Credit Agreement and the assignment to the Agents, for the ratable benefit of the Lenders, of all rights of the agent under the Existing Credit Agreement and related Loan Documents in the collateral securing the Existing Debt, such Existing Debt to remain outstanding from and after the date of such purchase as revolving loans and term loans subject to the terms and conditions of this Agreement; and (ii) the making of additional loans on and after the date of such purchase, all on the terms and conditions of this Agreement;

                  WHEREAS, the proceeds of the additional loans will be used by the Borrower for the general corporate purposes of the Borrower and its Consolidated Subsidiaries, including the payment of accrued and unpaid interest on the loans outstanding under the Existing Credit Agreement and the payment of fees and expenses in connection with the transactions contemplated hereby; and

                  WHEREAS, the Lenders are severally, and not jointly, willing to extend such credit to the Borrower and amend and restate the Existing Credit Agreement on the terms and conditions set forth herein;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree that the Existing Credit Agreement shall be amended and restated as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  1.01 Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, the following words and terms have the following meanings, respectively, unless the context otherwise clearly requires:

                  "Ableco" has the meaning given to it in the preamble to this Agreement.

                  "Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

                  "Account Receivable" means any and all rights of the Borrower or its Subsidiaries to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

                  "Action" has the meaning given to it in Section 11.12.

                  "Active Subsidiaries" means any of the Borrower's Consolidated Subsidiaries which either (i) own Property having a fair value in excess of $100,000, or (ii) have revenue or income in excess of $100,000 in any fiscal year during the term of this Agreement.

                  "Administrative Agent" has the meaning given to it in the preamble to this Agreement.

                  "Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Borrower shall make all payments to the Administrative Agent for the benefit of the Agents and the Lenders under this Agreement and the other Loan Documents.

                  "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Notwithstanding anything herein to the contrary, in no event shall any Agent or any Lender be considered an "Affiliate" of the Borrower.

                  "Agreement" means this Second Amended and Restated Credit Agreement, as further amended, supplemented or otherwise modified from time to time after the date hereof.

                  "Agent Advances" has the meaning given to it in Section 10.08(a).

                  "Agents" has the meaning given to it in the preamble to this Agreement.

                  "Anniversary Fee" has the meaning given to it in Section 2.06(e).

                  "Applicable Revolving Loan Margin" means 1.5%; provided that the Applicable Revolving Loan Margin shall increase by an additional 0.5% on September 1, 2001 and on the first day of every second calendar month thereafter.

                  "Applicable Term Loan Margin" means 3.25%; provided that the Applicable Term Loan Margin shall increase by an additional 0.5% on September 1, 2001 and on the first day of every second calendar month thereafter.

                  "Assignment Agreement" means the assignment and acceptance, substantially in the form of Exhibit A hereto, and each assignment or other similar agreement, document or instrument entered into between or among Mellon Bank, N.A., as the agent under the Existing Credit Agreement, the Existing Lenders and/or any other party to the Existing Credit Agreement, on the one hand, and the Collateral Agent, the Administrative Agent, and/or the Lenders, on the other hand.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by an assigning Lender and an assignee, and accepted by the Collateral Agent, in accordance with Section 11.07 hereof and substantially in the form of Exhibit E hereto or such other form acceptable to the Collateral Agent.

                  "Assignment of Intercompany Security Documents" means the Amended and Restated Assignment of Demand Notes, Security Agreements, Assignment of Royalties and Leases, Mortgages and Deeds of Trust dated as of June 3, 1998, executed and delivered by Pen Holdings, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Assignment of Leases and Royalties" means the Assignment of Royalties, Rents and Coal Leases or the Amended and Restated Assignment of Royalties, Rents and Coal Leases, as the case may be, dated as of June 3 1998, executed and delivered by each of Pen Coal and Elk Horn, respectively, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Availability" means, at any time, the difference between (i) the lesser of (A) the Revolving Loan Borrowing Base and (B) the Total Revolving Credit Commitment and (ii) the aggregate outstanding principal amount of all Revolving Loans.

                  "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

                  "Big Sandy River Terminal" means the real property, fixtures and other property interests comprising the Big Sandy River Terminal owned by Pen Coal and located in Boyd County, Kentucky.

                  "Book Value" means, with respect to any Inventory of any Person, the lower of (i) cost (as reflected in the general ledger of such Person before customary (but not extraordinary) reserves established by such Person in good faith and in accordance with GAAP) and (ii) market value, in each case, determined in accordance with GAAP calculated on a first-in first-out basis.

                  "Borrower" means Pen Holdings.

                  "Borrowing Base Certificate" means a certificate signed by a Responsible Officer of the Borrower and setting forth the calculation of the Revolving Loan Borrowing Base in compliance with Section 6.01(m), substantially in the form of Exhibit C.

                  "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Camden Hardwood" means Camden Hardwood Company, a Tennessee general partnership.

                  "Capital Guideline" means any law, rule, regulation, policy, guideline or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) (i) regarding capital adequacy, capital ratios, capital requirements, the calculation of a Lender's capital or similar matters, or (ii) affecting the amount of capital required to be obtained or maintained by any Lender or any Person controlling any Lender, or the manner in which any Lender or any Person controlling any Lender allocates capital to any of its contingent liabilities, advances, acceptances, commitments, assets or liabilities.

                  "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

                  "Capitalized Lease Obligations" means any amount payable with respect to any lease of any tangible or intangible property (whether real, personal or mixed), however denoted, which is required by GAAP to be reflected as a liability on the face of the balance sheet of the lessee.

                  "Cash Equivalents" means unrestricted cash and cash equivalents and equity and debt securities which are marketable without restriction on a nationally recognized securities exchange.

                  "Cash Flow Projections" has the meaning given to it in Section 4.12(c).

                  "CERCLA" has the meaning given to it in Section 4.18(a).

                  "Change of Control" means (a) the death of William E. Beckner, or (b) the failure, at any time, of William E. Beckner to (i) own, free and clear of all Liens at least 51% of the outstanding voting common stock (on a fully diluted basis) of the Borrower, and (ii) control the election of a majority of the members of the board of directors of the Borrower and each of the Eligible Subsidiaries.

                  "Closing Date" means May 31, 2001, or such other date upon which the parties may agree.

                  "Closing Fee" has the meaning given to it in Section 2.06(a).

                  "Coal Purchase Agreement" means any coal purchase agreement to which any of the Eligible Subsidiaries is a party.

                  "Coal Supply Agreement" means any coal supply agreement to which any of the Eligible Subsidiaries is a party.

                  "Code" means the Uniform Commercial Code as in effect on the date of this Agreement and as amended from time to time, of the state or states having jurisdiction with respect to all or any portion of the collateral granted or assigned to the Agents or the Lenders from time to time under or in connection with this Agreement.

                  "Collateral" has the meaning given to it in the Security Agreements and the Subsidiary Security Agreements.

                  "Collateral Access Agreement" means a landlord waiver or consent, lessor subordination agreement, mortgagee waiver or consent, bailee letter, or a similar acknowledgement agreement of any warehouseman, processor, lessor, licensor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Inventory, in form and substance satisfactory to the Collateral Agent.

                  "Collateral Agent" has the meaning given to it in the preamble to this Agreement.

                  "Collateral Assignment of Coal Purchase Agreements" means the Amended and Restated Collateral Assignment of Coal Purchase Agreements dated as of June 3, 1998, executed and delivered by the Eligible Subsidiaries which are parties to Coal Purchase Agreements, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement, granting in favor of the Collateral Agent a security interest in, and assigning to the Collateral Agent, the rights of the Eligible Subsidiaries in and to the Coal Purchase Agreements.

                  "Collateral Assignment of Coal Supply Agreements" means the Collateral Assignment of Coal Supply Agreements dated on or about the Closing Date, executed and delivered by the Eligible Subsidiaries which are parties to Coal Supply Agreements, granting in favor of the Collateral Agent a security interest in and assigning to the Collateral Agent, the rights of such Eligible Subsidiaries in and to the Coal Supply Agreements.

                  "Collateral Assignment of Contract Mining Agreements" means the Collateral Assignment of Contract Mining Agreements dated as of June 3, 1998, executed and delivered by each of the Eligible Subsidiaries which are parties to Contract Mining Agreements, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Collateral Assignment of Governmental Agency Accounts" means the Assignment dated on or about the Closing Date executed and delivered by the Borrower, assigning to the Collateral Agent the rights of the Borrower in and to certain accounts.

                  "Collateral Assignment of Operating Agreements" means the Collateral Assignment of Operating Agreements dated as of June 3, 1998, executed and delivered by each Eligible Subsidiary, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Collection Accounts" has the meaning given to it in Section 9.01.

                  "Commitment Fee" has the meaning assigned to it in Section 2.06(b).

                  "Commitments" means, with respect to each Lender, such Lender's Revolving Credit Commitment and Term Loan Commitment.

                  "Compliance Certificate" has the meaning given to it in
Section 6.01(d).

                  "Consolidated Capital Expenditures" means, for any period, all amounts, including Capitalized Lease Obligations, which in accordance with GAAP would be debited to fixed asset accounts on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries during such period in respect of the acquisition, construction, improvement, replacement or betterment of land, buildings, machinery, equipment or of any other fixed assets or leaseholds during such period.

                  "Consolidated Current Assets" means, on any date, all assets of the Borrower and its Consolidated Subsidiaries which, in accordance with GAAP, would be classified on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as current assets, other than Cash Equivalents.

                  "Consolidated Adjusted Current Liabilities" means, on any date, all accounts payable and accrued expenses of the Borrower and its Consolidated Subsidiaries which, in accordance with GAAP, would be classified on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as current liabilities, other than accrued interest and taxes.

                  "Consolidated Debt" means, on any date, all Debt of the Borrower and its Consolidated Subsidiaries.

                  "Consolidated Debt to EBITDA Ratio" means, on any date, the ratio of (i) Consolidated Debt on such date to (ii) Consolidated EBITDA for the twelve month period ended on the last day of the most recent fiscal quarter period for which internal financial statements of the Borrower and its Consolidated Subsidiaries are available; provided, however, that (i) for any date during the period from June 1, 2001 through March 31, 2002, the applicable period for the purposes hereof shall be the period from June 1, 2001 through the last day of the most recent fiscal quarter period for which internal financial statements are available, in each case with all calculations hereunder made with reference to any such period referred to in this proviso being annualized.

                  "Consolidated EBITDA" means, for any period, an amount equal to (a) the sum of (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation and depletion for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, minus (b) to the extent not included above, interest income accruing on restricted cash and Cash Equivalents that the Borrower has deposited in escrow to fund guarantees of Debt of International Marine Terminals, minus (c) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period, all for the Borrower and its Consolidated Subsidiaries determined in accordance with GAAP for such period.

                  "Consolidated Interest Expense" means, for any period, without duplication, (i) the aggregate amount of interest charges, whether expensed or capitalized, incurred or accrued by the Borrower and its Consolidated Subsidiaries, determined in accordance with GAAP for such period (including non-cash interest payments), plus (ii) to the extent not included in clause (i) above, an amount equal to the sum of the following items for the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP for such period: (A) imputed interest included in Capitalized Lease Obligations, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (C) the net costs associated with Hedging Agreements and other hedging obligations, (D) amortization of deferred financing costs and expenses, (E) the interest portion of any deferred payment obligations, (F) amortization of discount or premium on Debt, if any, (G) all capitalized interest and all accrued interest, (H) all non-cash interest expense and (I) all interest incurred or paid under any guarantee of Debt (including a guarantee of principal, interest or any combination thereof). For purposes of calculating Consolidated Interest Expense on a pro forma basis, the interest on Debt bearing a floating rate of interest shall be the interest rate in effect at the time of determination, taking into account on a pro forma basis any Hedging Agreement applicable to such Debt if such Hedging Agreement has a remaining term at the date of determination of at least 12 months.

                  "Consolidated Net Income" means, for any period, the net income after taxes of the Borrower and its Consolidated Subsidiaries for such period determined in accordance with GAAP; provided, however, that Consolidated Net Income shall not include any gain or loss attributable to extraordinary items, determined in accordance with GAAP, or any taxes or tax savings as a result thereof.

                  "Consolidated Net Worth" means the shareholders' equity of the Borrower and its Consolidated Subsidiaries, including common stock, paid-in capital and retained earnings, but excluding convertible preferred stock, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Senior Debt to EBITDA Ratio" means, at any date, the ratio of (i) Consolidated Senior Debt on such date to (ii) Consolidated EBITDA for the twelve month period ended on the last day of the most recent month for which internal financial statements of the Borrower and its Consolidated Subsidiaries are available; provided, however, for any date during the period from December 31, 2001 through April 30, 2002, the applicable period for the purposes hereof shall be the period from June 1, 2001 through the last day of the most recent month for which internal financial statements of the Borrower and its Consolidated Subsidiaries are available, in each case with all calculations hereunder made with reference to any such period referred to in this proviso being annualized.

                  "Consolidated Senior Debt" means, on any date, the Debt under this Agreement, the other Loan Documents and any other agreement, instrument or other document between or among the Borrower or any Surety and any of the Lenders.

                  "Consolidated Subsidiaries" means and includes only those Subsidiaries whose accounts are fully consolidated with the accounts of Pen Holdings in accordance with GAAP and Pen Holdings' policy of consolidation as in effect from time to time and as reflected in Pen Holdings' then most recent annual audited financial statements, which in any event shall at all times include Pen Coal, River Marine and Elk Horn.

                  "Consolidated Working Capital" means, on any date, Consolidated Current Assets minus Consolidated Adjusted Current Liabilities.

                  "Contract Mining Agreements" means any contract mining agreements of any of the Eligible Subsidiaries.

                  "Debt" means: (i) indebtedness or liability for borrowed money, or for the deferred purchase price of property or services (including trade obligations) whether such indebtedness or liability is matured or unmatured, liquidated or unliquidated, direct or contingent, and joint or several; (ii) Capitalized Lease Obligations; (iii) all liabilities in respect of unfunded vested benefits under any Plan; (iv) obligations under letters of credit; (v) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss; (vi) obligations secured by any lien on property owned by such Person, whether or not the obligations have been assumed and (vii) obligations under any Hedging Agreements.

                  "Debt Issuance" means the creation, issuance or incurrence by the Borrower or any of the Eligible Subsidiaries after the Closing Date of obligations for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from the Borrower or an Eligible Subsidiary), other than (i) Debt incurred under this Agreement, and (ii) Debt permitted pursuant to Section 7.02(d).

                  "Deeds of Trust" or "Mortgages" means the Pen Coal Deeds of Trust, the Pen Coal Mortgage, the Elk Horn Mortgages, the Elk Horn Deed of Trust, the River Marine Deed of Trust, and the Pen Land Mortgage.

                  "Defined Benefit Plan" means a defined benefit plan as defined at Section 3(35) of ERISA.

                  "Disposition" means any sale, assignment, transfer or other disposition of any Property (whether now owned or hereafter acquired) by the Borrower or any of its Consolidated Subsidiaries to any Person, including, any sale, assignment, transfer, exchange or other disposition of (i) any Inventory sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any machinery or equipment that has become worn out, obsolete or damaged or otherwise unsuitable for use or no longer useful or productive in connection with the business of the Borrower or its Consolidated Subsidiaries,
(iii) Property described in clause (i) of the definition of "Non-Core Assets",
(iv) any Property described in clause (ii) of the definition of "Non-Core Assets" but only to the extent that the Net Available Proceeds of all Dispositions of such Property exceed $3,000,000 in the aggregate during the term of this Agreement, and (v) any other Property sold, assigned, transferred, exchanged or disposed of in a transaction or series of transactions but only to the extent that Net Available Proceeds exceed $2,000,000 in the aggregate in any fiscal year of the Borrower and its Consolidated Subsidiaries but excluding the sale on the Closing Date of certain Property pursuant to the Elk Horn Sale Agreement.

                  "Distributions" has the meaning given to it in Section 7.05.

                  "Dollars" and "$" means dollars in lawful currency of the United States of America.

                  "DSV" means, with respect to any Collateral, the distressed sale value thereof, as determined by the Agents pursuant to an appraisal, using a methodology, and performed by an appraiser, reasonably satisfactory to the Agents, net of estimated selling expenses with respect to such Collateral, as determined by the Agents.

                  "Eligible Accounts Receivable" means the Accounts Receivable of the Borrower and the Sureties which are, and at all times continue to be, acceptable to the Agents in the exercise of their reasonable business judgment. In general, an Account Receivable may, in the reasonable discretion of the Agents, be deemed to be eligible if: (i) delivery of the merchandise or the rendition of the services has been completed with respect to such Account Receivable; (ii) no return, rejection, repossession or dispute has occurred with respect to such Account Receivable, the Account Debtor has not asserted any setoff, defense or counterclaim with respect to such Account Receivable, and there has not occurred any extension of the time for payment with respect to such Account Receivable without the consent of the Agents, provided that, in the case of any dispute, setoff, defense or counterclaim with respect to an Account Receivable, the portion of such Account Receivable not subject to such dispute, setoff, defense or counterclaim will not be ineligible solely by reason of this clause (ii); (iii) such Account Receivable is lawfully owned by the Borrower or one of the Sureties free and clear of any Lien other than in favor of the Collateral Agent for the benefit of the Lenders and otherwise continues to be in full conformity with all representations and warranties made by the Borrower to the Agents and the Lenders with respect thereto in the Loan Documents; (iv) such Account Receivable is unconditionally payable in Dollars within 90 days from the invoice date and is not evidenced by a promissory note, chattel paper or any other instrument or other document unless the original of such document is in the possession of the Collateral Agent and contains all necessary endorsements in favor of the Collateral Agent; (v) no more than 60 days have elapsed from the invoice due date and no more than 90 days have elapsed from the invoice date with respect to such Account Receivable; (vi) such Account Receivable is not due from an Affiliate of the Borrower or any Surety; (vii) such Account Receivable (A) does not constitute an obligation of the United States or any other Official Body (excluding the Tennessee Valley Authority) (unless all steps required by the Collateral Agent in connection therewith, including notice to the United States Government under the Federal Assignment of Claims Act or any action under any state statute comparable to the Federal Assignment of Claims Act, have been duly taken in a manner satisfactory to the Collateral Agent) or (B) constitutes an obligation of the Tennessee Valley Authority, provided that the aggregate value of the Eligible Accounts Receivable permitted under this clause (vii)(B) shall not exceed $2,000,000 at any time; (viii) the Account Debtor (or the applicable office of the Account Debtor) with respect to such Account Receivable is located in the continental United States, unless such Account Receivable is supported by a letter of credit or other similar obligation satisfactory to the Agents; (ix) the Account Debtor with respect to such Account Receivable is not also a supplier to or creditor of the Borrower or any Surety, unless such Account Debtor has executed a no-offset letter satisfactory to the Collateral Agent; (x) not more than 50% of the aggregate amount of all Accounts Receivable of the Account Debtor with respect to such Account Receivable are currently unpaid 60 days past the invoice due date or 90 days past the invoice date; (xi) the Account Debtor with respect to such Account Receivable (A) has not filed a petition for bankruptcy or any other relief under the Bankruptcy Code or any other law relating to bankruptcy, insolvency, reorganization or relief of debtors, made an assignment for the benefit of creditors, or had filed against it any petition or other application for relief under the Bankruptcy Code or any such other law, (B) has not failed, suspended business operations, become insolvent or called a meeting of its creditors for the purpose of obtaining any financial concession or accommodation, (C) has not had or suffered to be appointed a receiver or a trustee for all or a significant portion of its assets or affairs or (D) in the case of an Account Debtor who is an individual, is not an employee of the Borrower, any Surety or any of their Affiliates and has not died or been declared incompetent; and (xii) the Agents are, and continue to be, satisfied in their reasonable discretion with the credit standing of the Account Debtor in relation to the amount of credit extended and the Agents believe, in their reasonable discretion, that the prospect of collection of such Account Receivable is not impaired for any reason.

                  "Eligible Inventory" means Inventory consisting of coal which has been extracted from the real properties of the Borrower and the Sureties which are subject to the Deeds of Trust and the Mortgages, is in a coal stockpile and is held for sale in the ordinary course of the Borrower's and the Sureties' business, that is located at or in-transit between the real properties of the Borrower and the Sureties which are subject to the Deeds of Trust and the Mortgages, that complies with each and all of the representations and warranties respecting Inventory made by Borrower and the Sureties to the Agents and the Lenders in the Loan Documents, and that is and at all times continues to meet the general standards of eligibility which may be fixed and revised from time to time by the Agents in the Agents' reasonable business judgment. Without in any manner limiting the foregoing, an item of Inventory shall not be included in Eligible Inventory if: (a) it is not owned solely by the Borrower or a Surety or the Borrower or a Surety does not have good, valid, and marketable title thereto; (b) it is not located at, or is not in transit to or between, one of the real properties of the Borrower and the Sureties which are subject to the Deeds of Trust and the Mortgages; (c) it is located at one of the real properties of the Borrower and the Sureties which are subject to the Deeds of Trust and the Mortgages, but the Inventory flowing through any such location during any calendar month has an aggregate Book Value of less than $10,000 or an average Book Value during such month less than $10,000 at any time; (d) it is located at the premises of third parties, including a warehouse or other storage facility or a storage area at a mine site that is leased by the Borrower or a Surety, and is not subject to a Collateral Access Agreement executed by the mortgagee, the lessor, the warehouseman, or other third party, as the case may be, and not segregated or otherwise separately identifiable from goods of others, if any, stored on the premises; (e) it is not subject to a valid and perfected first priority security interest in favor of the Collateral Agent for the benefit of the Lenders; (f) it consists of goods returned or rejected by the Borrower's or a Surety's customers or goods in transit; (g) it is Inventory subject to a Lien in favor of any third Person that is not otherwise permitted under this Agreement, bill and hold goods or Inventory acquired on consignment; and (h) it is coal which has not been mined in accordance with Law in all material respects or at any mine or site which is not being operated in accordance with and as required by, in all material respects, any consent order or agreement with an Official Body, any applicable Permits or applicable Law.

                  "Eligible Subsidiary" means any of, and "Eligible Subsidiaries" means all of, Pen Coal, Elk Horn, River Marine, Pen Cotton Company, Pen Hardwood, Pen Land, Marine Terminals and such other Active Subsidiaries as are approved to be Eligible Subsidiaries by the Agents, in their sole discretion, after the date of this Agreement.

                  "Elk Horn" means The Elk Horn Coal Corporation, a West Virginia corporation, with its chief executive offices at 5110 Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

                  "Elk Horn Deed of Trust" means, collectively, those certain Deeds of Trust, Security Agreement, Assignment and Fixture Filing covering the Elk Horn Real Property located in West Virginia, executed and delivered by Elk Horn, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Elk Horn Mortgages" means, collectively, those certain Open-End Mortgages, Leasehold Mortgages, Security Agreement, Assignment and Fixture Filing covering the Elk Horn Real Property located in Kentucky, executed and delivered by Elk Horn, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Elk Horn Real Property" means certain of Elk Horn's real property, leasehold interests, mineral rights and coal reserves located in Floyd, Pike, Magoffin, Johnson, Knott, Martin and Letcher Counties, Kentucky and Boone, Lincoln and Kanawha Counties, West

Virginia, as more particularly described in the Elk Horn Mortgages and the Elk Horn Deeds of Trust, respectively.

                  "Elk Horn Sale Agreement" means that certain Asset Purchase And Sale Agreement, dated the date hereof, by and among Borrower, Pen Coal, Elk Horn and Penn Virginia Coal Company, with respect to certain of Elk Horn's real property located in Boone, Lincoln and Kanawha Counties, West Virginia.

                  "Elk Horn Security Agreement" means the Amended and Restated Security Agreement dated as of June 3, 1998, executed and delivered by Elk Horn, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Elk Horn Suretyship Agreement" means the Amended and Restated Suretyship Agreement dated as of June 3, 1998, executed and delivered by Elk Horn, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Environmental Laws" has the meaning given to it in Section 4.18(a).

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Official Body or any third party, and which relate to any environmental condition or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by the Borrower or any of its Subsidiaries or (ii) any facility which received Hazardous Materials generated by the Borrower or any of its Subsidiaries.

                  "Environmental Lien" means any Lien in favor of any Official Body for Environmental Liabilities and Costs.

                  "Equity Issuance" means (a) any issuance or sale by the Borrower or any of the Eligible Subsidiaries of (i) any capital stock, (ii) any warrants or options exercisable in respect of capital stock, or (iii) any other security or instrument representing an equity interest (or the right to obtain any equity interest) in the Borrower or any of the Eligible Subsidiaries, or (b) the receipt by the Borrower or any of the Eligible Subsidiaries after the Closing Date of any capital contribution (whether or not evidenced by any equity security issued by the recipient of such contribution).

                  "ERISA" means the Employee Retirement Income Security Act of 1974 as in effect as of the date of this Agreement and as amended from time to time in the future.

                  "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a "controlled group" within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

                  "Event of Default" means any of the Events of Default described in Section 8.01 of this Agreement.

                  "Excess Cash Flow" means, with respect to Pen Holdings and its Consolidated Subsidiaries for any period, (i) Consolidated Net Income of Pen Holdings and its Consolidated Subsidiaries for such period, plus (ii) all non-cash items of Pen Holdings and its Consolidated Subsidiaries deducted in determining Consolidated Net Income for such period, less (iii) the sum of (A) all non-cash items of Pen Holdings and its Consolidated Subsidiaries included in determining Consolidated Net Income for such period, (B) all cash principal payments and prepayments on the Loans made during such period (but, in the case of the Revolving Loans, only to the extent that the Total Revolving Credit Commitment is permanently reduced by the amount of such payments), and all scheduled cash principal payments on other Debt of Pen Holdings and its Consolidated Subsidiaries during such period to the extent such other Debt is permitted to be incurred, and such payments are permitted to be made, under this Agreement, (C) the cash portion of Consolidated Capital Expenditures made by Pen Holdings and its Consolidated Subsidiaries during such period to the extent permitted to be made under this Agreement, and (D) the excess, if any, of Working Investment at the end of such period over Working Investment at the beginning of such period (or minus the excess, if any, of Working Investment at the beginning of such period over Working Investment at the end of such period).

                  "Existing Credit Agreement" has the meaning given to it in the recitals to this Agreement.

                  "Existing Debt" means the amount due and payable by the Borrower to the Existing Lenders under the Existing Credit Agreement on the Closing Date in respect of principal and interest which shall not exceed $40,000,000.

                  "Existing Lenders" has the meaning given to it in the recitals to this Agreement.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

                  "Final Maturity Date" means May 31, 2003, or such earlier date on which any Loan shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents.

                  "Foothill" has the meaning given to it in the preamble to this Agreement.

                  "GAAP" means generally accepted accounting principles (as such principles may change from time to time) applied on a consistent basis (except for changes in application with which the Borrower's independent certified public accountants concur), provided, that if there occurs after the date of this Agreement any change in GAAP that affects in any respect the calculation of any covenant contained in Section 7.16 hereof, the Agents and the Borrower shall negotiate in good faith amendments to the provisions of this Agreement that relate to the calculation of such covenant with the intent of having the respective positions of the Lenders and the Borrower after such change in GAAP conform as nearly as possible to their respective positions as of the date of this Agreement and, until any such amendments have been agreed upon, the covenants in Section 7.16 hereof shall be calculated as if no such change in GAAP has occurred.

                  "Hazardous Materials" means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, corrosivity, ignitability, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building components (including asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

                  "Hazardous Materials Certificate and Indemnification Agreement" means the Amended and Restated Hazardous Materials Certificate and Indemnification Agreement dated as of June 3, 1998, executed and delivered by the Borrower and the Sureties, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Hedging Agreement" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

                  "Highest Lawful Rate" means, with respect to the Agents or a Lender, the maximum non-usurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to the Agents or such Lender which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

                  "IMT Deficiency Agreement" has the meaning given to it in
Section 7.03.

                  "Indemnified Matters" has the meaning given to it in Section 11.15.

                  "Indemnitees" has the meaning given to it in Section 11.15.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

                  "Inventory" means all present and future inventory, wherever located, including all raw materials, work-in-process, and finished and semi-finished inventory of any kind, nature or description, wherever located, including (i) all minerals in whatever form, and including coal, fly ash, bottom ash or other ash, methane, sulfur, sulfur dioxide, and other by-products resulting from the processing of the coal mined by Borrower and its Consolidated Subsidiaries and other minerals and chemicals resulting from the mining or processing of coal, (ii) cast iron fittings, paint, belts and hoses, bolts and nuts, wire and wire products, welding supplies, tools, steel, rope, timber, railroad, spikes, railroad car parts and railroad crane parts, baghouse parts, pump parts, compressor parts, electrical parts, bearings, drills, bits and accessories and other parts and supplies, (iii) all wrapping, packaging, advertising and shipping materials, and (iv) any other personal property held for sale, exchange or lease or furnished or to be furnished or used or consumed in the business or in connection with the manufacturing, packaging, shipping, advertising, selling or finishing of such goods, inventory, merchandise and other personal property, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the Borrower and its Consolidated Subsidiaries and all right, title and interest therein and thereto; and further including all coal in which the Borrower and its Consolidated Subsidiaries have any interest which has been extracted from the Property, is in a coal stockpile and is held for sale by the Borrower and its Consolidated Subsidiaries in the ordinary course of business, together with all other present and future goods held for sale by the Borrower and its Consolidated Subsidiaries in the ordinary course of business, wherever located.

                  "Inventory Reserves" means reserves (determined from time to time by the Agents in their reasonable discretion) for (a) the estimated costs relating to unpaid freight charges, warehousing or storage charges, taxes, duties, and other similar unpaid costs associated with the acquisition of Eligible Inventory by the Borrower and any Surety, plus (b) the estimated reclamation claims of unpaid sellers of Inventory sold to the Borrower or any Surety that arise under the Code and/or the Bankruptcy Code, plus (c) adverse facts and circumstances relating to the Inventory as determined by the Agents based upon any audit of the Borrower and/or any Surety conducted by any Agent or based upon the physical survey or ground inspection of Inventory delivered to the Agents upon any Agent's reasonable request.

                  "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

                  "Lease Obligation" means an obligation of a lessee under a lease of any tangible or intangible property (whether real, personal or mixed), including with respect to any period under any such lease, the aggregate amounts payable by such lessee to or on behalf of the lessor for such period, including property taxes, insurance, interest and amortized charges which such lessee is required to pay pursuant to such lease. Whenever it is necessary to determine the amount of Lease Obligations for any period with respect to which any of the rentals under the relevant lease are not definitely determinable by the terms of the lease, all such rentals will be estimated in a reasonable amount for such period.

                  "Lenders" has the meaning given to it in preamble to this Agreement.

                  "Liabilities" has the meaning given to it in Section 2.07.

                  "Lien" means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature, including, but not limited to, any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan(s)" means the Revolving Loans and the Term Loans.

                  "Loan Account" means an account maintained hereunder by the Administrative Agent on its books of account, at the Payment Office and with respect to the Borrower, in which the Borrower will be charged with all Loans made to the Borrower.

                  "Loan Document" or "Loan Documents" means singularly or collectively, as the context may require: (i) this Agreement, (ii) the Notes,
(iii) the Assignment Agreement, (iv) the Resignation and Appointment Agreement,
(v) the Omnibus Amendments, (vi) the Security Agreements, (vii) the UCC-1 financing statements filed in accordance with the Security Agreements and the Deeds of Trust and the Mortgages and the UCC-3 financing statement amendments and/or assignments filed from time to time in connection therewith, (viii) the Suretyship Agreements, (ix) the Deeds of Trust, (x) the Mortgages, (xi) the Hazardous Materials Certificate and Indemnity Agreement, (xii) the Subsidiary Notes, (xiii) the Subsidiary Security Agreements and the Subsidiary Assignment of Leases and Royalties, (xiv) the Subsidiary Deeds of Trust and the Subsidiary Mortgages, (xv) the Assignment of Subsidiary Security Documents, (xvi) the Pledge Agreements, (xvii) the Collateral Assignment of Coal Purchase Agreements, (xviii) the Assignment of Leases and Royalties, (xix) the Collateral Assignment of Operating Agreements, (xx) the Collateral Assignment of Contract Mining Agreements, (xxi) the Collateral Assignment of Coal Supply Agreements, (xxii) the "Collateral Assignment of Governmental Agency Accounts", (xxiii) any Hedging Agreements and (xxiv) any and all other documents, instruments, certificates and agreements executed and delivered in connection with this Agreement, as any of them may be amended, modified, extended or supplemented from time to time.

                  "Loan Servicing Fee" has the meaning given to it in Section 2.06(d).

                  "Lockbox Bank" has the meaning given to it in Section 9.01.

                  "Lockboxes" has the meaning given to it in Section 9.01.

                  "Long Term Projections" has the meaning given to it in Section 4.12(c).

                  "Marine Terminals" means Marine Terminals Incorporated, a Missouri corporation with its chief executive offices at 5110 Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

                  "Marine Terminals Security Agreement" means the Security Agreement dated as of June 3, 1998, executed and delivered by Marine Terminals, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Marine Terminals Suretyship Agreement" means the Suretyship Agreement dated as of June 3, 1998, executed and delivered by Marine Terminals, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Marshall Miller Valuation" means the Orderly Liquidation And Forced Liquidation Value Estimates Of Select Pen Holdings, Inc.'s Assets dated May 2001, prepared by Marshall Miller & Associates.

                  "Material Adverse Effect" means any matter, item, circumstance or state of events which, in the discretion of the Agents, (i) results or is reasonably likely to result in a material interruption, disturbance or impediment to the operation of the business of the Borrower and its Consolidated Subsidiaries in the ordinary course of their business, (ii) has or is reasonably likely to have a material adverse effect on the business, financial condition, prospects, operations or assets of the Borrower and its Consolidated Subsidiaries, or (iii) has or is reasonably likely to have a material adverse effect on the ability of the Borrower, the Eligible Subsidiaries or the Sureties to perform their obligations under this Agreement or the other Loan Documents.

                  "Material Agreements" has the meaning given to it in Section
4.25 of this Agreement.

                  "Material Collateral" has the meaning given to it in Section
6.20 of this Agreement.

                  "Mobile Equipment" means all equipment which is (a) mobile,
(b) of a type normally used in more than one jurisdiction, and (c) which is used or useful in connection with the coal mining, extraction and development activities of the Borrower or any of the Eligible Subsidiaries.

                  "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

                  "Net Amount of Eligible Accounts Receivable" means the aggregate unpaid invoice amount of Eligible Accounts Receivable less, without duplication, sales, excise or similar taxes, returns, discounts, chargebacks, claims, advance payments, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect to such Eligible Accounts Receivable.

                  "Net Available Proceeds" means:

                  (a) in the case of any Disposition, an amount (not less than $0) equal to the amount of Net Cash Payments received by the Borrower or any of its Consolidated Subsidiaries in connection with such Disposition; and

                  (b) in the case of any Debt Issuance or Equity Issuance (other than Debt Issuances or Equity Issuances which are purchase money transactions or transactions undertaken in connection with the acquisition of Property which is used or useful in the business of the Borrower and its Consolidated Subsidiaries and which do not result in the receipt by the Borrower or its Consolidated Subsidiaries of cash or Cash Equivalents), the aggregate amount of all cash received by the Borrower and its Consolidated Subsidiaries in respect of such Debt Issuance or Equity Issuance, as the case may be, net of reasonable expenses incurred by the Borrower and its Consolidated Subsidiaries in connection therewith.

                  "Net Cash Payments" means, with respect to any Disposition, the aggregate amount of all cash payments (including all cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when cash is received), and the fair market value of any non-cash consideration (other than the fair market value of any notes or receivables which represent deferred purchase price), received by the Borrower or its Consolidated Subsidiaries directly or indirectly in connection with such Disposition; provided that Net Cash Payments shall be net of (a) the amount of any legal, title and recording tax expenses, commissions and other customary fees and expenses paid by the Borrower and its Consolidated Subsidiaries in connection with such Disposition, (b) any federal, state and local income or other taxes reasonably estimated to be payable by the Borrower and its Consolidated Subsidiaries as a result of such Disposition (but only to the extent that such estimated taxes are actually paid during the 12 month period following the date of such Disposition), (c) any repayments by the Borrower or its Consolidated Subsidiaries of Debt to the extent that such Debt is secured by a Lien on the Property that is the subject of such Disposition,
(d) appropriate amounts provided as a reserve in accordance with GAAP against liabilities associated with the property subject to the Disposition, including indemnification or severance costs, until such time as such amounts are no longer reserved, (e) all payments with respect to liabilities associated with the property subject to the Disposition, including trade payables and other accrued liabilities, and (f) all distributions and other payments required to be made or made on a pro rata basis to minority interest holders in the entity effecting the Disposition.

                  "Non-Core Assets" means (i)(A) the ownership interest of Marine Terminals in or the international marine terminal owned by International Marine Terminals, (B) the office building located at 5110 Maryland Way, Brentwood, Tennessee owned by the Borrower, (C) assets associated with the lumber business operated by Consolidated Subsidiaries of the Borrower, (D) the Big Sandy River Terminal, (E) the stock of Pen Cotton Company, Pen Hardwood, or Marine Terminals, and (F) the ownership interest of Pen Hardwood in or the assets of Camden Hardwood, and (ii) other Property which is owned by the Borrower or its Consolidated Subsidiaries and which is not generally accounted for or generally known to be included in the coal division of Pen Holdings, provided that any such Property is not used or useful in the coal operations of Pen Holdings and its Consolidated Subsidiaries.

                  "Notice of Borrowing" has the meaning given to it in Section 2.02(a).

                  "Note" or "Notes" means, collectively, (i) the revolving credit notes of Pen Holdings executed and delivered to the Existing Lenders pursuant to the Existing Credit Agreement and assigned to the Lenders pursuant to the Assignment Agreement, and (ii) any other note or notes of Pen Holdings executed and delivered pursuant to this Agreement, in each case, together with all extensions, renewals, refinancings or refundings in whole or in part.

                  "Obligations" means all present and future Debt, obligations, and liabilities of the Borrower to the Agents and the Lenders, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in
Section 8.01(l). Without limiting the generality of the foregoing, the Obligations of the Borrower under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, reasonable attorneys' fees and disbursements, indemnities and other amounts payable by the Borrower under the Loan Documents, and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that any Agent or any Lender (in its sole discretion) may elect to pay or advance on behalf of the Borrower in accordance with the terms of this Agreement.

                  "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                  "OLV" means, with respect to any Collateral, the orderly liquidation value thereof, as determined by the Agents pursuant to an appraisal, using a methodology, and performed by an appraiser, reasonably satisfactory to the Agents, net of estimated liquidation expenses with respect to such Collateral, as determined by the Agents.

                  "Omnibus Amendments" means, collectively, (i) the Omnibus Amendment - Personal Property, (ii) the Omnibus Amendment of Security Instruments - Kentucky, and (iii) the Omnibus Amendment of Security Instruments
- West Virginia, each dated as of the date hereof, executed by the Borrower, each Surety, each Agent and each Lender.

                  "Operating Agreements" means all rail agreements, transportation agreements, operating agreements, mining agreements and any and all other agreements of the Borrower or any Eligible Subsidiary with third parties which are necessary or material to the operations of the Borrower or any of the Eligible Subsidiaries.

                  "Operating Lease Obligations" means all Lease Obligations other than Capitalized Lease Obligations.

                  "Other Taxes" has the meaning given to it in Section 2.08(a)(iii).

                  "Participant Register" has the meaning given to it in Section 11.07(b)(v).

                  "Payment Office" means the office of the bank or other financial institution designated by the Administrative Agent from time to time where the Administrative Agent maintains an account, to which account the Borrower shall make all payments to the Administrative Agent under this Agreement and the other Loan Documents.

                  "PBGC" means the Pension Benefit Guaranty Corporation established under Title IV of ERISA or any successor to the PBGC.

                  "Pen Coal" means Pen Coal Corporation, a Tennessee corporation, with its chief executive offices at 5110 Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

                  "Pen Coal Deeds of Trust" means, collectively, those certain Credit Line Deeds of Trust, Leasehold Credit Line Deeds of Trust, Security Agreement, Assignment and Fixture Filing covering the Pen Coal Real Property located in West Virginia, executed and delivered by Pen Coal, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Pen Coal Mortgage" means that certain Open-End Mortgage, Leasehold Mortgage, Security Agreement, Assignment and Fixture Filing covering the Pen Coal Real Property located in Kentucky, executed and delivered by Pen Coal, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Pen Coal Real Property" means (i) Pen Coal's real property, leasehold interests, mineral rights and coal reserves located in Logan, Wayne, Lincoln and Mingo Counties, West Virginia, as more particularly described in the Pen Coal Deeds of Trust, (ii) Lawrence, Martin and Floyd Counties, Kentucky, as more particularly described in the Pen Coal Mortgages, (iii) Pen Coal's real property, fixtures and other property interests comprising the Devils Trace Preparation Plant located in Wayne County, West Virginia, and (iv) the Big Sandy River Terminal.

                  "Pen Coal Security Agreement" means the Amended and Restated Security Agreement dated as of June 3, 1998, executed and delivered by Pen Coal, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Pen Coal Suretyship Agreement" means the Amended and Restated Suretyship Agreement dated as of June 3, 1998, executed and delivered by Pen Coal, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Pen Cotton Company" means Pen Cotton Company, a Tennessee corporation with its chief executive offices at 5110 Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

                  "Pen Cotton Company Security Agreement" means the Security Agreement dated as of June 3, 1998, executed and delivered by Pen Cotton Company, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Pen Cotton Company Suretyship Agreement" means the Suretyship Agreement dated as of June 3, 1998, executed and delivered by Pen Cotton Company, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Pen Hardwood" means Pen Hardwood Company, a Tennessee corporation with its chief executive offices at 5110 Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

                  "Pen Hardwood Security Agreement" means the Security Agreement dated as of June 3, 1998, executed and delivered by Pen Hardwood, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Pen Hardwood Suretyship Agreement" means the Suretyship Agreement dated as of June 3, 1998, executed and delivered by Pen Hardwood, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Pen Holdings" means Pen Holdings, Inc., a Tennessee corporation with its chief executive offices at 5110 Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

                  "Pen Holdings Charter" means the Charter of Pen Holdings, Inc. filed of record with the Secretary of State of Tennessee, as amended by amendment to charter of Pen Holdings, Inc. dated as of, and filed with the Secretary of State of Tennessee on, January 3, 1996.

                  "Pen Holdings Security Agreement" means the Amended and Restated Security Agreement dated as of June 3, 1998, executed and delivered by Pen Holdings, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Pen Land" means Pen Land Company, a Delaware corporation with its chief executive offices at 5110 Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

                  "Pen Land Lease" means, collectively or individually as the context may require, the lease and the sublease, each dated as of May 31, 2001, by and between Penn Virginia Coal Company, as lessor, and Pen Land, as lessee, as amended, modified or supplemented from time to time.

                  "Pen Land Mortgage" means that certain, Leasehold Mortgage, Security Agreement, Assignment and Fixture Filing covering the Pen Land Lease, executed and delivered by Pen Land, as amended, modified or supplemented from time to time, and delivered to the Collateral Agent.

                  "Pen Land Security Agreement" means the Security Agreement, dated as of the Closing Date, executed and delivered by Pen Land, as amended, modified or supplemented from time to time, and delivered to the Collateral Agent.

                  "Pen Land Suretyship Agreement" means the Suretyship Agreement, dated as of the Closing Date, executed and delivered by Pen Land, as amended, modified or supplemented from time to time, and delivered to the Collateral Agent.

                  "Permit" means, for any Person, all rights, franchises, permits, authorities, licenses, certificates of approval, consents, orders or authorizations, including licenses and other authorizations issuable by an Official Body, which pursuant to applicable Law are necessary to permit such Person lawfully to conduct and operate its business as currently conducted and to own and use its assets.

                  "Person" means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

                  "Plan" means any deferred compensation program, including both single and multi-employer plans, subject to Title IV of ERISA and established and maintained for employees of the Borrower or any Subsidiary or any controlled group of trades or businesses under common control as defined respectively in Sections 1563 and 414(c) of the Internal Revenue Code of 1986, as amended, of which the Borrower or any Subsidiary is or becomes a part.

                  "Plan Employer" means the appropriate Borrower or Surety or any other Consolidated Subsidiary which is the sponsor or contributor to a Plan for the benefit of some or all of its or their employees.

                  "Pledge Agreements" means the Pledge and Security Agreements dated as of June 3, 1998, executed and delivered by Pen Holdings and any Subsidiary of Pen Holdings which owns capital stock of an Active Subsidiary, pledging all of the issued and outstanding stock of (x) Pen Coal, Elk Horn, River Marine, Pen Cotton Company, Pen Hardwood, Pen Land and Marine Terminals, and (y) any other Active Subsidiaries, whether in existence at the Closing Date or thereafter, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Post-Default Rate" means a rate of interest per annum equal to the rate of interest otherwise in effect from time to time pursuant to the terms of this Agreement plus 4%.

                  "Potential Default" means any event or condition which with notice or the passage of time would constitute an Event of Default.

                  "Pro Rata Share" means:

                  (a) with respect to a Lender's obligation to make
Revolving Loans and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment, by (ii) the Total Revolving Credit Commitment;

provided, that, if the Revolving Credit Commitments have been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Revolving Loans (including Agent Advances) and the denominator shall be the aggregate unpaid principal amount of all of the Revolving Loans (including Agent Advances);

                  (b) with respect to a Lender's obligation to make the Term Loan and receive payments of interest, fees, and principal with respect thereto, the percentage obtained by dividing (i) such Lender's Term Loan Commitment, by (ii) the Total Term Loan Commitment; provided that, if the Term Loan Commitments have been reduced to zero, the numerator shall be the aggregate unpaid principal amount of such Lender's Term Loan and the denominator shall be the aggregate unpaid principal amount of the Term Loan; and

                  (c) with respect to all other matters (including the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (i) the sum of such Lender's Commitment, by (ii) the sum of the Total Commitment; provided, that if such Lender's Commitment shall have been reduced to zero, such Lender's Commitment shall be the aggregate unpaid principal amount of such Lender's Loans and if the Total Commitment shall have been reduced to zero, the Total Commitment shall be the aggregate unpaid principal amount of all Loans.

                  "Prohibited Transaction" means a transaction which is prohibited under Section 4975 of the Internal Revenue Code or Section 406 of ERISA.

                  "Projections" has the meaning given to it in Section 4.12(c).

                  "Property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Qualified Acquisition" means (a) any acquisition by any of the Borrower and its Consolidated Subsidiaries of a coal industry business (whether by asset purchase, merger or purchase of stock or other equity interests) or (b) any acquisition by any of the Borrower and its Consolidated Subsidiaries outside the ordinary course of business of Property (other than Mobile Equipment) which is used or useful in connection with the coal industry businesses operated by the Borrower and its Eligible Subsidiaries.

                  "Rating Agencies" has the meaning given to it in Section 2.07.

                  "Reference Bank" means The Chase Manhattan Bank, its successors or any other commercial bank designated by the Agents to the Borrower from time to time.

                  "Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference

Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Register" has the meaning given to it in Section 11.07(b).

                  "Registered Loan" has the meaning given to it in Section 11.07(b).

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

                  "Remedial Action" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by CERCLA.

                  "Reportable Event" means any of the events set forth in
Section 4043(c) of ERISA or the regulations thereunder, except for any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations.

                  "Required Lenders" means, at any time, Lenders the Pro Rata Shares of which aggregate at least 65%.

                  "Resignation and Appointment Agreement" means the resignation and appointment agreement, substantially in the form of Exhibit B hereto, by and among Mellon Bank, N.A., as agent under the Existing Credit Agreement, the Collateral Agent, the Administrative Agent and the Borrower.

                  "Responsible Officer" of the Borrower or a Surety means the president, any senior vice president, any vice president, the controller, the treasurer or any assistant treasurer.

                  "Revolving Credit Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1.01(A), as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                  "Revolving Loan" means a revolving loan outstanding on the Closing Date pursuant to Section 2.01(a) or made by a Lender to the Borrower pursuant to Section 2.01(b).

                  "Revolving Loan Borrowing Base" means, at any time, the difference between (i) the sum of (A) up to 85% of the value of the Net Amount of Eligible Accounts Receivable at such time plus (B) the lesser of (x) up to 50% of the Book Value of the Eligible Inventory at such time and (y) $2,000,000 and (ii) the sum of (A) the Inventory Reserves plus (B) such other reserves as the Agents may from time to time deem appropriate in the exercise of their reasonable business judgment based upon the lending practices of the Agents, consistent with the practices customary in the commercial finance industry generally.

                  "Revolving Loan Lender" means a Lender with a Revolving Credit Commitment.

                  "Revolving Loan Obligations" means any Obligations with respect to the Revolving Loans (including the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

                  "River Marine" means River Marine Terminals, Inc., a West Virginia corporation with its chief executive offices at 5110 Maryland Way, Third Floor Center Court Building, Brentwood, Tennessee 37027.

                  "River Marine Deed of Trust" means that certain Credit Line Deed of Trust, Security Agreement, Assignment and Fixture Filing covering the River Marine Real Property, executed and delivered by River Marine, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "River Marine Real Property" means certain of River Marine's real property, fixtures and other property interests comprising the Wayne County River Terminal owned by River Marine and located in Wayne County, West Virginia, as more particularly described in the River Marine Deed of Trust.

                  "River Marine Security Agreement" means the Amended and Restated Security Agreement dated as of June 3, 1998, executed and delivered by River Marine, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "River Marine Suretyship Agreement" means the Amended and Restated Suretyship Agreement dated as of June 3, 1998, executed and delivered by River Marine, as amended, modified or supplemented from time to time, and assigned to the Collateral Agent pursuant to the Assignment Agreement.

                  "Security Agreements" means individually or collectively the Elk Horn Security Agreement, the Pen Coal Security Agreement, the River Marine Security Agreement, the Pen Holdings Security Agreement, the Pen Land Security Agreement, the Marine Terminals Security Agreement, the Pen Cotton Company Security Agreement and the Pen Hardwood Security Agreement.

                  "Securitization" has the meaning given to it in Section 2.07.

                  "Securitization Parties" has the meaning given to it in
Section 2.07.

                  "Senior Note Documents" means the Senior Notes and the Senior
Note Indenture.

                  "Senior Note Indenture" means the Indenture under which the Senior Notes were issued and are outstanding.

                  "Senior Notes" means the senior, unsecured notes of the Borrower due 2008 in the aggregate principal amount equal to $100,000,000.

                  "Settlement Period" has the meaning given to it in Section 2.02(d).

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

                  "State Superfund Law" has the meaning given to it in Section 4.18(b).

                  "Subordinated Debt" means Debt of the Borrower the terms of which are satisfactory to the Agents and which has been expressly subordinated in right of payment to all Debt of the Borrower under the Loan Documents (i) by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Agents, or (ii) otherwise on terms and conditions (including subordination provisions, payment terms, interest rates, covenants, remedies, defaults and other material terms) satisfactory to the Agents.

                  "Subsidiary" means, with respect to any Person at any date, any corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding Capital Stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such Person, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (C) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person.

                  "Subsidiary Deeds of Trust" means, individually or collectively, those deeds of trust or mortgages, executed and delivered by each of the Eligible Subsidiaries in favor of Pen Holdings and assigned by Pen Holdings to the Collateral Agent. The lien of the Subsidiary Deeds of Trust shall be junior to the liens of the Deeds of Trust.

                  "Subsidiary Loan" has the meaning given to it in Section 7.04(b).

                  "Subsidiary Notes" means, individually or collectively, those promissory notes and amended and restated demand promissory notes, each dated June 3, 1998 or February 1, 1999 or the Closing Date, executed and delivered by each of the Eligible Subsidiaries in favor of Pen Holdings, and assigned by Pen Holdings to the Collateral Agent.

                  "Subsidiary Security Agreements" means, individually or collectively, those Amended and Restated Security Agreements or Security Agreements each dated June 3, 1998 or February 1, 1999, and the Pen Land Security Agreement, executed and delivered by each of the Eligible Subsidiaries in favor of Pen Holdings, and assigned by Pen Holdings to the Collateral Agent.

                  "Subsidiary Security Documents" means, individually or collectively, the Subsidiary Deeds of Trust, the Subsidiary Notes, and the Subsidiary Security Agreements.

                  "Sureties" mean all of, and "Surety" means any of, Elk Horn, Pen Coal, Pen Land, River Marine, Pen Cotton Company, Pen Hardwood and Marine Terminals.

                  "Suretyship Agreements" means, individually or collectively, the Elk Horn Suretyship Agreement, the Pen Coal Suretyship Agreement, the Pen Land Suretyship Agreement, the River Marine Suretyship Agreement, the Pen Cotton Company Suretyship Agreement, the Marine Terminals Suretyship Agreement and the Pen Hardwood Suretyship Agreement.

                  "Taxes" has the meaning given to it in Section 2.08(a).

                  "Term Loan" means a term loan made by a Lender to the Borrower pursuant to Section 2.01(a).

                  "Term Loan Borrowing Base" means, at any time, the difference between (i) the lesser of (A) the sum of (x) up to 45% of the aggregate OLV of the Mobile Equipment (other than leased equipment) and mineral reserves of the Borrower and the Sureties and (y) up to 45% of the aggregate DSV of the property, plant (other than plant assets) and fixed equipment (other than leased equipment) of the Borrower and the Sureties and (B) up to 60% of the aggregate DSV of the property, plant (other than plant assets), fixed equipment (other than leased equipment) and mineral reserves of the Borrower and the Sureties and
(ii) such reserves as the Agents may from time to time deem appropriate in the exercise of their reasonable business judgment based upon the lending practices of the Agents, consistent with the practices customary in the commercial finance industry.

                  "Term Loan Commitment" means, as to any Lender, the obligation of such Lender to make up to two Term Loans to the Borrower in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule 1.01(A).

                  "Term Loan Lender" means a Lender with a Term Loan Commitment.

                  "Term Loan Obligations" means any Obligations with respect to the Term Loans (including the principal thereof, the interest thereon, and the fees and expenses specifically related thereto).

                  "Termination Event" means (i) a Reportable Event, (ii) a distress termination of a Defined Benefit Plan, or the treatment of a Defined Benefit Plan amendment as a distress termination of such Plan under Section 4041 of ERISA, or the filing of a notice of intent to terminate a Defined Benefit Plan as a distress termination under Section 4041 of ERISA, or (iii) the institution of proceedings to terminate a single employer Plan by the PBGC under Section 4042 of ERISA.

                  "Total Commitment" means the sum of the Total Revolving Credit Commitment and the Total Term Loan Commitment.

                  "Total Revolving Credit Commitment" means the sum of the amounts of the Lender's Revolving Credit Commitments.

                  "Total Term Loan Commitment" means the sum of the amounts of the Lender's Term Loan Commitments.

                  "Unused Line Fee" has the meaning given to it in Section 2.06(c).

                  "Welfare Benefit Plan" means a plan providing health, welfare or other benefits as defined in Section 3(1) of ERISA.

                  "Working Investment" means, at any date of determination thereof, (i) the sum, for Pen Holdings and its Consolidated Subsidiaries, of (A) the unpaid face amount of all Accounts Receivable of Pen Holdings and its Consolidated Subsidiaries as at such date of determination, plus (B) the aggregate amount of prepaid expenses and other current assets of Pen Holdings and its Consolidated Subsidiaries as at such date of determination, minus (ii) the sum, for Pen Holdings and its Consolidated Subsidiaries, of (A) the unpaid amount of all accounts payable of Pen Holdings and its Consolidated Subsidiaries as at such date of determination, plus (B) the aggregate amount of all accrued expenses of Pen Holdings and its Consolidated Subsidiaries as at such date of determination (but, excluding from accounts payable and accrued expenses, the current portion of long-term debt and all accrued interest and taxes).

                  1.02 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. References in this Agreement to "determination" by any Agent include good faith estimates by such Agent (in the case of quantitative determinations) and good faith beliefs by such Agent (in the case of qualitative determinations).

         1.03 Accounting and Other Terms. Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP applied on a basis consistent with those used in preparing the financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Agents and the Lenders prior to the Closing Date and referred to in
Section 4.12(a). All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the "Uniform Commercial Code") and which are not otherwise defined herein shall have the same meanings herein as set forth therein.

         1.04 Time References. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day. For purposes of the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding"; provided, however, that with respect to a computation of fees or interest payable to any Agent or any Lender, such period shall in any event consist of at least one full day.

                                   ARTICLE II

                                   THE CREDIT

         2.01 Existing Loans; Commitments. (a) Pursuant to the provisions of the Existing Credit Agreement, the Existing Lenders made loans to the Borrower, the aggregate outstanding principal amount of which, immediately prior to the effectiveness of this Agreement, is $38,671,000, and the aggregate accrued and unpaid interest on which, immediately prior to the effectiveness of this Agreement, is $360,031.24. Upon the effectiveness of this Agreement on the Closing Date, (i) such aggregate outstanding principal amount shall be Loans outstanding under this Agreement, allocated among the Loans of the Lenders and in accordance with the respective Commitments of the Lenders as set forth in
Schedule 1.01A, (ii) the Borrower shall owe each Lender the Revolving Loans and the Term Loan set forth opposite such Lender's name under the applicable headings in Schedule 1.01A and (iii) such aggregate accrued and unpaid interest shall be paid in full in cash to the Existing Lenders. The Borrower represents that the proceeds of all such loans made under the Existing Credit Agreement have been applied as set forth in the Existing Credit Agreement.

                  (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth:

                           (i)      each Revolving Loan Lender severally agrees
to make Revolving Loans to the Borrower at any time and from time to time from the Closing Date to the Final Maturity Date, or until the earlier reduction of its Revolving Credit Commitment to zero in accordance with the terms hereof, in an aggregate principal amount of Revolving Loans at any time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment; and

                           (ii)     each Term Loan Lender severally agrees to
make a Term Loan within three (3) Business Days of receipt after the Closing Date and before November 30, 2001 by the Term Loan Lenders of an update to the Marshall Miller Valuation or such other written report or appraisal of the Collateral, in form, scope and methodology, and by an appraiser, acceptable to the Term Loan Lenders, in an aggregate principal amount not to exceed such Lender's Pro Rata Share of the difference (if positive) between (1) the lower of
(x) the Total Term Loan Commitment and (y) the then current Term Loan Borrowing Base (as calculated based upon such update to the Marshall Miller Valuation) and
(2) $29,500,000.

                  (c)      Notwithstanding the foregoing provisions of this
Section 2.01, the aggregate principal amount of Revolving Loans outstanding at any time to the Borrower shall not exceed the lower of (A) the Total Revolving Credit Commitment and (B) the then current Revolving Loan Borrowing Base. The Revolving Credit Commitment of each Revolving Loan Lender shall automatically and permanently be reduced to zero on the Final Maturity Date. Within the foregoing limits, the Borrower may borrow, repay and reborrow, on or after the Closing Date and prior to the Final Maturity Date, subject to the terms, provisions and limitations set forth herein.

                  (d)      Notwithstanding the foregoing provisions of this
Section 2.01, the aggregate principal amount of the Term Loans made shall not exceed the Total Term Loan Commitment. The Term Loan Commitment of each Term Loan Lender shall automatically and permanently be reduced to zero at 4:00 p.m. (New York City time) on the earlier of the date, if any, on which Term Loans are made pursuant to Section 2.01(b)(ii) and November 30, 2001. Any principal amount of the Term Loan which is repaid or prepaid may not be reborrowed.

         2.02 Making the Loans. (a) With respect to each Loan other than Loans outstanding pursuant to Section 2.01(a), the Borrower shall give the Administrative Agent prior telephonic notice (immediately confirmed in writing, in substantially the form of Exhibit B hereto (a "Notice of Borrowing"), not later than 12:00 noon (New York City time) on the borrowing date of the proposed
Loan). Such Notice of Borrowing shall be irrevocable and shall specify (i) the principal amount of the proposed Loan, (ii) in the case of any additional Loans requested on the Closing Date, whether such Loan is requested to be a Revolving Loan or the Term Loan, (iii) the use of the proceeds of such proposed Loan, and
(iv) the proposed borrowing date, which must be a Business Day, and, with respect to the Term Loan, must be the Closing Date. The Administrative Agent and the Lenders may act without liability upon the basis of written, telecopied or telephonic notice believed by the Administrative Agent in good faith to be from the Borrower (or from any Responsible Officer thereof designated in writing purportedly from the Borrower to the Administrative Agent). The Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of any such telephonic Notice of Borrowing. The Administrative Agent and each Lender shall be entitled to rely conclusively on any Responsible Officer's authority to request a Loan on behalf of the Borrower until the Administrative Agent receives written notice to the contrary. The Administrative Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing.

                  (b)      Each Notice of Borrowing pursuant to this Section
2.02 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. Each

Revolving Loan shall be made in a minimum amount of $50,000 and shall be in an integral multiple of $1,000.

                  (c)      (i)      Except as otherwise provided in this Section
2.02(c), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares of the Total Revolving Credit Commitment and the Total Term Loan Commitment, as the case may be, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligations to make a Loan requested hereunder, nor shall the Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder, and each Lender shall be obligated to make the Loans required to be made by it by the terms of this Agreement regardless of the failure by any other Lender.

                           (ii)     Notwithstanding any other provision of this
Agreement, and in order to reduce the number of fund transfers among the Borrower, the Agents and the Lenders, the Borrower, the Agents and the Lenders agree that the Administrative Agent may (but shall not be obligated to), and the Borrower and the Lenders hereby irrevocably authorize the Administrative Agent to, fund, on behalf of the Lenders with a Revolving Credit Commitment, Revolving Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in Section 2.02(d); provided, however, that (a) the Administrative Agent shall in no event fund any such Revolving Loans if the Administrative Agent shall have received written notice from the Collateral Agent or the Required Lenders prior to the time of the proposed Revolving Loan that one or more of the conditions precedent contained in Article V will not be satisfied at the time of the proposed Revolving Loan, and (b) the Administrative Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Article V have been satisfied. If the Borrower gives a Notice of Borrowing requesting a Revolving Loan and the Administrative Agent elects not to fund such Revolving Loan on behalf of the Revolving Loan Lenders, then promptly after receipt of the Notice of Borrowing requesting such Revolving Loan, the Administrative Agent shall notify each Revolving Loan Lender of the specifics of the requested Revolving Loan and that it will not fund the requested Revolving Loan on behalf of the Revolving Loan Lenders. If the Administrative Agent notifies the Revolving Loan Lenders that it will not fund a requested Revolving Loan on behalf of such Revolving Loan Lenders, each Revolving Loan Lender shall make its Pro Rata Share of the Revolving Loan available to the Administrative Agent, in immediately available funds, at the Payment Office no later than 3:00 p.m. (New York City time) (provided that the Administrative Agent requests payment from such Revolving Loan Lender not later than 1:00 p.m. (New York City time) on such day) on the date of the proposed Revolving Loan. The Administrative Agent will make the proceeds of such Revolving Loans available to the Borrower on the day of the proposed Revolving Loan by causing an amount, in immediately available funds, equal to the proceeds of all such Revolving Loans received by the Administrative Agent at the Payment Office or the amount funded by the Administrative Agent on behalf of the Revolving Loan Lenders to be deposited in an account designated by the Borrower.

                           (iii)    If the Administrative Agent has notified the
Revolving Loan Lenders that the Administrative Agent, on behalf of such Revolving Loan Lenders, will fund a particular Revolving Loan pursuant to
Section 2.02(c)(ii), the Administrative Agent may assume that each such Revolving Loan Lender has made such amount available to the Administrative

Agent on such day and the Administrative Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrower on such day. If the Administrative Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Administrative Agent by any such Revolving Loan Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Administrative Agent for its own account.

                           (iv)     othing in this Section 2.02(c) shall be
deemed to relieve any Revolving Loan Lender from its obligations to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

                  (d)      (i)      With respect to all periods for which the
Administrative Agent has funded Revolving Loans pursuant to Section 2.02(c), on Friday of each week, or if the applicable Friday is not a Business Day, then on the following Business Day, or such shorter period as the Administrative Agent may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Administrative Agent shall notify each Revolving Loan Lender of the unpaid principal amount of the Revolving Loans outstanding as of the last day of each such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding on the last day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Revolving Loan Lender's initial funding), each Revolving Loan Lender shall promptly (and in any event not later than 2:00 p.m. (New York City time) if the Administrative Agent requests payment from such Lender not later than 12:00 noon (New York City time) on such day) make available to the Administrative Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Administrative Agent shall promptly pay over to each Revolving Loan Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Administrative Agent shall so request at any time when a Potential Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Administrative Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Revolving Loan Lender shall promptly remit to the Administrative Agent or, as the case may be, the Administrative Agent shall promptly remit to each Revolving Loan Lender, sufficient funds to adjust the interests of the Revolving Loan Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each such Revolving Loan Lender's interest in the then outstanding Revolving Loans will be equal to its Pro Rata Share thereof. The obligations of the Administrative Agent and each Revolving Loan Lender under this Section 2.02(d) shall be absolute and unconditional. Each Revolving Loan Lender shall only be entitled to receive interest on its Pro Rata Share of the Revolving Loans which have been funded by such Revolving Loan Lender.

                           (ii)     In the event that any Revolving Loan Lender
fails to make any payment required to be made by it pursuant to Section 2.02(d)(i), the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Revolving Loan Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Reference Rate. During the period in which such Revolving Loan Lender has not paid such corresponding amount to the Administrative Agent, notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, the amount so advanced by the Administrative Agent to the Borrower shall, for all purposes hereof, be a Revolving Loan made by the Administrative Agent for its own account. Upon any such failure by a Revolving Loan Lender to pay the Administrative Agent, the Administrative Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Administrative Agent for its own account. Nothing in this Section 2.02(d)(ii) shall be deemed to relieve any Revolving Loan Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Administrative Agent or the Borrower may have against any Revolving Loan Lender as a result of any default by such Revolving Loan Lender hereunder.

         2.03 Repayment of Loans; Evidence of Debt. (a) The outstanding principal of all Revolving Loans shall be due and payable on the Final Maturity Date.


                  (b) The aggregate outstanding principal of the Term Loans shall be due and payable in six (6) installments. The first five (5) installments shall consist of payments on each date set forth below in the applicable amount opposite such date:

                                Date                               Amount
                                ----                               ------
                  February 28, 2002 and May 31, 2002            $  500,000

                  August 31, 2002, November 30, 2002            $1,000,000
                  and February 28, 2003

The last installment shall be in the amount of the then remaining aggregate unpaid principal amount of the Term Loans and shall be due and payable on the Final Maturity Date.

                  (c) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Debt of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (d) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (e) The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  (f) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Collateral Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.07) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         2.04 Interest. (a) Revolving Loans. Each Revolving Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the Reference Rate plus the Applicable Revolving Loan Margin.

                  (b) Term Loan. The Term Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to the Reference Rate plus the Applicable Term Loan Margin.

                  (c) Default Interest. To the extent permitted by law, upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, fees, indemnities or any other Obligations of the Borrower under this Agreement and the other Loan Documents, shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, at a rate per annum equal at all times to the Post-Default Rate.

                  (d) Interest Payment. Interest on each Loan shall be payable monthly, in arrears, on the first day of each month, commencing on the first day of the month following the month in which such Loan is made and at maturity (whether upon demand, by acceleration or otherwise). Interest at the Post-Default Rate shall be payable on demand. The Borrower hereby authorizes the Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account pursuant to Section 3.02 with the amount of any interest payment due hereunder.

                  (e) General. All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed.

         2.05     Reduction of Commitment; Prepayment of Loans.

                  (a)      Reduction of Commitments.

                           (i)      Revolving Credit Commitments. The Total
Revolving Credit Commitment shall terminate on the Final Maturity Date. The Borrower may, without premium or penalty, reduce the Total Revolving Credit Commitment to an amount (which may be zero) not less than the sum of (A) the aggregate unpaid principal amount of all Revolving Loans then outstanding and
(B) the aggregate principal amount of all Revolving Loans not yet made as to which a Notice of Borrowing has been given by the Borrower under Section 2.02. Each such reduction shall be in an amount which is an integral multiple of $1,000,000 (unless the Total Revolving Credit Commitment in effect immediately prior to such reduction is less than $1,000,000), shall be made by providing not less than five (5) Business Days' prior written notice to the Administrative Agent and shall be irrevocable. Once reduced, the Total Revolving Credit Commitment may not be increased. Each such reduction of the Total Revolving Credit Commitment shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share thereof.

                           (ii)     Term Loan Commitments. The Total Term Loan
Commitment shall terminate upon the earlier to occur of (A) the making by the Lenders of Term Loans to the Borrower in accordance with Section 2.01(a)(ii)(B) and (B) notice to the Borrower by the Administrative Agent that, based upon the update to the Marshall Miller Valuation referred to in Section 2.01(a)(ii)(B), no Term Loans shall be made by the Term Loan Lenders after the Closing Date.

                  (b)      Optional Prepayment.

                           (i)      Revolving Loans. The Borrower may prepay,
without penalty or premium, the principal of any Revolving Loan, in whole or in part.

                           (ii)     Term Loans. The Borrower may prepay, without
penalty or premium, the principal of the Term Loans, in whole, upon at least thirty (30) days' prior written notice to the Administrative Agent, or in part, upon at least five (5) Business Days' prior written notice to the Administrative Agent. Each prepayment made pursuant to this clause (b)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid. Each such prepayment shall be applied against the remaining installments of principal due on the Term Loans in the inverse order of maturity.

                  (c)      Mandatory Prepayment.

                           (i)      The Borrower will immediately prepay the
Revolving Loans at any time when the aggregate principal amount of all Revolving Loans exceeds the Revolving Loan Borrowing Base, to the full extent of any such excess. On each day that any Revolving Loans are outstanding, the Borrower shall hereby be deemed to represent and warrant to the Agents and the Lenders that the Revolving Loan Borrowing Base calculated as of such day equals or exceeds the aggregate principal amount of all Revolving Loans outstanding on such day.

                           (ii)     The Borrower will immediately prepay the
Term Loans at any time when the aggregate outstanding principal amount of all Term Loans (x) exceeds the Term Loan Borrowing Base, but only to the full extent of any such excess, and (y) in the event that the Total Revolving Credit Commitment is terminated for any reason.

                           (iii)    The Administrative Agent shall on each
Business Day apply all funds transferred to or deposited in the Payment Office, to the payment, in whole or in part, of the outstanding Revolving Loans.

                           (iv)     Within ten (10) days of delivery to the
Agents and the Lenders of audited annual financial statements pursuant to
Section 6.01(a), commencing with the delivery to the Agents and the Lenders of the financial statements for the fiscal year of the Borrower and its Consolidated Subsidiaries ended December 31, 2001, or, if such financial statements are not delivered to the Agents and the Lenders on the date such statements are required to be delivered pursuant to Section 6.01(a), ten (10) days after the date such statements are required to be delivered to the Agents and the Lenders pursuant to Section 6.01(a), the Borrower shall prepay the outstanding principal amount of the Term Loans (or, if the Term Loans have been paid in full, the Revolving Loans) in an amount equal to 50% of the Excess Cash Flow of the Borrower and its Consolidated Subsidiaries for such fiscal year.

                           (v)      Immediately upon any Disposition by the
Borrower or its Consolidated Subsidiaries pursuant to Section 7.08, the Borrower shall prepay the outstanding principal amount of the Term Loans (or, if the Term Loans have been paid in full, the Revolving Loans) in an amount equal to 100% of the Net Available Proceeds received by such Person in connection with such Disposition. Nothing contained in this subsection (v) shall permit the Borrower or any of its Consolidated Subsidiaries to make a Disposition of any property other than in accordance with Section 7.08.

                           (vi)     Upon any Equity Issuance or, except as
permitted by Section 7.02, upon any Debt Issuance by the Borrower or any of its Consolidated Subsidiaries, the Borrower shall prepay the outstanding amount of the Term Loans (or if the Term Loans have been paid in full, the Revolving Loans) in an amount equal to 100% of the Net Available Proceeds received by such Person in connection therewith. The provisions of this subsection (vi) shall not be deemed to be implied consent to any such issuance, incurrence or sale otherwise prohibited by the terms and conditions of this Agreement.

                           (vii)    Upon the loss, destruction or taking by
condemnation of any Collateral, the Borrower shall prepay the outstanding principal of the Term Loans (or, if the Term Loans have been paid in full, the Revolving Loans) in an amount equal to 100% of the insurance or other proceeds received by the Borrower or any of its Consolidated Subsidiaries in connection therewith, net of any reasonable expenses incurred in collecting such net proceeds provided, that, (i) except during the continuance of a Default or an Event of Default, proceeds from insurance covering loss, destruction or taking of any Collateral not in excess of $250,000 in the aggregate shall not be required to be so prepaid on the date of receipt of such proceeds to the extent such insurance proceeds are used to replace or restore the properties or assets in respect of which such proceeds were paid, provided, the Borrower delivers a certificate to the Collateral Agent on or prior to the date of receipt of such proceeds stating that such proceeds shall be used to replace or restore any such properties or assets within a period specified in such certificate not to exceed ____ days after the date of receipt of such proceeds (which certificate shall set forth estimates of the proceeds to be so expended) and (ii) if all or any portion of such proceeds not so applied to the repayment of the Loans are not so used within the period specified in such certificate furnished pursuant to clause (i) above, the Borrower shall, no later than the last day of such specified period, prepay Loans in accordance with this subsection (c)(vii) in an amount equal to such unused amount of such proceeds.

                           (viii)   Simultaneously with the receipt by the
Borrower or any of its Consolidated Subsidiaries of $100,000 or more in cash or other Property in connection with any tax refund or the proceeds of any judgment, settlement or otherwise in connection with any cause of action, the Borrower shall prepay the outstanding amount of the Term Loans (or if the Term Loans have been paid in full, the Revolving Loans) in an amount equal to 100% of the net proceeds received.

                  (d) Application of Payments. Each prepayment pursuant to subsections (c)(iv), (c)(v), (c)(vi), (c)(vii) and (c)(viii) above shall be applied, first, to the Term Loans, and second, to the Revolving Loans. Each such prepayment of the Term Loans shall be applied against the remaining installments of principal of the Term Loans in the inverse order of maturity.

                  (e) Interest and Fees. Any prepayment made pursuant to this Section 2.05 (other than prepayments made pursuant to subsections (c)(i) and (c)(iii) of this

Section 2.05) shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment, and if such prepayment would reduce the amount of the outstanding Loans to zero at a time when the Total Revolving Credit Commitment has been terminated, such prepayment shall be accompanied by the payment of all fees accrued to such date pursuant to Section 2.06.

                  (f) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.05, payments with respect to any subsection of this
Section 2.05 are in addition to payments made or required to be made under any other subsection of this Section 2.05.

         2.06     Fees.

                  (a) Closing Fee. On or prior to the Closing Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable closing fee (the "Closing Fee") equal to $705,000, which shall be deemed fully earned when paid.

                  (b) Commitment Fee. On or prior to the Closing Date, the Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable commitment fee (the "Commitment Fee") equal to $300,000, which shall be deemed fully earned when paid.

                  (c) Unused Line Fee. From and after the Closing Date and until the earlier of the Final Maturity Date or the termination of the Revolving Credit Commitment, the Borrower shall pay to the Administrative Agent for the account of the Revolving Loan Lenders, in accordance with their Pro Rata Shares, an unused line fee (the "Unused Line Fee"), which shall accrue at the rate per annum of 0.5% on the amount, if any, by which the Total Revolving Credit Commitment exceeds the average principal amount of all Revolving Loans outstanding from time to time and shall be payable monthly in arrears on the first day of each month commencing July 1, 2001.

                  (d) Loan Servicing Fee. From and after the Closing Date and until the later of (i) the Final Maturity Date and (ii) the date on which all Obligations are paid in full, the Borrower shall pay to the Administrative Agent for the account of the Agents, in accordance with their Pro Rata Shares, a non-refundable loan servicing fee (the "Loan Servicing Fee") equal to $25,000 each quarter, which shall be deemed fully earned when paid and which shall be payable on the Closing Date (payable ratably based on the number of days remaining in the calendar quarter in which the Closing Date occurs) and quarterly in advance thereafter on the first day of each calendar quarter commencing on July 1, 2001.

                  (e) Anniversary Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders, in accordance with their Pro Rata Shares, a non-refundable anniversary fee (the "Anniversary Fee") equal to $705,000, which shall be deemed fully earned when paid and which shall be payable on the first anniversary of the Closing Date, on each anniversary of the Closing Date thereafter and on such date, if any, on which the Loans shall have become due and payable pursuant to Section 8.02.

         2.07 Securitization. The Borrower hereby acknowledges that the Lenders and their Affiliates may sell or securitize the Loans (a "Securitization") through the pledge of the Loans as collateral security for loans to the Lenders or their Affiliates or through the sale of the Loans or the issuance of direct or indirect interests in the Loans, which loans to the Lenders or their Affiliates or direct or indirect interests will be rated by Moody's, Standard & Poor's or one or more other rating agencies (the "Rating Agencies"). The Borrower shall cooperate with the Lenders and their Affiliates to effect the Securitization including by (a) amending this Agreement and the other Loan Documents, and executing such additional documents, as reasonably requested by the Lenders in connection with the Securitization, provided that
(i) any such amendment or additional documentation does not impose material additional costs on the Borrower and (ii) any such amendment or additional documentation does not materially adversely affect the rights, or materially increase the obligations, of the Borrower under the Loan Documents or change or affect in a manner adverse to the Borrower the financial terms of the Loans, (b) providing such information as may be reasonably requested by the Lenders in connection with the rating of the Loans or the Securitization, and (c) providing in connection with any rating of the Loans a certificate (i) agreeing to indemnify the Lenders and their Affiliates, any of the Rating Agencies, or any party providing credit support or otherwise participating in the Securitization (collectively, the "Securitization Parties") for any losses, claims, damages or liabilities (the "Liabilities") to which the Lenders, their Affiliates or such Securitization Parties may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Loan Document or in any writing delivered by or on behalf of the Borrower to the Lenders in connection with any Loan Document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and such indemnity shall survive any transfer by the Lenders or their successors or assigns of the Loans and (ii) agreeing to reimburse the Lenders and their Affiliates for any reasonable legal or other expenses incurred by such Persons in connection with defending the Liabilities.

         2.08 Taxes. (a) All payments made by the Borrower hereunder or under any other Loan Document shall be made without set-off, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities arising therefrom or with respect thereto, excluding taxes on the net income of, and branch profit taxes of, any Lender or any Agent imposed by the jurisdiction in which such Lender or such Agent is organized or any political subdivision thereof or taxing authority thereof or any jurisdiction in which such Person's principal office or relevant lending office is located or any political subdivision thereof or taxing authority thereof (including any United States federal, state or local income tax liability) (such nonexcluded taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions and conditions being hereinafter collectively referred to as "Taxes"). If the Borrower shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder,

                           (i)      the amount so payable shall be increased to
the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders or the Agents pursuant to this sentence) the Lenders or the Agents receive an amount equal to the sum they would have received had no such deduction or withholding been made,

                           (ii)     the Borrower shall make such deduction or
withholding, and

                           (iii)    the Borrower shall pay the full amount
deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send the Lenders and the Agents an official receipt (or, if an official receipt is not available, such other documentation as shall be satisfactory to the Lenders or the Agents, as the case may be) showing payment. In addition, the Borrower agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement or any other Loan Document other than the foregoing excluded taxes (hereinafter referred to as "Other Taxes").

                  (b) The Borrower will indemnify the Lenders and the Agents for the amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.08) paid by any Lender or any Agent and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which any such Lender or any such Agent makes written demand therefor, which demand shall identify the nature and amount of Taxes or Other Taxes for which indemnification is being sought and the basis of the claim.

                  (c) Each Lender that is organized in a jurisdiction other than the United States, a State thereof or the District of Columbia hereby agrees that:

                           (i)      it shall, no later than the Closing Date
(or, in the case of a Lender which becomes a party hereto pursuant to Section
11.07 hereof after the Closing Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower and the Agents: (A) two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8ECI or successor form, or (B) two accurate, complete and signed originals of U.S. Internal Revenue Service Form W-8BEN or successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of its lending office under this Agreement free from withholding of United States Federal income tax;

                           (ii)     if at any time such Lender changes its
lending office or offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter, deliver to the Borrower and the Agents in replacement for, or in addition to, the forms previously delivered by it hereunder: (A) if such changed or additional lending office is located in the United States, two accurate, complete and signed originals of such Form W-8ECI or successor form, or (B) two accurate, complete and signed originals of such Form W-8BEN or successor form, in each case, indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax; and

                           (iii)    it shall, promptly upon the Borrower's
reasonable request to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

                  (d) If the Borrower fails to perform any of its obligations under this Section 2.08, the Borrower shall indemnify the Lenders and the Agents for any taxes, interest or penalties that may become payable as a result of any such failure.

                                  ARTICLE III

                      FEES, PAYMENTS AND OTHER COMPENSATION

         3.01 Audit and Collateral Monitoring Fees. The Borrower acknowledges that representatives of the Agents may visit the Borrower or any of its Subsidiaries and/or conduct audits, inspections, valuations and/or field examinations of the Borrower or any of its Subsidiaries at any time and from time to time in a manner so as to not unduly disrupt the business of such Person. The Borrower agrees to pay (i) $1,500 per day per employee of the Agents' examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, valuations and field examinations and (ii) the actual reasonable charges paid or incurred by any Agent if it elects to employ the services of one or more third Persons not affiliated with any other Agent or Lender to perform financial or appraisal audits of the Borrower or any of its Subsidiaries, to appraise or review the Collateral or any portion thereof.

         3.02 Payments; Computations and Statements. (a) The Borrower will make each payment under this Agreement not later than 2:00 p.m. (New York City time) on the day when due, in lawful money of the United States of America and in immediately available funds, to the Administrative Agent at the Payment Office. All payments received by the Administrative Agent after 2:00 p.m. (New York City time) on any Business Day will be credited to the Loan Account on the next succeeding Business Day. All payments shall be made by the Borrower without defense, set-off or counterclaim to the Agents and the Lenders. Except as provided in Section 2.02, after receipt, the Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal ratably to the Lenders in accordance with their Pro Rata Shares and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case, to be applied in accordance with the terms of this Agreement, provided that the Administrative Agent will cause to be distributed all interest and fees received from or for the account of the Borrower not less than once each month and in any event promptly after receipt thereof. The Lenders and the Borrower hereby authorize the

Administrative Agent to, and the Administrative Agent may, from time to time, charge the Loan Account of the Borrower with any amount due and payable by the Borrower under any Loan Document. Each of the Lenders and the Borrower agrees that the Administrative Agent shall have the right to make such charges whether or not any Potential Default or Event of Default shall have occurred and be continuing or whether any of the conditions precedent in Article V have been satisfied. Any amount charged to the Loan Account of the Borrower shall be deemed a Revolving Loan hereunder made by the Revolving Loan Lenders to the Borrower, funded by the Administrative Agent on behalf of the Revolving Loan Lenders and subject to Section 2.02 of this Agreement. The Lenders and the Borrower confirm that any charges which the Administrative Agent may so make to the Loan Account of the Borrower as herein provided will be made as an accommodation to the Borrower and solely at the Administrative Agent's discretion, provided that the Administrative Agent shall from time to time upon the request of the Collateral Agent, charge the Loan Account of the Borrower with any amount due and payable under any Loan Document. Whenever any payment to be made under any such Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees, as the case may be. All computations of fees shall be made by the Administrative Agent on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such fees are payable. Each determination by the Administrative Agent of an interest rate or fees hereunder shall be conclusive and binding for all purposes in the absence of manifest error.

                  (b) The Administrative Agent shall provide the Borrower, promptly after the end of each calendar month, a summary statement (in the form from time to time used by the Administrative Agent) of the opening and closing daily balances in the Loan Account of the Borrower during such month, the amounts and dates of all Loans made to the Borrower during such month, the amounts and dates of all payments on account of the Loans to the Borrower during such month and the Loans to which such payments were applied, the amount of interest accrued on the Loans to the Borrower during such month, and the amount and nature of any charges to the Loan Account made during such month on account of fees, commissions, expenses and other Obligations. All entries on any such statement shall be presumed to be correct and, thirty (30) days after the same is sent, shall be final and conclusive absent manifest error.

         3.03 Sharing of Payments, Etc. Except as provided in Section 2.02, if any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of any Obligation in excess of its ratable share of payments on account of similar Obligations obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in such similar obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender of any interest or other amount paid by the purchasing Lender in respect of the total amount so recovered). The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 3.03 may, to the fullest extent permitted by law, exercise all of its rights (including the Lender's right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         3.04 Apportionment of Payments. Subject to Section 2.02 and to any written agreement among the Agents and/or the Lenders:

                  (a) all payments of principal and interest in respect of outstanding Loans, all payments of fees (other than the fees set forth in Sections 2.06 to the extent set forth in such written agreement among the Agents and/or the Lenders and the audit and collateral monitoring fee provided for in
Section 3.01) and all other payments in respect of any other Obligations, shall be allocated by the Administrative Agent among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein or, in respect of payments not made on account of Loans, as designated by the Person making payment when the payment is made.

                  (b) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Required Lenders shall, apply all payments in respect of any Obligations and all proceeds of the Collateral, subject to the provisions of this Agreement, (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Agents until paid in full; (ii) second, ratably to pay the Revolving Loan Obligations in respect of any fees and indemnities then due to the Revolving Loan Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Revolving Loans and Agent Advances until paid in full; (iv) fourth, ratably to pay principal of the Revolving Loans and Agent Advances until paid in full; (v) fifth, ratably to pay the Term Loan Obligations in respect of any fees and indemnities then due to the Term Loan Lenders until paid in full; (vi) sixth, ratably to pay interest due in respect of the Term Loan until paid in full; (vii) seventh, ratably to pay principal of the Term Loan until paid in full, and (viii) eighth, to the ratable payment of all other Obligations then due and payable.

                  (c) In each instance, so long as no Event of Default has occurred and is continuing, Section 3.04(b) shall not be deemed to apply to any payment by the Borrower specified by the Borrower to the Administrative Agent to be for the payment of Term Loan Obligations then due and payable under any provision of this Agreement or the prepayment of all or part of the principal of the Term Loan in accordance with the terms and conditions of Section 2.05.

                  (d) For purposes of Section 3.04(b), "paid in full" with respect to interest shall include interest accrued after the commencement of any Insolvency Proceeding irrespective of whether a claim for such interest is allowable in such Insolvency Proceeding.

                  (e) In the event of a direct conflict between the priority provisions of this Section 3.04 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 3.04 shall control and govern.

         3.05 Increased Costs and Reduced Return. (a) If any Lender or any Agent shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Official Body, or compliance by any Lender or any Agent or any Person controlling any such Lender or any such Agent with any directive of, or guideline from, any central bank or other Official Body or the introduction of, or change in, any accounting principles applicable to any Lender or any Agent or any Person controlling any such Lender or any such Agent (in each case, whether or not having the force of law), shall
(i) change the basis of taxation of payments to any Lender or any Agent or any Person controlling any such Lender or any such Agent of any amounts payable hereunder (except for taxes on the overall net income of any Lender or any Agent or any Person controlling any such Lender or any such Agent), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any Loan, or against assets of or held by, or deposits with or for the account of, or credit extended by, any Lender or any Agent or any Person controlling any such Lender or any such Agent or (iii) impose on any Lender or any Agent or any Person controlling any such Lender or any such Agent or any other condition regarding this Agreement or any Loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to any Lender or any Agent of making any Loan, or agreeing to make any Loan, or to reduce any amount received or receivable by any Lender or any Agent hereunder, then, upon demand by any such Lender or any such Agent, the Borrower shall pay to such Lender or such Agent such additional amounts as will compensate such Lender or such Agent for such increased costs or reductions in amount.

                  (b) If any Lender or any Agent shall have determined that any Capital Guideline or the adoption or implementation of, or any change in, any Capital Guideline by the Official Body charged with the interpretation or administration thereof, or compliance by any Lender or any Agent or any Person controlling such Lender or such Agent with any Capital Guideline or with any request or directive of any such Official Body with respect to any Capital Guideline, or the implementation of, or any change in, any applicable accounting principles (in each case, whether or not having the force of law), either (i) affects or would affect the amount of capital required or expected to be maintained by any Lender or any Agent or any Person controlling such Lender or such Agent, and any Lender or any Agent determines that the amount of such capital is increased as a direct or indirect consequence of any Loans made or maintained, any Lender's or any Agent's or any such other controlling Person's other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on any Lender's or any Agent's or any such other controlling Person's capital to a level below that which such Lender or such Agent or such controlling Person could have achieved but for such circumstances as a consequence of any Loans made or maintained or any agreement to make Loans, or such Lender's or such Agent's or such other controlling Person's other obligations hereunder (in each case, taking into consideration, such Lender's or such Agent's or such other controlling Person's policies with respect to capital adequacy), then, upon demand by any Lender or any Agent, the Borrower shall pay to such Lender or such Agent from time to time such additional amounts as will compensate such Lender or such Agent for such cost of maintaining such increased capital or such reduction in the rate of return on such Lender's or such Agent's or such other controlling Person's capital.

                  (c) All amounts payable under this Section 3.05 shall bear interest from the date that is ten (10) days after the date of demand by any Lender or any Agent until payment in full to such Lender or such Agent at the Reference Rate. A certificate of such Lender or such Agent claiming compensation under this Section 3.05, specifying the event herein above described and the nature of such event shall be submitted by such Lender or such Agent to the Borrower, setting forth the additional amount due and an explanation of the calculation thereof, and such Lender's or such Agent's reasons for invoking the provisions of this Section 3.05, and shall be final and conclusive absent manifest error.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to each Agent and each Lender that:

         4.01 Organization and Qualification. The Borrower and each of the Sureties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Borrower and each of the Sureties is duly qualified or licensed to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification or licensing necessary except for such jurisdictions where the failure to be so qualified or licensed will not have a Material Adverse Effect upon the financial condition, business or operations of the Borrower or the Surety in question, or prevent the enforcement of material contracts entered into. Schedule 4.01 states as of the Closing Date the jurisdiction of incorporation of the Borrower and each of the Sureties and the jurisdiction in which the Borrower and each of the Sureties is qualified to do business as a foreign corporation.

         4.02 Power to Carry on Business; Licenses. The Borrower and each of the Sureties has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as presently planned to be conducted in all material respects. The Borrower and each of the Sureties has all licenses, permits, consents and governmental approvals or authorizations necessary to carry on its business as now conducted in all material respects.

         4.03 Authority and Authorization. The Borrower has corporate power and authority to execute and deliver this Agreement, the Security Agreements and the other Loan Documents to which the Borrower is a party, to make the borrowings provided for in this Agreement, to perform its obligations under this Agreement, the Security Agreements and the other Loan Documents. Each of the Sureties has corporate power and authority to execute and deliver each of the Loan Documents to which such Surety is a party, including each Surety's respective Suretyship Agreement, Subsidiary Note, Subsidiary Security Agreement and Subsidiary Deed of Trust, as the case may be, and to perform its obligations thereunder. All such action has been duly and validly authorized by all necessary corporate proceedings on the part of the Borrower and on the part of each of the Sureties.

         4.04 Execution and Binding Effect. This Agreement, the Security Agreements and the other Loan Documents have been duly and validly executed and delivered by the Borrower and the Sureties, as the case may be, and each such document or agreement constitutes a legal, valid and binding obligation of the Borrower and the Sureties, as the case may be, enforceable in accordance with its terms except as the enforceability of such document or agreement may be limited by bankruptcy, insolvency, general principals of equity or other laws of general application relating to or affecting the enforcement of creditors' rights generally.

         4.05 Absence of Conflicts. Neither the execution and delivery of this Agreement, the Security Agreements or the other Loan Documents, nor the consummation of the transactions contemplated in any of them, nor the performance of or compliance with their terms and conditions will (a) violate any Law, (b) conflict with or result in a breach of or a default under the certificate of incorporation or by-laws of any of the Borrower or any of the Sureties or any agreement or instrument to which the Borrower or any of the Sureties is a party or by which the Borrower or any of the Sureties or any of their properties (now owned or acquired in the future) may be subject or bound, the effect of which would have a Material Adverse Effect, or (c) result in the creation or imposition of any material Lien upon any property (now owned or acquired in the future) of the Borrower or any of the Sureties, except as contemplated by the provisions of this Agreement.

         4.06 Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body is or will be necessary in connection with the execution and delivery of this Agreement, the Security Agreements or the other Loan Documents, the consummation of the transactions contemplated in any of them, or the performance of or compliance with the terms and conditions of this Agreement, the Security Agreements or the other Loan Documents, except as contemplated by the provisions of this Agreement or as has already been obtained and which remains in effect.

         4.07 Ownership and Control. (a) Schedule 4.01 states the authorized capitalization of the Borrower and each of the Sureties (including capital stock of the Borrower and each of the Sureties held in Treasury), the number of shares of each class of capital stock issued and outstanding of the Borrower and each of the Sureties and the number and percentage of outstanding shares of each such class of capital stock and the names of the record and beneficial owners of such shares. The outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Schedule 4.01 describes all outstanding options, rights and warrants issued by the Borrower and each of the Sureties for the acquisition of shares of the capital stock of the Borrower and each of the Sureties, as the case may be, all outstanding securities or obligations convertible into such shares and all agreements by the Borrower and each of the Sureties, or any of them, to issue or sell such shares. Schedule 4.01 describes all options, sale agreements, pledges, proxies, voting trusts, powers of attorney and other agreements or instruments binding upon any of its shareholders with respect to beneficial or record ownership of or voting rights with respect to shares of the capital stock of the Borrower and each of the Sureties.

         4.08 Responsible Officers and Directors of the Borrower and the Sureties. Schedule 4.01 to this Agreement states the Responsible Officers and the directors of the Borrower and the Sureties.

         4.09 Subsidiaries. Except as set forth on Schedule 4.01, neither the Borrower nor any Surety has any Subsidiaries.

         4.10 Business. Schedule 4.01 describes the business of the Borrower, the Sureties and each of their Subsidiaries and Affiliates as presently conducted and presently planned to be conducted in all material respects.

         4.11 Title to Property; Encumbered Assets. (a) The Borrower and each of the Sureties has good and marketable title to all real property and all other Property purported to be owned by it which is material to the operations, activities or business of the Borrower and its Consolidated Subsidiaries, including that reflected in the most recent audited balance sheet referred to in
Section 4.12(a) or submitted pursuant to Section 6.01(a) (except as sold or otherwise disposed of in the ordinary course of business), subject only to Liens not forbidden by Section 7.01.

                  (b) The Deeds of Trust and the Mortgages include legal descriptions of, or references to, all fee and all material leasehold interests in real property and mineral rights located in West Virginia and Kentucky held by the Borrower or the Eligible Subsidiaries. The Borrower does not, however, hereby warrant the adequacy of the legal descriptions of the fee and leasehold interests contained in the Deeds of Trust and the Mortgages which are not either
(i) currently being mined or are part of the ten year mining plan of the Borrower and its Consolidated Subsidiaries, or (ii) locations of operations, structures or activities which are material to the operations of the business of the Borrower and its Consolidated Subsidiaries.

                  (c) Schedule 4.11 contains a true, correct and complete list, as of the Closing Date, of all fee and all material leasehold interests in real property and mineral rights held by the Borrower or the Eligible Subsidiaries which are not subject to Liens in favor of the Collateral Agent and the Lenders.

         4.12     Financial Statements; Projections.

                  (a) The Borrower has delivered to the Agents an audited consolidated balance sheet and related statements of income and retained earnings and cash flow of the Borrower and its Consolidated Subsidiaries for the fiscal years ended December 31, 1999 and December 31, 2000, as audited and certified without qualification, except as set forth on Schedule 4.12, by Pricewaterhouse Coopers LLP. Such financial statements (including the notes) present fairly the financial condition of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal periods and the results of their operations and the changes in financial position for the fiscal periods then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal periods.

                  (b) The Borrower has delivered to the Agents internally prepared unaudited consolidated and consolidating balance sheets and related statements of income and retained earnings of the Borrower and its Consolidated Subsidiaries for the period ended April 30, 2001. Such unaudited financial statements present fairly the financial condition of the Borrower and its Consolidated Subsidiaries as of the end of such period and the results of their operations for the period then ended, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal periods, subject to year-end adjustments.

                  (c) The Borrower has delivered to the Agents (i) long term projections (the "Long Term Projections") prepared on a monthly basis for the nine (9) month period from April 1, 2001 through December 31, 2001 and on a quarterly basis for the fiscal year ending 2002 and (ii) thirteen (13) week rolling cash flow projections (the "Cash Flow Projections" and together with the Long Term Projections, collectively, the "Projections"), which Projections shall be updated in accordance with Section 6.01(k). The Projections were prepared by the Borrower and are based on all information known to the Borrower as of the date of the Projections and the Closing Date and represent the good faith estimate of the Borrower regarding the course of the Borrower's business for the periods covered by such Projections. The Borrower believes that the assumptions set forth in the Projections are reasonable based on economic conditions as of the date of the Projections and the Closing Date.

         4.13 Taxes. All tax returns required to be filed by the Borrower and the Sureties have been timely and properly prepared, executed and filed or appropriate lawful extensions have been filed. All payroll taxes and all other material taxes, assessments, fees and other governmental charges upon the Borrower, the Sureties, or upon any of their properties, income, sales or franchises which are due and payable have been paid. The reserves and provisions for taxes on the books of the Borrower and each of the Sureties are adequate for all open years and for its current fiscal period. The Borrower has no knowledge or any basis for knowledge of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against).

         4.14 Litigation. There is no pending or, to the knowledge of the Borrower, threatened action, suit or proceeding by or before any Official Body against or affecting any of the Borrower or any of the Sureties, at law or equity, which if adversely decided could reasonably be expected to have a Material Adverse Effect.

         4.15 Compliance with Laws; Permits. (a) Neither the Borrower nor any of the Sureties or any of their Subsidiaries or Affiliates is in violation of or subject to any material direct or contingent liability on account of any Law except for such violations which would not have a Material Adverse Effect.

                  (b) The Borrower has obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations issued by any Official Body (collectively, "Permits") required for the lawful conduct of its businesses and is in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Official Body (including the Kentucky Natural Resources and Environmental Protection Cabinet, the West Virginia Department of Environmental Protection, the Kentucky Department for Surface Mining Reclamation and Enforcement, the West Virginia Department of Surface Mining and Reclamation, the Federal Mine Safety and Health Administration, the Federal Office of Surface Mining and Reclamation, and the Federal Environmental Protection Agency) relating to its business (including Environmental Laws). Schedule 4.15 sets forth all Permits that (i) are held by any of the Borrower and its Consolidated Subsidiaries as of the date hereof and (ii) relate to the right of any of the Borrower and its Consolidated Subsidiaries to conduct mining operations or are otherwise material to the business conducted by them on the date hereof. The Permits constitute all permits, licenses, approvals, consents, certificates, orders or authorizations necessary for the Borrower and its Consolidated Subsidiaries to own and operate their businesses as presently conducted or proposed to be conducted, except where the failure to have such Permits would not have a Material Adverse Effect. Except as described on Schedule 4.15, all of the Permits are valid and subsisting and in full force and effect and there are no actions, claims or proceedings pending or, to the knowledge of Borrower, threatened that seek the revocation, cancellation, suspension or modification of any of the Permits. Without limiting the foregoing, except as described on
Schedule 4.15, neither the Borrower nor any of its Consolidated Subsidiaries, nor any officers, directors or partners of any such Person, nor any entity which "owns" or "controls" or which is "owned" or "controlled" by any such Person or any Affiliate thereof is ineligible to receive, renew, modify, amend or transfer a Permit as a result of violations reported on the Applicant Violator System operated by the United States Department of Interior and any related systems or procedures.

         4.16 ERISA Compliance. (a) The Borrower and the Consolidated Subsidiaries maintain or are required to contribute to only the Plans described on Schedule 4.16; each Plan has been funded in accordance with its terms and, when applicable, with the minimum funding standards of Part Three of Title I of ERISA; (c) each Plan has been maintained in accordance with its terms and with all provisions of ERISA and the Internal Revenue Code applicable thereto in all material respects; (d) none of the Plans is a Defined Benefit Plan; (e) neither the Borrower nor any Surety has any liability with respect to any Defined Benefit Plan which was previously maintained by any of the Consolidated Subsidiaries or multiemployer plan from which any of the Consolidated Subsidiaries have withdrawn; (f) there have been no Prohibited Transactions which would subject the Borrower or any Surety to any liability or tax which may be imposed by Section 4975 of the Code and which would have a Material Adverse Effect; (g) except as disclosed on Schedule 4.16, neither the Borrower nor any Surety maintains any Welfare Benefit Plan, fund or arrangement, whether under contract, verbal commitment or gratuitously which provides for health benefits or life insurance benefits for retirees of the Borrower or any Surety and their beneficiaries; (h) no Reportable Event has occurred and is continuing with respect to any Plan; (i) no liability to the PBGC has been incurred with respect to any Plan, other than for premiums due and payable; (j) no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and there exists no intent to terminate or institute proceedings to terminate any Plan;
(k) no withdrawal, either complete or partial, has occurred or commenced with respect to any multi-employer Plan, and there exists no intent to withdraw either completely or partially from any multi-employer Plan; (l) there are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, with respect to any Plan; and (m) there has been no cessation of, and there is no intent to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under a Plan.

         4.17 Patents, Licenses, Franchises. The Borrower and the Sureties own or possess all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate the Borrower's properties and the Sureties' properties, as the case may be, and to carry on their respective businesses as presently conducted and presently planned to be conducted without conflict with the rights of others. No patent, trademark, service mark, trade name, copyright, license, franchise or permit or right with respect to the foregoing is of material importance to the business of the Borrower or the Sureties, and there is no reason to anticipate any material liability to the Borrower or the Sureties in respect of any claim of infringement of any kind.

         4.18     Environmental Matters.

                  (a) Neither the Borrower nor any of the Sureties or any of their Subsidiaries or Affiliates, is in violation of or has received any notices of violation of The Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, The Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, The Clean Water Act, The Toxic Substances Control Act or The Clean Air Act or any rule or regulation promulgated pursuant to any of the foregoing statutes, or any other federal, state or local environmental law, statute, rule, regulation or ordinance applicable to the Borrower, the Sureties, their Affiliates or their properties (all of the foregoing are sometimes collectively referred to in this Section 4.18 as the "Environmental Laws"), the effect of which could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Borrower nor any of the Sureties or any of their Subsidiaries or Affiliates, directors, officers, employees, agents or independent contractors has arranged, by contract, agreement or otherwise, (i) for the disposal or treatment of, or (ii) with a transporter for the transport for disposal or treatment of, any hazardous substance (as defined by CERCLA, as amended), owned, used or possessed by the Borrower or any of the Sureties or any of their Affiliates, at any location identified by the EPA on the National Priorities List, 40 C.F.R. Part 300, (or proposed by the EPA in the Federal Register for listing on such National Priorities List) or identified under any corresponding state statute or regulation concerning cleanup of waste disposal sites (a "State Superfund Law"), or at any other location, other than hazardous waste or substances generated from substances used in the Borrower's or Surety's business, which is controlled, stored and disposed of in material compliance with all Environmental Laws;

                  (c) To the knowledge of the Borrower, no predecessor (as defined by CERCLA, as amended) of the Borrower, any Surety or any Subsidiary or Affiliate has arranged by contract, agreement or otherwise, (i) for the disposal or treatment of, or (ii) with a transporter for transport for the disposal or treatment of, any hazardous substance (as defined by CERCLA, as amended), owned, used or possessed by any predecessor at any location, other than hazardous waste or substances generated from substances used in such predecessor's business, which was controlled, stored and disposed of in material compliance with all Environmental Laws;

                  (d) Neither the Borrower nor any of the Sureties or any of their Subsidiaries or Affiliates, are "owners" or "operators" of a "facility", as defined by CERCLA, as amended, or any State Superfund Law; and

                  (e) Neither the Borrower nor any of the Sureties or any of their Subsidiaries or Affiliates "owned" or "operated" any "facility" at the time any hazardous substances were disposed of within the meaning of CERCLA, as amended, or any State Superfund Law.

         4.19 Margin Stock. The Borrower shall not make any borrowing under this Agreement and shall not permit any Eligible Subsidiary to reborrow proceeds of the Loans, for the purpose of buying or carrying any "margin stock", as such term is used in Regulation U and related regulations of the Board of Governors of the Federal Reserve System, as amended from time to time. Neither the Borrower nor any Surety owns any "margin stock." Neither the Borrower nor any Surety is engaged in the business of extending credit to others for such purpose, and no part of the proceeds of any borrowing under this Agreement will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock."

         4.20 No Event of Default; Compliance with Agreements. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default. Neither the Borrower nor any Surety is (i) in violation of any term of any charter instrument or bylaw or (ii) in default under any agreement, lease or instrument to which such entity is a party or by which it or any of its properties (now owned or acquired in the future) may be subject or bound which default could reasonably be expected to have a Material Adverse Effect.

         4.21 No Material Adverse Change. Since December 31, 2000, and except as disclosed on Schedule 4.21, there has been no material adverse change in the assets, liabilities, the results of operations or the financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, and there has been no material adverse change in the business prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole.

         4.22 Accurate and Complete Disclosure. No representation or warranty made by the Borrower or any Surety under this Agreement, the Security Agreements or the other Loan Documents and no statement made by the Borrower or any Surety in any financial statement (furnished pursuant to Section 4.12 or 6.01 or otherwise), certificate, report, exhibit or document furnished by the Borrower to the Agents or the Lenders pursuant to or in connection with this Agreement is false or misleading in any material respect (including by omission of material information necessary to make such representation, warranty or statement not misleading).

         4.23 Security Interest. Except as described in Schedule 4.23, the security interest in the Collateral granted to the Collateral Agent pursuant to the Security Agreements and the Subsidiary Security Agreements (i) constitutes and will continue to constitute a perfected security interest under the Code entitled to all of the rights, benefits and priorities provided by the Code and
(ii) except as otherwise permitted under Section 7.01, is and will continue to be superior and prior to the rights of all third parties existing on the date of this Agreement or arising after the date of this Agreement whether by Lien or otherwise, to the full extent provided by Law. All such action as is necessary or advisable to establish such rights of the Collateral Agent and the Lenders have been taken or will be taken at or prior to the time required for such purpose and there will be upon execution and delivery of the Assignment Agreement with respect to the Loan Documents no necessity of any further action in order to preserve, protect and continue such rights except the filing of continuation statements with respect to such financing statements within six months prior to each five year anniversary of the filing of such financing statements and continued possession by the Collateral Agent and the Lenders of the Collateral delivered to them. All filing fees and other expenses in connection with each such action shall be paid by the Borrower and the Agents and the Lenders shall be reimbursed by the Borrower for any such fees and expenses incurred by the Agents or the Lenders.

         4.24 Deed of Trust and Mortgage Liens. The deed of trust and mortgage liens granted to the Collateral Agent pursuant to the Deeds of Trust, Mortgages and the Subsidiary Deeds of Trust and Subsidiary Mortgages are superior and prior to the rights of all third Persons existing on the date of their execution and delivery or thereafter arising by way of Lien or otherwise to the full extent provided by Law, except as may otherwise be permitted under
Section 7.01. All such action as is necessary to establish the deed of trust and mortgage Liens of the Collateral Agent and their priority as described in the preceding sentence has been taken, and there is as of the date of recording of such deeds of trust and mortgages no necessity for any further action in order to protect, preserve and continue the mortgage liens and such priority. All recording fees and other expenses in connection with each such action have been or will be paid by the Borrower.

         4.25 Coal Purchase and Coal Supply Agreements; Contract Mining Agreements and Leases. The Borrower has furnished or made available to the Agents true and correct copies of the Coal Purchase Agreements, the Coal Supply Agreements, the Contract Mining Agreements, the Operating Agreements and the leases and other instruments referred to in the Assignment of Leases and Royalties together with all exhibits, amendments, modifications and attachments thereto, all of which that are material are identified on Schedule 4.25 (the "Material Agreements"). The Material Agreements are the valid and subsisting agreements of the Borrower or Surety named therein and are in full force and effect, and have been validly executed by such party and constitute valid agreements, enforceable in accordance with their terms, except as the enforceability of such document or agreement may be limited by bankruptcy, insolvency, general principals of equity or other laws of general application relating to or affecting the enforcement of creditors' rights generally. There exists no default nor any circumstance which, after notice or lapse of time or both would constitute a default, nor any claim of default on the part of any party to any Material Agreement and there exists no lien, set-off or claim or other impairment of the validity or enforceability of any such agreements. The Material Agreements constitute the entire agreement between and among the Borrower or the Surety named therein and the other parties thereto with respect to the transactions that are the subject matter of such agreements, and there are no other agreements with respect to such matters.

         4.26 Senior Notes. The Senior Note Documents are the valid and subsisting agreements of the Borrower and are in full force and effect, and have been validly executed by the Borrower and constitute valid agreements, enforceable in accordance with their terms. There exists no default nor any circumstance which, after notice or lapse of time or both would constitute a default, nor any claim of default on the part of any party to the Senior Note Documents. The Senior Note Documents constitute the entire agreement between and among the Borrower and the other parties thereto with respect to the transactions that are the subject matter of such agreements, and there are no other agreements with respect to such matters.

         4.27 Employee and Labor Matters. There is (i) no unfair labor practice complaint pending or, to the knowledge of the Borrower, threatened against the Borrower or any Consolidated Subsidiary before any Official Body and no grievance or arbitration proceeding pending or, to the knowledge of Borrower, threatened against the Borrower or any Consolidated Subsidiary which arises out of or under any collective bargaining agreement, (ii) no strike, labor dispute, slowdown, stoppage or similar action or grievance pending or threatened against the Borrower or any Consolidated Subsidiary and (iii) to the knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any Consolidated Subsidiary and no union organizing activity taking place with respect to any of the employees of the Borrower or any Consolidated Subsidiary which, in any such case, could have a Material Adverse Effect. The hours worked and payments made to employees of the Borrower or any Consolidated Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable legal requirements, except to the extent such violations could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All material payments due from the Borrower or any Consolidated Subsidiary on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or any Consolidated Subsidiary, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.28 Solvency. After the making of the Loans and the relending of any proceeds of the Loans to the Eligible Subsidiaries, the Borrower and each Eligible Subsidiary (a) will be able to pay its debts as they become due, (b) will have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and (c) will own property having a value both at fair valuation and at fair saleable value in the ordinary course of the Borrower's or the Eligible Subsidiary's respective business greater than the amount required to pay its debts as they become due. Neither the Borrower nor any Eligible Subsidiary will be rendered insolvent by the execution and delivery of this Agreement, the borrowing hereunder and/or the consummation of any transactions contemplated herein.

         4.29 Bankruptcy Filing. None of the Borrower or its Consolidated Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and none of the Borrower or its Consolidated Subsidiaries has any knowledge of any Person contemplating the filing of any such petition against it.

         4.30 Location of Bank Accounts. Schedule 4.30 sets forth a complete and accurate list as of the Closing Date of all deposit, checking and other bank accounts, all securities and other accounts maintained with any broker dealer and all other similar accounts maintained by the Borrower and its Consolidated Subsidiaries, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

         4.31 Holding Company and Investment Company Acts. Neither the Borrower nor any of its Consolidated Subsidiaries is (a) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (b) an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended.

         4.32 Location of Inventory; Office. There is no location at which the Borrower or any of its Consolidated Subsidiaries has any Inventory (except for Inventory in transit) other than those locations listed on Schedule 4.32.
Schedule 4.32 contains a true, correct and complete list, as of the Closing Date, of each location at which Inventory of the Borrower and its Consolidated Subsidiaries is stored. None of the receipts received by the Borrower or its Consolidated Subsidiaries from any warehouse, common carrier or other third party location states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

                                   ARTICLE V

                              CONDITIONS OF LENDING

         The obligation of the Lenders to make any Loan is subject to the accuracy as of the Closing Date of the representations and warranties contained in this Agreement and the other Loan Documents, to the performance by the Borrower of its obligations to be performed under this Agreement and under the other Loan Documents on or before the date of such Loan and to the satisfaction of the following further conditions:

         5.01 Representations and Warranties; Events of Default and Potential Defaults. The representations and warranties contained in Article IV shall be true and correct on and as of the date of each Loan with the same effect as though made on and as of each such date. On the Closing Date, the Borrower shall have delivered a Certificate to that effect signed by a Responsible Officer of the Borrower. On the date of each Loan, no Event of Default and no Potential Default shall have occurred and be continuing or exist or shall occur or exist after giving effect to the Loan to be made on such date.

         5.02 Proceedings and Incumbency. On the Closing Date, the Borrower and each of the Sureties shall have delivered to the Agents a certificate, in form and substance satisfactory to the Agents, dated the Closing Date and signed on behalf of the Borrower and each of the Sureties, as the case may be, by the Secretary of the Borrower or Surety, certifying as to (a) true copies of the Articles or Certificate of Incorporation and bylaws or code of regulations of the Borrower or Surety and any shareholders agreement concerning the Borrower or Surety, all as in effect on such date, (b) true copies of all corporate action taken by the Borrower and each of the Sureties relative to this Agreement, the Security Agreements and the other Loan Documents, including but not limited to that described in Section 4.03 of this Agreement, and (c) the names, true signatures and incumbency of the officers of the Borrower and each of the Sureties authorized to execute and deliver this Agreement, the Security Agreements and the other Loan Documents to which the Borrower or Surety is a party. The Agents may conclusively rely on each such certificate unless and until a later certificate revising the prior certificate has been received by the Agents.

         5.03 Opinions of Counsel. On the Closing Date, there shall have been delivered to the Agents written opinions, dated the Closing Date, of Buchanan Ingersoll Professional Corporation, counsel to the Borrower and the Sureties, Wyatt, Tarrant & Combs, Kentucky and Tennessee counsel to the Borrower and Sureties, Bowles, Rice, McDavid, Graff & Love, West Virginia counsel to the Borrower and the Sureties, and Liskow & Lewis, a Professional Law Corporation, Louisiana counsel to the Lenders, each in form, substance and scope reasonably acceptable to the Agents.

         5.04 Agreement. On the Closing Date, the Collateral Agent shall have received (a) this Agreement satisfactory in terms, form and substance to the Agents and the Lenders, executed and delivered by the Borrower, (b) the Existing Credit Agreement, the loan documents executed in connection therewith and all amendments thereto, (c) and the Notes evidencing the Debt outstanding under the Existing Credit Agreement, duly endorsed by the Existing Lenders in favor of the Collateral Agent.

         5.05 Security Agreements and Deeds of Trust and Mortgages. On the Closing Date, the Security Agreement made by Pen Land in favor of the Collateral Agent, and amendments to the other Security Agreements and Deeds of Trust and Mortgages (which will include amendments to reflect the amendment and restatement of this Agreement and the inclusion of any Property which has not been previously described in a Deed of Trust or a Mortgage, a Lien in which can be perfected by the filing of a Deed of Trust or Mortgage), as the case may be, satisfactory in terms, form and substance to the Collateral Agent, shall have been executed and delivered by the Borrower and the Sureties to the Collateral Agent and shall be in full force and effect.

         5.06 UCC Financing Statements. On or before the Closing Date, all UCC-1 financing statements and UCC-3 financing statement amendments and assignments (to reflect the amendment of the secured party) to be filed pursuant to the Security Agreements and the other Loan Documents shall have been duly executed and delivered and shall be in full force and effect.

         5.07 Hazardous Waste Agreement. On the Closing Date, an amendment to the Hazardous Waste Certificate and Indemnity Agreement, satisfactory in terms, form and substance to the Collateral Agent, shall have been executed and delivered by the Borrower and the Sureties to the Collateral Agent.

         5.08 Suretyship Agreements. On the Closing Date, the Suretyship Agreement made by Pen Land in favor of the Collateral Agent and amendments to the other Suretyship Agreements, satisfactory in terms, form and substance to the Collateral Agent, shall have been executed and delivered by each of the Sureties to the Collateral Agent.

         5.09 Pledge Agreements. On the Closing Date, amendments to the Pledge Agreements, satisfactory in terms, form and substance to the Collateral Agent, shall have been executed and delivered by the Borrower (or any Subsidiary of Borrower which owns capital stock of an Active Subsidiary) to the Collateral Agent, and the Existing Lenders shall have delivered to the Collateral Agent the stock certificates and related stock powers of all issued and outstanding stock of Pen Coal, Elk Horn, River Marine, Pen Land, Pen Cotton Company, Pen Hardwood and Marine Terminals and any other Active Subsidiaries of the Borrower or any of its Subsidiaries.

         5.10 Collateral Assignments of Coal Purchase Agreements and Coal Supply Agreements. On the Closing Date, (a) an amendment to the Collateral Assignment of Coal Purchase Agreement, satisfactory in terms, form and substance to the Collateral Agent shall have been executed by Pen Coal and Elk Horn and any other Eligible Subsidiaries which are party to any Coal Purchase Agreements, respectively, and delivered to the Collateral Agent and (b) the Collateral Assignment of Coal Supply Agreements shall have been executed by each Eligible Subsidiary which is a party to any Coal Supply Agreement and delivered to the Collateral Agent.

         5.11 Collateral Assignment of Contract Mining Agreement. On the Closing Date, an amendment to the Collateral Assignment of Contract Mining Agreements, satisfactory in terms, form and substance to the Collateral Agent shall have been executed by Pen Coal and Elk Horn and any other Eligible Subsidiaries which are party to any Contract Mining Agreements, respectively, and delivered to the Collateral Agent.

         5.12 Collateral Assignment of Operating Agreements. On the Closing Date, an amendment to the Collateral Assignment of Operating Agreements, satisfactory in terms, form and substance to the Collateral Agent shall have been executed by the Borrower and Sureties and delivered to the Collateral Agent.

         5.13 Assignment of Leases and Royalties. On the Closing Date, an amendment to the Assignment of Leases and Royalties, satisfactory in terms, form and substance to the Agents shall have been executed by each of Elk Horn, Pen Coal and any other Eligible Subsidiaries which are a party to any leasehold mineral or real property interests, and delivered to the Collateral Agent.

         5.14     Assignment of Existing Debt. On or before the Closing Date,
(a) the Assignment Agreement, satisfactory in terms, form and substance to the Collateral Agent, shall have been executed by the Borrower, the Sureties and the Existing Lenders and delivered to the Collateral Agent and (b) the Resignation and Appointment Agreement, satisfactory in terms, form and substance to the Collateral Agent, shall have been executed by Mellon Bank, N.A., as agent under the Existing Credit Agreement, the Collateral Agent, the Administrative Agent and the Borrower and delivered to the Collateral Agent.

         5.15 Amendments. On the Closing Date, the Omnibus Amendments, satisfactory in terms, form and substance to the Collateral Agent, shall have been executed and delivered by the Borrower and the Sureties to the Collateral Agent.

         5.16 Elk Horn Sale. On or before the Closing Date, the Elk Horn Sale Agreement and the Pen Land Lease, in each case satisfactory in terms, form and substance to the Collateral Agent shall have been executed by the parties thereto and a copy thereof, certified as true and correct by a Responsible Officer of the Borrower, shall have been delivered to the Collateral Agent.

         5.17 Other Documents and Conditions. On or before the Closing Date, the following documents and conditions shall have been delivered or satisfied by or on behalf of the Borrower to the Agents:

                  (a) Good Standing and Tax Lien Certificates of the Borrower and Eligible Subsidiaries. Good Standing Certificate of the state of incorporation of the Borrower and each Eligible Subsidiary certifying to the good standing and corporate status of the Borrower and each Eligible Subsidiary, respectively, good standing/foreign qualification certificates from other jurisdictions in which such Persons are qualified to do business and tax lien certificates from each jurisdiction in which such Persons are qualified to do business.

                  (b) Financial Statements; Projections. Financial statements and projections in form and substance satisfactory to the Agents, as described in Section 4.12 of this Agreement.

                  (c) Insurance. Evidence, in form and substance satisfactory to the Collateral Agent, that the business and all assets of the Borrower and the Sureties are adequately insured and that the Collateral Agent has been named as loss payee on all policies of insurance covering the Collateral (as defined in the Security Agreements) and mortgagee/loss payee on all policies of insurance covering the real property subject to the Deeds of Trust.

                  (d) Ownership Interests. Evidence satisfactory to the Collateral Agent that the ownership interests in the Borrower and the Sureties are as described in Schedule 4.01 to this Agreement.

                  (e) Lien Searches and Real Estate Lien and Encumbrance Searches. Copies of record searches (including UCC searches, real property lien reports, and judgment, tax and other lien searches) evidencing that the Collateral Agent (as successor in interest to Mellon Bank, N.A., as agent) will have a first priority security interest in the Collateral described in the Security Agreements and a first priority mortgage or deed of trust lien on the Pen Coal Real Property, the Elk Horn Real Property, the River Marine Real Property and the Pen Land Lease, except as otherwise provided in Section 7.01 of this Agreement.

                  (f) Assignment of Liens. UCC-3 financing statement amendments, deed of trust assignments and other assignments of Liens that are required by the Collateral Agent to effectuate the assignment by the Existing Lenders of their Liens on the Collateral and the assignment by the Existing Lenders of such Liens to the Collateral Agent on behalf of the Lenders.

                  (g) Letters of Credit. The Borrower shall have furnished cash collateral to the Existing Lenders in an amount equal to 115% of the aggregate undrawn face amount of any issued and outstanding letters of credit provided by the Existing Lenders under the Existing Credit Agreement in full satisfaction of the Borrower's reimbursement obligations thereunder.

                  (h) No Material Adverse Change. Evidence satisfactory to the Agents that since December 31, 2000, except as disclosed on Schedule 4.21, there has been no material adverse change in the assets, liabilities, the results of operations or the financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, and there has been no material adverse change in the business prospects of the Borrower and its Consolidated Subsidiaries, taken as a whole.

                  (i) Availability. After giving effect to all Loans to be made on the Closing Date and the consummation on the Closing Date of the sale contemplated by the Elk Horn Sale Agreement and the use of proceeds thereunder received by the Borrower, the Availability shall not be less than $12,500,000. The Borrower shall deliver to the Agents a certificate of a Responsible Officer of the Borrower certifying as to the matters set forth in this subsection and containing the calculation of Availability as of the Closing Date.

                  (j) Subsidiary Notes, Subsidiary Security Agreements, Subsidiary Deeds of Trust and Mortgages and Assignment of Subsidiary Security Documents. The Subsidiary Notes, the Subsidiary Security Agreements the Subsidiary Deeds of Trust and Mortgages and the Assignment of Subsidiary Security Documents, satisfactory in terms, form and substance to the Collateral Agent, shall have been assigned by the appropriate parties and delivered to the Collateral Agent and all filings contemplated by the assignment of the Subsidiary Security Agreements and the Subsidiary Deeds of Trust and Mortgages in favor of the Collateral Agent shall have been made.

                  (k) Other Documents and Conditions. Such other documents and conditions as may be required to be submitted to the Agents or the Lenders by the terms of this Agreement or of any Loan Document.

         5.18 Consents, Licenses and Approvals. All governmental and third party approvals (including consents, acknowledgements and notices) necessary in connection with the execution, delivery and performance of the Loan Documents shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on this Agreement. The Collateral Agent shall have received a certificate of the Borrower as to the foregoing.

         5.19 Valuation/Appraisal. The Agents shall have received the Marshall Miller Appraisal and be satisfied (a) that all leased equipment and plant assets of the Borrower and its Consolidated Subsidiaries have been excluded from the valuations contained therein and (b) with the scope, methodology and determinations of valuation contained therein.

         5.20 Management Reference Checks. The Agents shall have received satisfactory reference checks for key management of the Borrower.

         5.21 Details, Proceedings and Documents. All legal details and proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory to the Agents, and the Agents shall have received all such counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agents, as the Agents may from time to time request.

         5.22 Fees and Expenses. The Borrower shall have paid all fees and charges as required for the Closing and relating to the Closing, including reasonable legal fees, closing costs, filing and notary fees, and any other similar matters pertinent to the Closing.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

             The Borrower covenants to the Agents and the Lenders as follows:

         6.01     Reporting and Information Requirements.

                  (a) Annual Audited Reports. As soon as practicable, and in any event concurrently with submitting the same to the Securities and Exchange Commission or, if the Borrower is not obligated by law or contract to submit the same to the Securities and Exchange Commission, within 120 days after the close of each fiscal year of the Borrower, the Borrower will furnish to the Agents and the Lenders audited, consolidated statements of income, retained earnings and cash flow of the Borrower and its Consolidated Subsidiaries for such fiscal year and an audited, consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, with such statements and balance sheet to be certified by Pricewaterhouse Coopers LLP or other independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Agents. After the date hereof, the certificate or report of such accountants shall be free of exception or qualifications not acceptable to the Agents and the Lenders and shall in any event contain a written statement of such accountants substantially to the effect that such statements and balance sheet were prepared in accordance with GAAP (except for changes in application in which such accountants concur).

                  (b) Quarterly Reports. As soon as practicable, and in any event concurrently with submitting the same to the Securities and Exchange

Commission or, if the Borrower is not obligated by law or contract to submit the same to the Securities and Exchange Commission, within 60 days after the close of each fiscal quarter of the Borrower and its Consolidated Subsidiaries during the term of this Agreement, the Borrower will furnish to the Agents and the Lenders consolidated and consolidating statements of income for the Borrower and its Consolidated Subsidiaries for such period and for the portion of the fiscal year to the end of such period, and a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the close of such period, all in reasonable detail and showing variances from the annual forecast and business plan of the Borrower and its Consolidated Subsidiaries for such fiscal period. All such income statements and balance sheets shall be prepared by the Borrower and shall present fairly the financial position of the Borrower and its Consolidated Subsidiaries as of the end of such period and the results of their operations for such periods subject to year end adjustment, in conformity with GAAP.

                  (c) Monthly Reports. As soon as practicable, and in any event within 30 days after the close of each month during the term of this Agreement, the Borrower will furnish to the Agents and the Lenders consolidated and consolidating statements of income for the Borrower and its Consolidated Subsidiaries for such month and for the portion of the fiscal year to the end of such month, and a consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries as of the close of such month, all in reasonable detail and showing variances from the annual forecast and business plan of the Borrower and its Consolidated Subsidiaries for such fiscal month. All such income statements and balance sheets shall be prepared by the Borrower and shall present fairly the financial position of the Borrower and its Consolidated Subsidiaries as of the end of such month and the results of their operations for such months subject to year end adjustment, in conformity with GAAP.

                  (d) Compliance Certificate. Within 30 days after the end of each month or, if the end of any such month also constitutes the end of a fiscal quarter of the Borrower and its Consolidated Subsidiaries, then within 45 days after the end of such fiscal quarter, the Borrower will deliver to the Agents and the Lenders a certificate, in the form attached to this Agreement as Exhibit D (a "Compliance Certificate"), dated as of the end of such period, signed on behalf of the Borrower and its Consolidated Subsidiaries by a Responsible Officer of the Borrower calculating the covenants set forth in
Section 7.16 and stating that, as of the date of the certificate, no Event of Default or Potential Default has occurred and is continuing or exists, or if an Event of Default or Potential Default has occurred and is continuing or exists, specifying in detail the nature and period of existence of the Event of Default or Potential Default and any action taken or contemplated to be taken by the Borrower.

                  (e) Copies of Senior Note Document Reports. As soon as possible, and in any event within 10 days after delivery to the required recipient pursuant to the Senior Note Documents, the Borrower will furnish to the Agents and the Lenders copies of any reports, certificates or other deliveries required to be submitted in connection with the Senior Note Documents.

                  (f) Visitation. During normal business hours and upon reasonable telephonic notice to the Borrower or Surety, the Borrower and the Sureties will permit such Persons as any Agent or any Lender may designate to visit and inspect any of the properties of the Borrower or the Sureties, to examine, and to make copies and extracts from, the books and records of any of the Borrower or the Sureties and to discuss its affairs with its officers, employees and independent accountants at such times and as often as any Agent or any Lender may request. The Borrower and each Surety authorizes its officers, employees and independent accountants to discuss with the Agents and the Lenders the affairs of the Borrower. The Agents and the Lenders will use their best efforts to coordinate such visits by the Lenders with those of the Agents in order to minimize disruption to the Borrower and its Consolidated Subsidiaries and their operations.

                  (g) Notice of Event of Default. Promptly upon becoming aware of an Event of Default or Potential Default, the Borrower will give each of the Agents and the Lenders notice of the Event of Default or Potential Default, together with a written statement of a Responsible Officer of the Borrower setting forth the details of the Event of Default or Potential Default and any action taken or contemplated to be taken by the Borrower.

                  (h) Notice of Material Adverse Change. Promptly upon becoming aware thereof, the Borrower will give each of the Agents and the Lenders telephonic or telegraphic notice (with written confirmation sent on the same or next Business Day) about any material adverse change in the assets, business, operations or financial condition of the Borrower or any of the Sureties or any development or occurrence which could reasonably be expected to materially and adversely affect the ability of the Borrower and the Sureties to perform their obligations under this Agreement.

                  (i) Notice of Proceedings. Promptly upon becoming aware thereof, the Borrower will give the Agents notice of the commencement, existence or threat of all proceedings by or before any Official Body against or affecting the Borrower or any of the Sureties which, if adversely decided, could have a Material Adverse Effect.

                  (j) Notice of Default Under Material Agreements. Promptly upon becoming aware thereof, the Borrower will give the Agents notice of the occurrence of an event of default under any Material Agreement, the effect of which could have a Material Adverse Effect.

                  (k) Accounts Receivable; Inventory. As soon as available and in any event within 10 days of the end of each month, the Borrower will furnish to the Agents reports in detail satisfactory to the Agents and certified by a Responsible Officer of the Borrower as being accurate and complete (i) listing all Accounts Receivable of the Borrower as of such day, which shall include the amount and age of each Account Receivable, showing separately those which are more than 30, 60, 90 and 120 days old and a description of all Liens, set-offs, defenses and counterclaims with respect thereto, together with a reconciliation of such schedule with the schedule delivered to the Agents pursuant to this clause (i) for the immediately preceding month, the name and mailing address of each Account Debtor with respect to each such Account Receivable and such other information as any Agent may reasonably request, (ii) listing all accounts payable of the Borrower as of each such day, which shall include the amount and age of each account payable, the name and mailing address of each account creditor and such other information as any Agent may reasonably request, and (iii) listing all Inventory of the Borrower as of each such day, and containing a breakdown of such Inventory by type and amount, the cost and the current market value thereof (by location), the date of acquisition, the mining facility or other location and such other information as any Agent may reasonably request, all in detail and in form reasonably satisfactory to the Agents.

                  (l) Projections. The Borrower will furnish to the Agents and the Lenders (i) on Friday of each week (or the next Business Day in the event that the relevant Friday is a holiday), Cash Flow Projections supplementing and superseding the Cash Flow Projections referred to in Section 4.12(c), prepared on a weekly basis for the thirteen (13) week period to be covered thereby and otherwise in form and substance satisfactory to the Agents and (ii) (x) within 30 days after the end of each month for each month ending through December 31, 2001, Long Term Projections supplementing and superseding the Long Term Projections prepared on a monthly basis referred to in Section 4.12(c), prepared on a monthly basis for the remainder of the nine (9) month period to be covered thereby and (y) within 45 days after the end of each fiscal quarter of the Borrower and its Consolidated Subsidiaries commencing January 1, 2002, Long Term Projections supplementing and superseding the Long Term Projections prepared on a quarterly basis referred to in Section 4.12(c), prepared on a quarterly basis for the rolling four (4) quarter period to be covered thereby, in each case, in form and substance reasonably satisfactory to the Agents. Such Projections, when delivered and as so updated, shall be believed by the Borrower at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith, and shall have been based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower, and shall be accompanied by a certificate of a Responsible Officer of the Borrower certifying as to the foregoing.

                  (m) Borrowing Base Certificate. As soon as available and in any event within three (3) Business Days after the end of each week commencing with the first week ending after the Closing Date, the Borrower will furnish to the Agents and the Lenders a Borrowing Base Certificate, current as of the close of business on the Friday of the immediately preceding week, supported by schedules showing the derivation thereof and containing such detail and other information as any Agent may reasonably request from time to time, provided, that (i) the Revolving Loan Borrowing Base set forth in such Borrowing Base Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agents but not including the date on which a subsequent Borrowing Base Certificate is received by the Agents, unless any Agent disputes the eligibility of any property for inclusion in the calculation of the Revolving Loan Borrowing Base or the valuation thereof by notice of such dispute to the Borrower and (ii) in the event of any dispute about the eligibility of any property for inclusion in the calculation of the Revolving Loan Borrowing Base or the valuation thereof, such Agent's good faith judgment shall control.

                  (n) Inspection/Testing Reports. The Borrower will furnish to the Agents and the Lenders, within seven (7) days after receipt thereof, copies of any inspection and/or testing reports or other correspondence of any Official Body received by the Borrower or any of its Consolidated Subsidiaries (whether or not such report or correspondence alleges a violation of or non-compliance with any Permit or any Law) other than routine notices which are given in the ordinary course and which do not in any respect purport to give notice of any event, finding or position on the part of such Official Body that could be adverse to the Borrower or any of its Consolidated Subsidiaries, whether or not material.

                  (o) Further Information. The Borrower will promptly furnish to the Agents such other information, and in such form, as the Agents may reasonably request from time to time.

         6.02 Preservation of Existence and Franchises. The Borrower and each Surety will maintain its corporate existence, rights and franchises in full force and effect in its jurisdiction of incorporation. The Borrower and each Surety will qualify and remain qualified as a foreign corporation in each jurisdiction in which failure to receive or retain qualification could reasonably be expected to have a Material Adverse Effect.

         6.03 Insurance. The Borrower, the Sureties and their Consolidated Subsidiaries will maintain with financially sound and reputable insurers insurance with respect to their properties and business and against such liabilities, casualties and contingencies and of such types and in such amounts as is satisfactory to the Collateral Agent and as is customary in the case of corporations or other entities engaged in the same or similar business or having similar properties similarly situated. Risk of loss of, damage to or destruction of the properties and assets of the Borrower, the Sureties and their Consolidated Subsidiaries is on the Borrower and the Sureties. The Borrower and the Sureties will add the Collateral Agent as mortgagee and loss payee, as the case may be, to all policies of insurance which insure against loss of or damage to the Collateral (as defined in the Security Agreements) or the real property subject to the Deeds of Trust and the Mortgages, shall provide the Collateral Agent with thirty (30) days advance notice of the termination of any such policy of insurance and shall obtain endorsements to such policies which shall insure the Collateral Agent and the Lenders regardless of the conduct or neglect of the Borrower or the Sureties. If the Borrower or any Surety fails to effect and keep in full force and effect such insurance or fail to pay the premiums when due, the Agents may (but shall not be obligated to) do so for the account of the Borrower and add the cost thereof to the Debt which is evidenced by this Agreement.

         6.04 Maintenance of Properties. The Borrower, the Sureties and their Consolidated Subsidiaries will maintain in good repair, working order and condition, the properties now or in the future owned, leased or otherwise possessed by the Borrower, the Sureties and their Consolidated Subsidiaries, or any of them, and shall make or cause to be made all needful and proper repairs, renewals, replacements and improvements to the properties so that the business carried on in connection with the properties may be properly and advantageously conducted at all times. The Borrower shall notify the Collateral Agent prior to any change in the location of any properties or businesses of the Borrower or the Sureties to any county in which the Collateral Agent does not have a perfected security interest against the property of the Borrower or any Surety.

         6.05 Payment of Liabilities. The Borrower, the Sureties and their Consolidated Subsidiaries will pay or discharge:

                  (a) on or prior to the date on which penalties attach, all taxes, assessments and other governmental charges or levies imposed upon them or any of their properties or income except taxes, assessments or charges subject to good faith dispute for which the Borrower, any Surety or any Consolidated Subsidiary has created adequate reserves on its books;

                  (b) on or prior to the date when due, all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other like persons which, if unpaid, might result in the creation of a Lien upon any of the Borrower's property or the property of any Surety or Consolidated Subsidiary, except such claims which are subject to good faith dispute and as to which the Borrower, any Surety or any Consolidated Subsidiary has created adequate reserves on its books;

                  (c) on or prior to the date when due, all other lawful claims which, if unpaid, might result in the creation of a Lien upon any of the Borrower's property or the property of any Surety or Consolidated Subsidiary, except such claims which are subject to good faith dispute and as to which the Borrower or any Surety or any Consolidated Subsidiary has created adequate reserves on its books; and

                  (d) all other current liabilities so that none is due more than sixty (60) days after the due date for each liability, except current liabilities which are subject to good faith dispute and as to which the Borrower, any Surety or any Consolidated Subsidiary has created adequate reserves on its books.

         6.06 Financial Accounting Practices. The Borrower, the Sureties and their Consolidated Subsidiaries will make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect their transactions and dispositions of their assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization, (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP and (ii) to maintain accountability for assets, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         6.07 Compliance With Laws; Notice of Non-Compliance. The Borrower, the Sureties and their Consolidated Subsidiaries will:

                  (a) Mine and produce all Inventory in accordance with and otherwise comply with the requirements of all Permits then in effect and all applicable Laws (including Environmental Laws) other than Laws the non-compliance with which, individually or in the aggregate, could not have a Material Adverse Effect.

                  (b) Provide the Agents on a monthly basis with a report of all notices delivered by any Official Body to the Borrower or any of its Consolidated Subsidiaries alleging violation of or non-compliance with any Permit or any Law that could have a Material Adverse Effect, and promptly after any such Person has received notice from any Official Body that a Permit has been or shall be revoked, rescinded, suspended or amended or any Law has been violated in a manner that will result in a Material Adverse Effect, furnish to the Agents a written report thereof describing the foregoing and advising the Agents of the actions such Person is taking and proposes to take to remedy same.

                  (c) Without limiting the generality of the foregoing, whenever there is material non-compliance with any Law, or any condition which requires any action by or on behalf of the Borrower or any of its Consolidated Subsidiaries in order to avoid any material non-compliance with any Law relating to the use, disposal, treatment or generation of Hazardous Materials, the Borrower shall, at the request of any Agent and at the Borrower's expense: (i) cause an independent environmental engineer reasonably acceptable to the Agents to conduct such tests of the site where such non-compliance or alleged non-compliance with Law has occurred and prepare and deliver to the Agents a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to the Agents a supplemental report of such engineer whenever the scope of such non-compliance, or the Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

         6.08 Pension Plans. The Borrower, the Sureties and their Consolidated Subsidiaries will furnish to the Agents notice: (A) of a Plan Employer's intention to adopt any new Defined Benefit Plan; (B) of a Plan Employer's intention to terminate for purposes of Title IV of ERISA any Defined Benefit Plan or to withdraw from or cease making timely contributions to any multiemployer plan; and (C) of a Plan Employer's adoption of a Plan amendment which results in the imposition of a Lien on the Borrower, any Surety or any Consolidated Subsidiary under Section 401(a)(29) of the Code. Promptly after the occurrence or filing or any of the events or documents described below, as the case may be, the Borrower, the Sureties and their Consolidated Subsidiaries will
(i) furnish to the Agents (A) notice of a Plan Employer's failure to make a required payment under Section 412 of the Code on or before the due date for such payment, if applicable, (B) copies of IRS Form 5310 relating to a Defined Benefit Plan termination or transfer of Defined Benefit Plan assets or liabilities, (C) any 30-day notice to the PBGC of a Reportable Event, (D) upon any Agent's request, any IRS Form 5500, including all Schedules, for any Plan which, on the date on which such IRS Form 5500 is filed, has unfunded vested liabilities in excess of $500,000, (E) any writing from the PBGC to the effect that it may or will take action to terminate any Plan under Title IV of ERISA or from any multiemployer Plan that it may and will take action to assert withdrawal liability against the Plan Employer, (F) any notice filed with the PBGC pursuant to Section 4041 of ERISA and (G) any notice from the Secretary of the Treasury to the effect that a Plan has lost its qualified status under
Section 401 of the Code or has been terminated within the meaning of Section 411(d)(3) of the Code or the related trust of such Plan lost its tax exempt status under Section 501 of the Code if such action is likely to cause the Plan Employer to incur liability in an amount in excess of $500,000, and (ii) furnish to the Agents within thirty (30) days of the filing or receipt of each such document other than IRS Form 5500, a certificate of a Responsible Officer of the Borrower or applicable

Surety or Consolidated Subsidiary certifying as to what further action has been taken by the Plan Employer in connection therewith and whether the matter referred to in such documents is likely to cause the Plan Employer to incur liability to the PBGC or multiemployer Plan in an amount in excess of $500,000. The Borrower, the Sureties and the Consolidated Subsidiaries shall (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to such Person in connection with such termination; (b) make contributions to all of the Borrower's, the Sureties' and the Consolidated Subsidiaries' Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; and (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction (other than a Prohibited Transaction subject to an exemption under ERISA) or material "accumulated funding deficiency" as such term is defined in ERISA.

         6.09 Continuation of and Change in Business. The Borrower, the Sureties and their Consolidated Subsidiaries will continue to engage in the businesses and activities in which they are currently engaged in the geographic regions in which they are currently engaged and none of the Borrower nor any of the Sureties or Consolidated Subsidiaries will engage in any other businesses or activities without the prior written consent of the Agents.

         6.10 Use of Proceeds. The Borrower may use the proceeds of the Loans made pursuant to Section 2.01(b) for (i) general working capital or general corporate purposes of the Borrower or the Eligible Subsidiaries, (ii) capital expenditures of the Borrower or the Eligible Subsidiaries, provided that prior to using any such proceeds for any such capital expenditure with respect to the Fork Creek operations of the Borrower and its Consolidated Subsidiaries, the Borrower shall have delivered to the Agents a capital expenditure and improvement plan, in reasonable detail, and the Agents shall be satisfied with such plan, (iii) Qualified Acquisitions up to the aggregate amount of $250,000 in any fiscal year of the Borrower and the Eligible Subsidiaries, and (iv) to relend proceeds to Eligible Subsidiaries as permitted by Section 7.04(b), subject to the terms and conditions contained herein. Any relending by the Borrower of proceeds of the Loans to an Eligible Subsidiary shall not be in amounts which would cause any Eligible Subsidiary to not be able to make the representation set forth in Section 4.28 of this Agreement, after giving effect to the relending of any such proceeds. In no event shall the proceeds of the Loans be used (w) for the purchase of coal inventory produced outside of the United States or (x), except as permitted in the immediately succeeding sentence, for any purposes other than to support the coal related businesses of the Borrower and the Eligible Subsidiaries. Notwithstanding anything to the contrary contained herein, the Borrower may relend proceeds of the Loans to Pen Cotton Company, Pen Hardwood and Marine Terminals for the general working capital and general corporate purposes of such Eligible Subsidiaries only up to the aggregate amount of $250,000 to any such Eligible Subsidiary.

         6.11 Lockbox. The Borrower and the Sureties will maintain one or more lockbox accounts and depository transfer checking accounts in accordance with Section 9.01, whereby all checks, drafts, cash and other remittances to the Borrower and the Sureties in payment of the Borrower's or the Sureties' accounts are deposited into such lockbox account or accounts or depository transfer checking accounts.

         6.12 Lien Searches. The Collateral Agent may, but shall not be obligated to, conduct lien searches of the Borrower, the Sureties and their assets and properties and the Collateral (i) on an annual basis and (ii) at such other times as the Collateral Agent, in its sole discretion, may determine to be necessary. The Borrower shall reimburse the Agents or the Lenders for the out-of-pocket costs incurred in connection with any such lien searches, provided, that so long as no Event of Default is in existence, the Borrower shall not be obligated to reimburse the Agents or the Lenders for such cost more often than once each year.

         6.13 Further Assurances. The Borrower and the Eligible Subsidiaries, at their own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Agents or the Lenders may from time to time reasonably request in order more effectively to carry out the intent and purposes of this Agreement and the transactions contemplated by this Agreement and to cause the security interest or interests, the liens, or conveyance granted under the Security Agreements or any other Loan Documents to be, at all times, valid, perfected and enforceable against the Borrower, the Eligible Subsidiaries and all third parties. All expenses of such filings, and recordings, and refilings, and rerecordings, shall be borne by the Borrower. Promptly upon request by the Collateral Agent, the Borrower agrees to execute or cause to be executed by the Eligible Subsidiaries all financing statements describing the property in which the Collateral Agent has a security interest under the Security Agreements or the Subsidiary Security Agreements, the Deeds of Trust and Mortgages and the Subsidiary Deeds of Trust and Mortgages. The Borrower irrevocably appoints the Collateral Agent as its agent and attorney to execute any such financing statements in the Borrower's or any Eligible Subsidiary's name. The Borrower further agrees that a carbon, photographic or other reproduction of a financing statement or the Security Agreements or the Subsidiary Security Agreements is sufficient as a financing statement and may be filed as such. The Borrower further agrees, at its own cost and expense, to, or to cause the Eligible Subsidiaries to, promptly and duly, take, execute, acknowledge and deliver all such further acts, documents and assurances as the Agents or the Lenders may from time to time reasonably request in connection with any of the other Loan Documents to more effectively carry out the intent and purposes of any of the Loan Documents and the transactions contemplated by such Loan Documents and to cause the security interest or interests, the Liens, or conveyances granted under the Loan Documents to be, at all times, valid, perfected and enforceable against the Borrower, the Eligible Subsidiaries and all third parties. Upon the request of the Collateral Agent, the Borrower shall, and shall cause the Eligible Subsidiaries to, use all commercially reasonable efforts to obtain any consents or agreements not previously obtained which are necessary to assign to the Collateral Agent, for the benefit of the Lenders, any or all of the Material Agreements, including the Coal Supply Agreements, the Coal Purchase Agreements and any material leases of mineral rights or real property rights which are subject to the Mortgages or the Deeds of Trust, which either come into existence after the date hereof or in which the Collateral Agent, on behalf of the Lenders, has not received a direct assignment or security interest.

         6.14 Litigation. Upon the request of any Agent, the Borrower shall furnish to the Agents a verbal summary of the material developments, including all hearings and orders in pending suits or proceedings relating to the Borrower or the Sureties which litigation (A)(i) names the Borrower or any Surety as a party or (ii) puts at issue assets or operations of the Borrower or any Surety, and (B) which could reasonably be expected to have a Material Adverse

Effect. Upon the request of the Agents, the Borrower shall promptly furnish the Agents with a written summary of the matters set forth in this Section 6.14, and such other information and materials as the Agents may reasonably request in connection therewith.

         6.15 Notice of Change of Management. The Borrower shall promptly furnish written notice to the Agents of a change in the respective Responsible Officers or the directors of the Borrower or any Surety.

         6.16 Labor Agreements. Promptly upon execution thereof, the Borrower will provide to the Agents a copy of (i) any union or labor workforce agreements entered into with any organized labor organization or the employees of the Borrower, any Surety or any Consolidated Subsidiary, and all amendments, extensions or revisions to such agreements and (ii) any notice of any default thereunder.

         6.17 Ownership and Control. Pen Holdings shall at all times own 100% of the issued and outstanding Capital Stock of the Eligible Subsidiaries and the other Consolidated Subsidiaries and all of the Capital Stock of the Eligible Subsidiaries and the other Consolidated Subsidiaries of the Borrower which are Active Subsidiaries shall at all times be pledged to the Collateral Agent pursuant to and in accordance with the terms of the Pledge Agreements.

         6.18 Maintenance of Material Agreements. The Borrower shall maintain and be in compliance with the Material Agreements at all times. The Borrower will, and will cause its Consolidated Subsidiaries, to (i) perform in all material respects their obligations under the Material Agreements and will enforce or will cause the enforcement of the performance by the other parties thereto of all of their obligations under the Material Agreements or any other document or agreement, (ii) not terminate the Material Agreements or modify or amend the terms of the Material Agreements or release any other party thereto from any material obligations under the Material Agreements or any other agreement or document by and between the Borrower or any Consolidated Subsidiary and the other parties to the Material Agreements with respect to the performance of the Material Agreements unless such modification or noncompliance would not diminish or adversely affect the value of the Material Agreements to the Borrower or any of its Consolidated Subsidiaries or adversely affect the rights or obligations of the Borrower or any of its Consolidated Subsidiaries under the Material Agreements.

         6.19 Newly Acquired Property. The Borrower shall (i) notify the Collateral Agent with respect to any interest acquired by the Borrower or any of its Consolidated Subsidiaries in any Property after the date hereof (including by acquisition of any Person which becomes a Consolidated Subsidiary of the Borrower, but excluding any Property acquired in a transaction or a series of transactions where the consideration paid or delivered in exchange therefor is or has a value less than $500,000 or such Property consists of Mobile Equipment) not less than five (5) Business Days after such acquisition, and (ii) not later than sixty (60) days after request by the Collateral Agent or the Lenders, cause the Borrower or such Consolidated Subsidiary which acquires such Property to mortgage, assign or grant a security interest in such Property to the Collateral Agent, for the benefit of the Lenders, and, after, and to execute and deliver such other documentation, evidence of ownership interests and other information regarding such Property as the Collateral Agent may reasonably request, including Code financing statements, environmental assessments, corporate resolutions and other corporate documentation, opinions of counsel and evidence of title, all in form and substance reasonably satisfactory to the Collateral Agent [; provided, however, that unless an Event of Default is in existence, if the consent of a third party is necessary to the granting of a security interest, mortgage or assignment, the Borrower or Consolidated Subsidiary which acquires such Property shall not be required to grant a security interest, mortgage or assignment in such Property to the Collateral Agent if the Borrower or Consolidated Subsidiary, as the case may be, has used commercially reasonable efforts to obtain such consent and the consent has not been granted].

         6.20     Change in Collateral; Collateral Records. The Borrower shall
(i) give the Collateral Agent not less than 30 days' prior written notice of any change in the location of any Collateral having a value of in excess of $250,000 ("Material Collateral"), other than to locations with respect to which the Collateral Agent has filed financing statements, Deeds of Trust or Mortgages and otherwise fully perfected its Liens thereon, (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of any Material Collateral or the Lien granted thereon, and (iii) execute and deliver, and cause each of its Consolidated Subsidiaries to execute and deliver, to the Collateral Agent for the benefit of the Lenders from time to time, solely for the Collateral Agent's convenience in maintaining a record of Material Collateral, such written statements and schedules as the Collateral Agent may reasonably require, designating, identifying or describing Material Collateral.

         6.21 Landlord Waivers; Collateral Access Agreements. Obtain, at the time the Borrower or any of its Consolidated Subsidiaries enters into a lease for real property not occupied on the Closing Date or delivers possession of Material Collateral to a Person that did not have possession of Material Collateral on the Closing Date, a landlord's waiver from the landlord of such real property (which waiver may be contained in such lease) or a collateral access agreement from the Person that has possession of such Collateral, in form and substance reasonably satisfactory to the Collateral Agent.

         6.22 Additional Collateral Reviews. Upon the request of any Agent, the Borrower shall, and shall cause its Consolidated Subsidiaries to, cooperate with any commercially reasonable review or examination of the Collateral or a review of the Deeds of Trust or Mortgages to determine whether certain real property, fixtures and other property interest comprising the Collateral of the Borrower and its Consolidated Subsidiaries are included under such Deeds of Trust or Mortgages.

         6.23 Appraisals. Upon the request of any Agent, the Borrower shall, at Borrower's expense, no more than once in any six (6) month period, but at any time or times as any Agent may request on or after an Event of Default, deliver, or cause to be delivered, to the Agents and the Lenders, updates to the Marshall Miller Valuation or such other written reports or appraisals of all of the Collateral, in form, scope and methodology, and by an appraiser, acceptable to the Agents.

         6.24 Active Subsidiaries. In the event that the Borrower or any of its Consolidated Subsidiaries shall form or acquire any new Consolidated Subsidiary that the

Borrower anticipates will be an Active Subsidiary (or in the event that any existing Subsidiary which currently is not an Active Subsidiary shall become an Active Subsidiary), the Borrower will cause such new Active Subsidiary to become a Surety hereunder, and to pledge and grant a security interest in its Property to the Collateral Agent for the benefit of the Lenders pursuant to documents substantially in the same form as the relevant Loan Documents and to deliver such proof of corporate or other organizational action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Surety pursuant to this Agreement or as the Agents may reasonably request.

         6.25 Security Agreements; Mortgages; Collateral Access Agreements, Etc. Within 30 days after the Closing Date, deliver to the Collateral Agent (i)
(A) a security agreement, in form and substance reasonably satisfactory to the Collateral Agent, duly executed and delivered by the applicable Loan Parties, granting to the Collateral Agent for the benefit of the Lenders a first priority security interest in a certain commercial tort claim arising out of the Borrower's claims against Tredegar Industries and (B) UCC-1 financing statements and such other agreements, instruments or documents reasonably requested by the Collateral Agent in order to create, perfect and establish the first priority Lien purported to be covered by such security agreement, (ii) if requested by the Collateral Agent, mortgages, in recordable form, and in form and substance satisfactory to the Collateral Agent, duly executed and delivered by the Borrower and each Surety in favor of the Collateral Agent in respect of any and all real properties or mineral rights listed on Schedule 4.11 to this Agreement and (iii) if requested by the Collateral Agent, a landlord's waiver from each landlord of the Borrower or its Consolidated Subsidiaries and a collateral access agreement from each Person that has possession of Material Collateral of the Borrower or its Consolidated Subsidiaries, in each case, in form and substance reasonably satisfactory to the Collateral Agent.

         6.26 Past Due Liabilities. The Borrower will cause all trade payables and other liabilities of the Borrower to be less than 45 days past due for 30 consecutive days beginning not later than 15 days after the Closing Date.

                                  ARTICLE VII

                               NEGATIVE COVENANTS

         The Borrower covenants to each Agent and each Lender as follows:

         7.01 Liens. Neither the Borrower nor any of the Sureties or any of their Consolidated Subsidiaries shall at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or acquired in the future, or agree to become liable to do so, except:

                  (a)      Liens existing on the Closing Date and described in
Schedule 7.01 to this Agreement, Liens in favor of the Collateral Agent and Liens securing Debt permitted under Section 7.02(d), (e) and (i) of this Agreement;

                  (b) Liens arising from taxes, assessments, charges, levies or claims described in Section 6.05(a) of this Agreement that are not yet due or that remain payable without penalty or to the extent permitted to remain unpaid under the proviso to Section 6.05(a) of this Agreement;

                  (c) Deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations, or in connection with or to secure the performance of bids, tenders, trade contracts or leases, or to secure statutory obligations, including statutory obligations of strip mining reclamation, or stay, surety or appeal bonds, or other pledges or deposits of like nature and all in the ordinary course of business;

                  (d) Mechanics', carriers', workmen's, repairmen's or similar liens arising in the ordinary course of business in respect of obligations which are not overdue, or deposits made to obtain the release of such mechanics', carriers', workmen's, repairmen's or similar liens which are being contested in good faith by appropriate proceedings diligently conducted which operate to stay any foreclosure, distraint or execution on the property or deposit or pledges to obtain the release of any such lien and with respect to which the Borrower or any Surety has created reserves which are determined to be adequate by the application of GAAP consistently applied;

                  (e) Zoning restrictions, easements, minor restrictions on the use of real property, minor irregularities in title to real property and other minor Liens that do not secure the payment of money or the performance of an obligation and that do not in the aggregate materially detract from the value of a property or asset to, or materially impair its use in the business of, the Borrower or any Surety;

                  (f) rights reserved to the lessor under any Capital Lease Obligations permitted under Section 7.02(b);

                  (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (h) Liens arising pursuant to any sale and leaseback transactions entered into in compliance with this Agreement;

                  (i) Liens on Property constituting Mobile Equipment securing Debt otherwise permitted under this Agreement, provided that such Liens do not extend to or cover any other Property;

                  (j) Liens constituting judgment liens which are fully bonded or stayed pending appeal, provided that without the prior written consent of the Agents, neither the Borrower nor any of its Consolidated Subsidiaries shall incur any Debt or Liens in connection with the bonding of any such judgment Liens if the Debt or Liens incurred in connection with any surety, bond or other obligation on account of a judgment Lien would otherwise not be permitted by the terms of this Agreement; and

                  (k) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (j); provided that any such extension, renewal or replacement shall be no more restrictive in any material respect than the Lien so extended, renewed or replaced and shall not extend to any other Property of the Borrower or its Consolidated Subsidiaries other than such item of Property originally covered by such Lien or any improvement thereon or additions or accessions thereto.

In addition, the Borrower and the Sureties shall not agree, warrant, represent, pledge or otherwise commit with or to any Person other than the Agents and the Lenders to not incur, create, assume or permit to exist, any mortgage, pledge, lien charge or other encumbrance of any nature whatsoever on all or any of their Property, now or hereafter owned (except as provided in the Senior Notes to the extent that such prohibition contained in the Senior Note Documents does not prohibit the granting of Liens on the Property of the Borrower and its Consolidated Subsidiaries in favor of the Collateral Agent for the benefit of the Lenders).

         7.02 Debt. Neither the Borrower nor any of the Sureties or any of their Consolidated Subsidiaries will at any time create, incur, assume or suffer to exist any Debt, except:

                  (a) Debt under this Agreement, the other Loan Documents or under any other document, instrument or agreement between or among the Borrower or any Surety and any of the Lenders;

                  (b)      Debt existing on the Closing Date and described in
Schedule 7.02 (including the Senior Notes); provided, however, that none of such Debt shall be extended, renewed or refinanced without the prior written consent of the Agents unless such renewal, extension or refinance of such Debt is based upon terms which are no less favorable to the Lenders than the terms which currently exist with respect to such Debt (for purposes of this Section 7.02(b), any material increase in interest rate, requirement for a material addition to the collateral or security for such Debt, addition or amendment of covenants or agreements such that any agreement governing such Debt is more restrictive on the borrower thereunder, extension of the period of time over which such Debt amortizes in the case of term Debt, or increase in the amount of the Debt, shall conclusively be deemed to be less favorable to the Lenders);

                  (c) Current accounts payable, accrued expenses, accrued reclamation costs and other current items arising out of transactions (other than borrowings) in the ordinary course of business;

                  (d) Debt of the Borrower or the Sureties secured by a purchase money security interest on Mobile Equipment; provided, however, that in no event shall (i) the sum of (A) Debt permitted by this subsection (d) of
Section 7.02, and (B) Debt which is outstanding under this Agreement, exceed $57,000,000 in the aggregate at any time, or (ii) any purchase money security interest securing Debt permitted by this subsection (d) encumber or create a Lien on any Property other than the Property purchased in accordance therewith or the identifiable cash proceeds thereof;

                  (e) Debt of Eligible Subsidiaries to the Borrower evidenced by the Subsidiary Notes which are subject to the Assignment of Subsidiary Security Documents;

                  (f)      Guarantees permitted by Section 7.03;

                  (g) Debt incurred in connection with Hedging Agreements which have been approved by the Agents;

                  (h) Debt of the Borrower occurring after January 3, 2006 which results from the redemption of the Borrower's outstanding mandatorily redeemable convertible preferred stock in accordance with its terms as contained in the Pen Holdings Charter as in effect on the Closing Date; and

                  (i) Debt in respect of performance, surety and similar bonds and completion guarantees provided by the Borrower or any of its Consolidated Subsidiaries in the ordinary course of business if such obligations are not otherwise prohibited by the terms of this Agreement.

         7.03 Guarantees and Contingent Liabilities. Neither the Borrower nor any Surety or Consolidated Subsidiary will at any time directly or indirectly assume, guarantee, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, including any Subsidiary of the Borrower, except
(a) as shown on Schedule 7.03, (b) pursuant to the Senior Notes, (c) indemnities of directors, officers and employees of the Borrower and its Consolidated Subsidiaries in their capacities as such, (d) obligations of Pen Hardwood as a general partner of Camden Hardwood and Marine Terminals as a general partner of International Marine Terminals, provided that such obligations are limited to obligations arising as a general partner of Camden Hardwood or Marine Terminals, as the case may be, and are not guarantees or other contractual obligations for the benefit of any Person other than Camden Hardwood (with respect to Pen Hardwood) or International Marine Terminals (with respect to Marine Terminals),
(e) obligations of the Borrower in connection with that certain Cash Deficiency Agreement dated as of August 15, 1981 among International Marine Terminals, Houston Natural Gas Corporation and Florida Power Corporation ("IMT Deficiency Agreement"), provided, that (1) Borrower shall give the Agents notice of the requirement for any payment by the Borrower or Marine Terminals under the IMT Deficiency Agreement at least five (5) Business Days prior to the making of any payment, and (2), without the prior written consent of the Agents, the Borrower shall neither make any payment or make loans, advances or investments in Marine Terminals or any other Person in order to satisfy any obligation to make any payment under the IMT Deficiency Agreement if (x) an Event of Default is then in existence or will be in existence after giving effect to the making of any such payment, or (y) the making of such payment would cause the Borrower to breach any covenant or agreement contained in this Agreement, or (f) guarantees of the Borrower for the benefit of any of the Eligible Subsidiaries, whether now existing or hereafter arising, if the obligation of the Eligible Subsidiary is not prohibited by this Agreement.

         7.04 Loans or Investments. (a) Neither the Borrower nor any Surety or any Consolidated Subsidiary will make any loan, advance or extension of credit to or capital or equity investment in, any Person, except: (i) credit extended under usual and customary terms in the ordinary course of business of the Borrower, any Surety or any Consolidated Subsidiary; (ii) loans, advances or credit between the Borrower or any Surety and any of the Eligible Subsidiaries or capital or equity investments by Borrower in any of the Eligible Subsidiaries; (iii) loans, advances or credit by the Borrower to, or capital or equity investments by Borrower in, any of its Consolidated Subsidiaries (other than the Eligible Subsidiaries), provided that any such loan, advance, extension of credit, capital investment or equity investment by the Borrower is made with the proceeds of dividends or distributions made to the Borrower by its Consolidated Subsidiaries which are not Eligible Subsidiaries and which do not comprise any part of the coal division of the Borrower; (iv) credit extended by the Borrower or any of its Consolidated Subsidiaries in connection with the sale or disposition of (A) Non-Core Assets, or (B) other Property not used or intended to be used in the business of the Borrower and its Consolidated Subsidiaries, provided that the amount of all such credit at any one time outstanding for the Borrower and all of its Consolidated Subsidiaries pursuant to this clause (iv)(B) shall not exceed $1,000,000 in the aggregate; (v) credit extended or advanced pursuant to the provisions of leases of mining property, mining contracts, coal purchase contracts, arrangements with railroads with respect to the construction of sidings for unit train loadout or similar agreements, or in connection with agreements with third parties for the production or processing of coal owned or leased by the Borrower or any Surety not in excess of $1,000,000 in the aggregate at any time outstanding for the Borrower and its Consolidated Subsidiaries; (vi) loans to contract miners which do not exceed $250,000 at any time outstanding to any contract miner or $750,000 at any time outstanding in the aggregate for all contract miners; and (vii) other loans to employees for travel and similar advances to employees and independent contractors not exceeding for the Borrower and its Consolidated Subsidiaries $100,000 in the aggregate at any one time outstanding; provided, however, that in each case (other than with respect to loans or investments pursuant to clauses (i), (ii) or (vii) above), no event shall occur or be continuing which constitutes an Event of Default, and further, provided, that notwithstanding any of the foregoing exceptions, the Borrower and the Consolidated Subsidiaries shall not make any loan, advance or extension of credit to any Person (other than those loans listed on Schedule 7.04, loans to the Borrower or an Eligible Subsidiary, or loans extended pursuant to clause (iv)(A) or (vi) above) in excess of $1,000,000, without the prior written consent of the Agents, and provided, further, that with respect to loans, advances or extensions of credit made by the Borrower to any of the Eligible Subsidiaries, such loans, advances or extensions of credit will be evidenced by the promissory note of the Eligible Subsidiary to the Borrower which is assigned to the Collateral Agent pursuant to the Assignment of Subsidiary Security Documents.

                  (b) The Borrower shall have the right to lend proceeds of the Loans to the Eligible Subsidiaries ("Subsidiary Loans") in accordance with the provisions of Section 6.10, provided that such loans to Eligible Subsidiaries shall (i) not be in amounts which would cause the representation set forth in Section 4.28 to be inaccurate with respect to any Eligible Subsidiary and (ii) be evidenced by intercompany promissory notes of each of the Eligible Subsidiaries payable to the Borrower, which shall be secured by the Subsidiary Collateral of the Eligible Subsidiaries pursuant to the Subsidiary Notes, the Subsidiary Security Agreements, the Subsidiary Deeds of Trust and the Subsidiary Mortgages, and provided further, that (x) the Borrower shall execute and deliver to the Collateral Agent the Assignments of Subsidiary Security Documents whereby such promissory note and collateral security shall be assigned to the Collateral Agent as collateral for the Loans and (y) the Sureties shall have executed and delivered their Suretyship Agreements to the Collateral Agent as security for the Loans, all in accordance with the documentation and upon terms as shall be satisfactory to the Collateral Agent.

                  (c) The Borrower and its Consolidated Subsidiaries shall have the right to make (i), only with respect to the Borrower and Marine Terminals, equity investments in International Marine Terminals (A) to repay approximately $13.3 million of bonds due 2006 issued by International Marine Terminals, provided, however, that such investments shall only be permitted to the extent they are derived from investments deposited by the Borrower or Marine Terminals in escrow as of the date of this Agreement to fund such obligations of International Marine Terminals and (B) in accordance with the Borrower's partnership obligations existing on the date of this Agreement with respect to International Marine Terminals, and (ii) other investments that do not exceed $500,000 in the aggregate at any one time outstanding.

         7.05 Dividends and Related Distributions. Neither the Borrower nor any Surety or Consolidated Subsidiary will declare, make, pay, or agree, become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of any shares of the Capital Stock of the Borrower or any Surety or Consolidated Subsidiary or on account of the purchase, redemption, retirement or acquisition of any shares of the Capital Stock (or warrants, options or rights for any shares of the Capital Stock) of the Borrower or any Surety or Consolidated Subsidiary (the foregoing are herein collectively referred to as "Distributions") without the consent of the Agents; provided, however, that so long as no Event of Default or Potential Default exists or would exist at the time of, after or as a result thereof, the Borrower and its Consolidated Subsidiaries may make any of the following Distributions: (a) the Borrower may make Distributions on account of the mandatorily redeemable convertible preferred stock of the Borrower in accordance with the terms of the Pen Holdings Charter, provided that any Distributions on account of such mandatorily redeemable convertible preferred stock (i) are only made prior to any conversion of such stock into common stock of the Borrower, and (ii) are made no earlier than January 3, 2006 and are made in accordance with the Pen Holdings Charter as in effect on the Closing Date, (b) the Subsidiaries of the Borrower may make Distributions to the Borrower in any amount, and (c) the Borrower may make Distributions for the purchase, redemption or other acquisition for value of shares of Capital Stock of the Borrower or options on such shares held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates), other than William E. Beckner, upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided that, without the prior written consent of the Agents, the aggregate Distributions made pursuant to this clause (c) shall not exceed $500,000.

         7.06 Lease Payments. The Borrower will not permit Operating Lease Obligations (exclusive of Lease Obligations on account of mineral or coal reserve leases) of the Borrower and its Consolidated Subsidiaries, during any fiscal year of the Borrower, to exceed $17,500,000 in the aggregate.

         7.07 Merger; Consolidation; Business Acquisitions. None of the Borrower nor any Surety or Consolidated Subsidiary will merge or agree to merge with or into or consolidate with any other Person, except that the Borrower or any Eligible Subsidiary may enter into a liquidation, merger or consolidation with any of the Consolidated Subsidiaries, provided, however, that in each case,
(i)(A) if such merger or consolidation involves the Borrower, the Borrower is the surviving corporation, or (B) if the Borrower is not a party to such merger or consolidation, an Eligible Subsidiary is the surviving corporation, and (ii) no Event of Default is in existence or would result therefrom.

         7.08 Dispositions of Assets. None of the Borrower nor any Surety or Consolidated Subsidiary will sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily (any of the foregoing being referred to in this Section as a "transfer" and any series of related transfers constituting but a single transfer), any of its Property (including stock of Subsidiaries) other than (i) any transfer referred to in any of clauses (i) and (ii) of the definition of "Disposition" in Section 1.01 of this Agreement, (ii) any transfer referred to in any of clauses (iii), (iv) and
(v) of the definition of "Disposition" in Section 1.01, provided that (x) the Borrower or Surety obtains the prior written consent of the Collateral Agent and
(y) the Net Available Proceeds of such Disposition are paid to the Collateral Agent for the benefit of the Lenders in accordance with Section 2.05(c)(v) and
(iii) any transfer in the ordinary course of business constituting a lease of items of equipment to one or more Consolidated Subsidiaries for use in the business of such Consolidated Subsidiaries, provided that the Borrower or Surety notifies the Collateral Agent of such lease and, upon the Collateral Agent's request, assigns to the Collateral Agent as security for the Borrower's or Surety's Debt to the Lenders all rents and other amounts due such Person under such leases pursuant to lease assignment documentation satisfactory to the Collateral Agent.

         7.09 Self-Dealing. None of the Borrower nor any Surety or Consolidated Subsidiary will enter into or carry out any loan, advance or other transaction (including purchasing property or services or selling property or services) with any Affiliate except that:

                  (a) directors, officers and employees of the Borrower and any Surety may render services to, and receive indemnifications from, the Borrower or any of the Consolidated Subsidiaries for compensation at the same rates generally paid by corporations engaged in the same or similar businesses for the same or similar services, provided that in no event shall the Borrower or any Surety enter into any consulting, service or other arrangement or agreement with any of such directors, officers or employees which provide for the payment of any sum to such individuals other than the payment of compensation for services rendered to the Borrower or Sureties as set forth above;

                  (b) the Borrower and any Surety may, without the prior written consent of the Agents, enter into and carry out other transactions with Affiliates if in the ordinary course of business, pursuant to the reasonable requirements of the Borrower's or Surety's business upon terms reasonably found by the board of directors of the Borrower or such Surety after due inquiry to be fair and reasonable and no less favorable to the Borrower or such Surety than would be obtained in a comparable arm's-length transaction, provided, that in no event shall the

Borrower or any Surety enter into any consulting, service or other arrangement or agreement with any Affiliate without the prior written consent of the Agents;

                  (c) the Borrower and the Eligible Subsidiaries may enter into transactions which are permitted in Section 7.04 or 7.08; and

                  (d) the Borrower and its Consolidated Subsidiaries may make payments to International Marine Terminals, on an arm's-length basis in the ordinary course of business, relating to the loading of coal onto ships or the purchase of coal or in accordance with the financial obligations of Marine Terminals, if any, pursuant to Marine Terminals' contractual partnership obligations existing on the Closing Date with respect to International Marine Terminals.

         7.10 Continuation of or Change in Business. The Borrower, the Sureties and their Consolidated Subsidiaries will continue to engage in their respective businesses substantially as described in Schedule 4.10, and the Borrower, the Sureties and their Consolidated Subsidiaries shall not engage in any other businesses, without the prior written consent of the Agents.

         7.11 Margin Stock. The Borrower and the Eligible Subsidiaries shall not use the proceeds of any Loans directly or indirectly to purchase or carry any "margin stock" (within the meaning of Regulations U, T, or X of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying, directly or indirectly, any margin stock.

         7.12 Consolidated Tax Returns. The Borrower and the Sureties shall not, without the prior written consent of the Agents, file, or consent to the filing of, any consolidated income tax return with any Person other than a Consolidated Subsidiary.

         7.13 Capital Expenditures. (a) The Borrower shall not permit Consolidated Capital Expenditures during each fiscal period of the Borrower and its Consolidated Subsidiaries set forth below to exceed the amount set forth below opposite such fiscal period below:

           Fiscal Period                                            Amount
           -------------                                            ------
           Closing Date through December 31, 2001                 $25,000,000

           January 1, 2002 through December 31, 2002              $20,000,000

           thereafter                                             $15,000,000

                  (b) In addition, the Borrower shall not permit the aggregate amount of such Consolidated Capital Expenditures that are incurred by the Borrower and its Consolidated Subsidiaries in any fiscal quarter ending during any such fiscal period set forth in subsection (a) above to exceed the amount set forth below opposite such fiscal period below:

           Fiscal Period                                           Amount
           -------------                                           ------
           Closing Date through December 31, 2001                $12,500,000

           January 1, 2002 through December 31, 2002              $6,600,000

           thereafter                                             $5,000,000

                  (c) If the aggregate amount of Consolidated Capital Expenditures actually made during any period set forth in the schedule in subsection (a) above shall be less than the amount permitted to be made during such period as set forth in such schedule, then 50% of the shortfall shall be added to the amount of Consolidated Capital Expenditures permitted for the immediately succeeding (but not any other) period and, for purposes hereof, the amount of Consolidated Capital Expenditures made during any period shall be deemed to have been made first from the permitted amount for such period set forth in such schedule and last from the amount of any carryover from any previous period.

         7.14 Sale of Coal. The Borrower shall not permit any Subsidiary to sell, transfer or dispose of coal to an Affiliate of the Borrower for less than the then current fair market rate therefor.

         7.15 Change of Control, etc. The Borrower shall not at any time (a) permit a Change of Control to occur; (b) fail to cause 100% of the outstanding Capital Stock of the Eligible Subsidiaries and all other Active Subsidiaries to be pledged to the Collateral Agent pursuant to the Pledge Agreements; or (c) amend, alter, repeal, modify or change the Pen Holdings Charter in any respect without the prior written consent of the Agents.

         7.16     Financial Maintenance Covenants. The Borrower shall not:

                  (a) Consolidated Net Worth. Permit Consolidated Net Worth at any time to be less than $21,200,000.

                  (b) Consolidated Debt to EBITDA Ratio. Permit the Consolidated Debt to EBITDA Ratio on the last day of each fiscal period set forth below (taken as one accounting period) to be greater than the ratio set forth opposite such fiscal period below:

                                 period                                                  Ratio
                                 ------                                                  -----
              June 1, 2001 through September 30, 2001                                   6.7 to 1

              June 1, 2001 through December 31, 2001                                    5.3 to 1

              June 1, 2001 through March 31, 2002                                       4.5 to 1

              Twelve month period ending June 30, 2002                                  4.5 to1

              Twelve month period ending September 30, 2002                             4.5 to 1

              Twelve month period ending December 31, 2002                              4.5 to 1

              Twelve month period ending March 31, 2003                                 4.5 to 1

              Each twelve month period ending on the last day of a                      4.5 to 1
              calendar  quarter thereafter

                  (c) Minimum Consolidated Working Capital. Permit Consolidated Working Capital at any time to be less than $8,000,000.

                  (d) Consolidated EBITDA. Permit Consolidated EBITDA for any period set forth below to be less than the amount set forth opposite such period below:

              PERIOD                                                              MINIMUM EBITDA
              ------                                                              --------------
              June 1, 2001 through June 30, 2001                                   $   380,000
              June 1, 2001 through July 31, 2001                                   $ 2,200,000
              June 1, 2001 through August 31, 2001                                 $ 5,160,000
              June 1, 2001 through September 30, 2001                              $ 7,540,000
              June 1, 2001 through October 31, 2001                                $10,900,000
              June 1, 2001 through November 30, 2001                               $13,920,000
              June 1, 2001 through December 31, 2001                               $16,550,000
              June 1, 2001 through January 31, 2002                                $18,150,000
              June 1, 2001 through February 28, 2002                               $20,730,000
              June 1, 2001 through March 31, 2002                                  $23,310,000
              June 1, 2001 through April 30, 2002                                  $26,690,000
              June 1, 2001 through May 31, 2002                                    $30,060,000
              twelve month period ending June 30, 2002                             $33,080,000
              twelve month period ending July 31, 2002                             $34,840,000
              twelve month period ending August 31, 2002                           $35,530,000
              twelve month period ending September 30, 2002                        $36,750,000
              twelve month period ending October 31, 2002                          $36,140,000
              twelve month period ending November 30, 2002                         $35,850,000
              twelve month period ending December 31, 2002                         $35,920,000
              twelve month period ending January 31, 2003                          $35,890,000
              twelve month period ending February 28, 2003                         $35,870,000
              twelve month period ending March 31, 2003                            $35,840,000
              twelve month period ending April 30, 2003                            $35,010,000

                  (e) Minimum Tons Sold. Permit the number of tons of coal sold by the Borrower and its Consolidated Subsidiaries for any period set forth below to be less than the amount set forth opposite such period below:

              PERIOD                                                            MINIMUM TONS SOLD
              ------                                                            -----------------
              June 1, 2001 through June 30, 2001                                      510, 000
              June 1, 2001 through July 31, 2001                                      930, 000
              June 1, 2001 through August 31, 2001                                  1,450, 000
              June 1, 2001 through September 30, 2001                               1,950, 000
              June 1, 2001 through October 31, 2001                                 2,500, 000
              June 1, 2001 through November 30, 2001                                3,060, 000
              June 1, 2001 through December 31, 2001                                3,570, 000
              June 1, 2001 through January 31, 2002                                 4,160, 000
              June 1, 2001 through February 28, 2002                                4,750, 000
              June 1, 2001 through March 31, 2002                                   5,340, 000
              June 1, 2001 through April 30, 2002                                   6,010, 000
              June 1, 2001 through May 31, 2002                                     6,680, 000
              June 1, 2001 through June 30, 2002                                    7,350, 000
              June 1, 2001 through July 31, 2002                                    8,050, 000
              June 1, 2001 through August 31, 2002                                  8,740, 000
              June 1, 2001 through September 30, 2002                               9,440, 000
              June 1, 2001 through October 31, 2002                                10,060, 000
              June 1, 2001 through November 30, 2002                               10,670, 000
              June 1, 2001 through December 31, 2002                               11,290, 000
              June 1, 2001 through January 31, 2003                                11,910, 000
              June 1, 2001 through February 28, 2003                               12,530, 000
              June 1, 2001 through March 31, 2003                                  13,150, 000
              June 1, 2001 through April 30, 2003                                  13,770, 000

                  (f) Consolidated Senior Debt to EBITDA Ratio. Permit the Consolidated Senior Debt to EBITDA Ratio on the last day of any calendar month, commencing December, 2001, to be greater than 2.5 to 1.

         7.17 Change Fiscal Year. The Borrower and its Consolidated Subsidiaries shall not change their fiscal year end date from December 31 without the prior written consent of the Agents, which consent shall not be unreasonably withheld.

         7.18 Senior Notes. The Borrower shall not, and shall not permit any of its Consolidated Subsidiaries, to pay, prepay, purchase or redeem any principal of or interest on the Senior Notes, except that the Borrower may make regularly scheduled required payments on the Senior Notes in accordance with the terms of the Senior Note Documents as in effect on the Closing Date.

         7.19 Modifications of Debt, Organizational Documents and Certain Other Agreements; Etc. (i) The Borrower shall not, and shall not permit any of its Consolidated Subsidiaries to, amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its Debt or of any instrument or agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating to any such Debt if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Debt, would increase the interest rate applicable to such Debt, or would change the subordination provision, if any, of such Debt, or would otherwise be adverse to the issuer of such Debt in any respect, (ii) except for the Obligations, make any voluntary or optional payment, prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its Debt (including by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Debt when due), or refund, refinance, replace or exchange any other Debt for any such Debt, or make any payment, prepayment, redemption, defeasance, sinking fund payment or repurchase of any outstanding Debt as a result of any asset sale, change of control, issuance and sale of debt or equity securities or similar event, or give any notice with respect to any of the foregoing, or (iii) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders' agreement), or enter into any new agreement with respect to any of its Capital Stock except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate, could have a Material Adverse Effect.

         7.20 Investment Company Act of 1940. The Borrower shall not, and shall not permit any of its Consolidated Subsidiaries to, engage in any business, enter into any transaction, use any securities or take any other action that would cause it to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

         7.21 Compromise of Accounts Receivable. The Borrower shall not compromise or adjust any Account Receivable (or extend the time of payment thereof) or grant any discounts, allowances or credits or permit any of its Consolidated Subsidiaries to do so other than, provided no Potential Default or Event of Default has occurred and is continuing, in the ordinary course of its business.

         7.22 ERISA. (i) The Borrower shall not, and shall not permit any of its Consolidated Subsidiaries to, engage or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in
Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of
Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law;
(iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

         7.23 Environmental. The Borrower shall not, and shall not permit any of its Consolidated Subsidiaries to, permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Materials at any property owned or leased by it, except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, release or disposal of Hazardous Materials does not result in a Material Adverse Effect.

         7.24 Permits; Laws. The Borrower shall not, and shall not permit any of its Consolidated Subsidiaries to, violate or otherwise fail to comply with any Permit or any Law that could have a Material Adverse Effect.

                                  ARTICLE VIII

                                    DEFAULTS

         8.01 Events of Default. An Event of Default means the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of Law) beyond the applicable grace period or notice, if any:

                  (a) The Borrower shall fail to pay principal on any of the Loans when due; or

                  (b) The Borrower shall fail to pay interest or any fees payable pursuant to Article II of this Agreement or any other fee, or other amount payable pursuant to this Agreement, the Security Agreements or any of the other Loan Documents when due; or

                  (c) Any representation or warranty made by the Borrower under this Agreement, the Security Agreements, or any of the other Loan Documents, by any of the Sureties under any of the Loan Documents to which such Surety is a party, or any statement made by the Borrower or any Surety in any financial statement, certificate, report, exhibit or document furnished by the Borrower or any Surety, as the case may be, to the Agents or the Lenders pursuant to this Agreement or the other Loan Documents shall fail to be as stated or prove to be in any respect false or misleading in any material respect; or

                  (d) The Collateral Agent's or the Lenders' security interest under the Security Agreements, the Deeds of Trust and Mortgages, the Assignment of Subsidiary Security Documents, the Pledge Agreements or any of the other Loan Documents within which a security interest or lien is granted to the Collateral Agent or the Lenders is or shall become unperfected; or

                  (e) The Borrower shall be in default in the performance or observance of any covenant, agreement or duty contained in Article VI,
Article VII or Article VIII of this Agreement; or

                  (f) The Borrower or any Surety, shall be in default in the performance or observance of any other covenant, agreement or duty under this Agreement, the Security Agreements or the other Loan Documents to which such Person is a party, and the default shall continue for ten (10) days after any Agent has notified the Borrower or Surety, as the case may be, of the default; or

                  (g) Any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Borrower or any of its Consolidated Subsidiaries intended to be a party thereto, or the validity or enforceability thereof shall be contested by the Borrower or any of its Consolidated Subsidiaries, or a proceeding shall be commenced by the Borrower or any of its Consolidated Subsidiaries or any Official Body having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Borrower or any of its Consolidated Subsidiaries shall deny in writing that it has any liability or obligation purported to be created under any Loan Document; or

                  (h) The Borrower or any Surety shall (i) default (as principal or guarantor or other surety) in any payment of principal of or interest on any obligation (or set of related obligations) for borrowed money in an aggregate amount in excess of $1,000,000 and such default shall continue beyond any period of grace with respect to such payment or, if an obligation (or set of related obligations) is or are payable or repayable on demand, fails to pay or repay such obligation or obligations when demanded, or (ii) default (as principal or guarantor or other surety) in the observance of any other covenant, term or condition contained in any agreement or instrument by which an obligation (or set of related obligations) for borrowed money in an aggregate amount in excess of $1,000,000 is or are created, secured or evidenced if the effect of such default is to cause, or to permit the holder or holders of such obligation or obligations (or a trustee or agent on behalf of such holder or holders) to cause, all or part of such obligation or obligations to become due before its or their otherwise stated maturity; or

                  (i) One or more uninsured judgments for the payment of money against the Borrower or any Surety which in the aggregate exceeds $500,000 (or would require the payment of a deductible in excess of $500,000) or the operation or result of which would be to interfere materially and adversely with the conduct of the business of the Borrower and the Sureties, taken as a whole, and such judgment shall not have been paid, stayed on appeal, discharged bonded or dismissed within thirty (30) days after the entry of such judgment or attachment; or

                  (j) A writ or warrant of attachment, garnishment, execution, distraint or similar process shall have been issued against the Borrower or any Surety, or any of their Property, which in the aggregate exceeds $500,000 or the operation or result of which would be to interfere materially and adversely with the conduct of the business of the Borrower and the Sureties, taken as a whole; or

                  (k) The Agents and the Lenders shall have determined (which determination shall be made in good faith) that a material adverse change has occurred in the business, operations, financial condition, prospects or management of the Borrower and the Sureties, and that such change impairs or will impair the prospect of payment or performance of any material covenant, agreement or duty under this Agreement or any other Loan Document; or

                  (l) A proceeding shall be instituted in respect of the Borrower or any Surety:

                           (i)      seeking to have an order for relief entered
in respect of the Borrower or Surety, or seeking a declaration or entailing a finding that the Borrower or Surety is insolvent or a similar declaration or finding, or seeking dissolution, winding-up, charter revocation or forfeiture, liquidation, reorganization, arrangement, adjustment, composition or other similar relief with respect to the Borrower or Surety, its assets or its debts under any law relating to bankruptcy, insolvency, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or in the future in effect; or

                           (ii)     seeking appointment of a receiver, trustee,
custodian, liquidator, assignee, sequestrator or other similar official for the Borrower or Surety or for all or any substantial part of its property; or

                  (m) The Borrower or any Surety shall become insolvent, shall become generally unable to pay its debts as they become due, shall voluntarily suspend transaction of its business, shall make a general assignment for the benefit of creditors, shall institute a proceeding described in Section 8.01(k)(i) of this Agreement or shall consent to any order for relief, declaration, finding or relief described in Section 8.01(k)(i) of this Agreement, shall institute a proceeding described in Section 8.01(k)(ii) of this Agreement or shall consent to the appointment or to the taking of possession by any such official of all or any substantial part of its property whether or not any proceeding is instituted, dissolves, winds-up or liquidates itself or any substantial part of its property, or shall take any action in furtherance of any of the foregoing; or

                  (n) A default by any party under the terms and conditions of any of the Material Agreements, and the default shall continue beyond the expiration of any grace period contained in such Material Agreements, if such default could reasonably be expected to have a Material Adverse Effect; or

                  (o) (A) A Termination Event or Reportable Event with respect to a Defined Benefit Plan shall occur, (B) any Person shall engage in any Prohibited Transaction involving any Plan or Welfare Benefit Plan, (C) an accumulated funding deficiency, whether or not waived, shall exist with respect to any Plan, (D) the Borrower or any Surety shall be in "Default" (as defined in section 4219(c)(5) of ERISA) with respect to payments due to a multiemployer plan resulting from the Borrower's or Surety's complete or partial withdrawal (as described in section 4203 or 4205 of ERISA) from such plan, or (E) any other event or condition shall occur or exist with respect to a single employer plan, except that no such event or condition shall constitute a Default if it, together with all other events or conditions at the time existing, would not subject the Borrower or Surety to any tax, penalty, debt or liability which, alone or in the aggregate, would have a materially adverse effect on the Borrower or Surety but only to the extent that any of the foregoing is likely to result in liability to the Borrower or Surety in an amount in excess of $500,000; or

                  (p) (A) Any Eligible Subsidiary shall default or deny liability under the terms and conditions of any Subsidiary Note, Subsidiary Security Agreement, Subsidiary Deed of

Trust or Subsidiary Mortgage executed by it beyond the expiration of any grace period, if any, contained in such Subsidiary Note, Subsidiary Security Agreement, Subsidiary Deed of Trust or Subsidiary Mortgage, or (B) any Subsidiary Note, Subsidiary Security Agreement, Subsidiary Deed of Trust or Subsidiary Mortgage is amended, modified, canceled, extended or revoked without the prior written consent of the Collateral Agent; or

                  (q) An event of default or default shall occur under the Senior Note Documents; or

                  (r) The Borrower or any of its Consolidated Subsidiaries shall be liable for any Environmental Liabilities or Costs the payment of which will have a Material Adverse Effect; or

                  (s) The Borrower or any of its Consolidated Subsidiaries is enjoined, restrained or in any way prevented by the order of Official Body from conducting all or any material part of its business for more than fifteen
(15) days; or

                  (t) Any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Consolidated Subsidiaries, if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

                  (u) The loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Consolidated Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect.

         8.02     Consequences of an Event of Default.

                  (a) If an Event of Default specified in subsections (a) through (k) or (n) through (u) of Section 8.01 of this Agreement occurs and continues or exists, the Agents and the Lenders will be under no further obligation to make Loans and, upon the written consent of the Required Lenders, the Agents, on behalf of the Lenders, may demand the unpaid principal amount of the Loans, interest accrued on the unpaid principal amount and all other amounts owing by the Borrower or any Surety under this Agreement, the Security Agreements and the other Loan Documents to be immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately.

                  (b) If an Event of Default specified in subsections (l) or (m) of Section 8.01 of this Agreement occurs and continues or exists, the Agents and the Lenders will be under no further obligation to make Loans and the unpaid principal amount of the Loans, interest accrued on the unpaid principal amount and all other amounts owing by the Borrower or any Surety under this Agreement, the Security Agreements and the other Loan Documents shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived, and an action for any amounts due shall accrue immediately.

                                   ARTICLE IX

                      MANAGEMENT, COLLECTION AND STATUS OF
                    ACCOUNTS RECEIVABLE AND OTHER COLLATERAL

         9.01     Collection of Accounts Receivable; Management of Collateral.
(a) Within thirty (30) days after the Closing Date, the Borrower shall assist the Administrative Agent in (i) establishing, and, during the term of this Agreement, maintaining one or more lockboxes in the name of the Administrative Agent (collectively, the "Lockboxes") with one or more financial institutions selected by the Borrower and acceptable to the Administrative Agent in its sole discretion (each being referred to as a "Lockbox Bank"), and (ii) establishing, and during the term of this Agreement, maintaining an account (a "Collection Account" and, collectively, the "Collection Accounts") in the name of the Administrative Agent with each Lockbox Bank. The Borrower and each Surety shall irrevocably instruct its Account Debtors, with respect to Accounts Receivable of the Borrower and each Surety, to remit all payment to be made by checks or other drafts to the Lockboxes and to remit all payments to be made by wire transfer or by Automated Clearing House, Inc. payments as directed by the Administrative Agent and shall instruct each Lockbox Bank to deposit all amounts received in its Lockbox to the Collection Account at such Lockbox Bank on the day received or, if such day is not a Business Day, on the next succeeding Business Day. Until the Administrative Agent has advised the Borrower to the contrary after the occurrence and during the continuance of an Event of Default, the Borrower and each Surety may and will enforce, collect and receive all amounts owing on the Accounts Receivable of the Borrower and each such Surety for the Administrative Agent's benefit and on the Administrative Agent's behalf, but at the Borrower's expense; such privilege shall terminate, at the election of any Agent, upon the occurrence and during the continuance of any Event of Default. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Debt received directly by the Borrower and each such Surety from any Account Debtor, as proceeds from Accounts Receivable of the Borrower and each such Surety, or as proceeds of any other Collateral, shall be held by the Borrower and each such Surety in trust for the Agents and the Lenders and upon receipt be deposited by the Borrower and each such Surety in original form and no later than the next Business Day after receipt thereof into a Collection Account. The Borrower and each such Surety shall not commingle such collections with the Borrower's or such Surety's own funds or the funds of any other Subsidiary or Affiliate of the Borrower or with the proceeds of any assets not included in the Collateral. The Administrative Agent shall charge the Loan Account on the last day of each month with two (2) collection days for all such collections. All funds received in the Collection Account shall be sent by wire transfer or Automated Clearing House, Inc. payment to the Payment Office to be credited to the Administrative Agent's Account for application at the end of each Business Day to reduce the then principal balance of the Revolving Loans, conditional upon final payment to the Administrative Agent. No checks, drafts or other instrument received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such instruments have actually been collected.

                  (b) After the occurrence and during the continuance of an Event of Default, any Agent may send a notice of assignment and/or notice of the Lenders' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Agents shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto. The Borrower and the Sureties shall not, without prior written consent of the Agents, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon, except, in the absence of a continuing Event of Default, as permitted by Section 7.21 and except with respect to amounts less than $100,000 for any Account Debtor and $500,000 for all Account Debtors, in each case for the term of this Agreement.

                  (c) The Borrower and each Surety hereby appoints each Agent or its designee on behalf of such Agent as the Borrower's and such Surety's attorney-in-fact with power exercisable during the continuance of any Event of Default to endorse the Borrower's or such Surety's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign the Borrower's or such Surety's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivables, to send verification of Accounts Receivable, and, to notify the Postal Service authorities to change the address for delivery of mail addressed to the Borrower or such Surety to such address as such Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts or omissions constituting gross negligence or willful misconduct), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full and all of the Commitments are terminated.

                  (d) Nothing herein contained shall be construed to constitute any Agent as agent of the Borrower or any Surety for any purpose whatsoever, and the Agents shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts or omissions of the Agents constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts or omissions of the Agents constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Agents, by anything herein or in any assignment or otherwise, do not assume any of the obligations under any contract or agreement assigned to any Agent and shall not be responsible in any way for the performance by the Borrower or any Surety of any of the terms and conditions thereof.

                  (e) If any Account Receivable includes a charge for any tax payable to any Official Body, the Agents are hereby authorized (but in no event obligated) in their discretion to pay the amount thereof to the proper taxing authority for the Borrower's account and to charge the Borrower therefor. The Borrower shall notify the Agents if any Account Receivable includes any taxes due to any such Official Body and, in the absence of such notice, the Agents shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

                  (f) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Agents and the Lenders herein provided, and the obligations of the Borrower and each Surety set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

         9.02 Accounts Receivable Documentation. The Borrower and each Surety will at such intervals as the Agents may reasonably require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Agents and furnish such further schedules and/or information as any such Agent may require relating to the Accounts Receivable, including sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Borrower shall notify the Agents of any non-compliance in respect of the representations, warranties and covenants contained in Section 9.03. The items to be provided under this Section 9.02 are to be in form reasonably satisfactory to the Agents and are to be executed and delivered to the Agents from time to time solely for their convenience in maintaining records of the Collateral. The Borrower's or any Surety's failure to give any of such items to the Agents shall not affect, terminate, modify or otherwise limit the Collateral Agent's Lien on the Collateral. The Borrower and the Sureties shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrower's or the Sureties' industry, and shall not re-bill any Accounts Receivable without promptly disclosing the same to the Agents and providing the Agents with copy of such re-billing, identifying the same as such. If the Borrower becomes aware of anything materially detrimental to any of the Borrower's or any Surety's customers' credit, the Borrower will promptly advise the Agents thereof.

         9.03 Status of Accounts Receivable and Other Collateral. With respect to Collateral of the Borrower and each Surety at the time the Collateral becomes subject to the Collateral Agent's Lien, the Borrower covenants, represents and warrants: (a) the Borrower or such Surety shall be the sole owner, free and clear of all Liens (except for the Liens granted in the favor of the Collateral Agent for the benefit of the Lenders and Liens permitted by
Section 7.01 hereof), and fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Account Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to any absolute sale and delivery upon the specified terms of goods sold or services rendered by the Borrower or such Surety; (c) no Account Receivable shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in the Borrower's or the Sureties' business and as otherwise disclosed to the Agents, and each Account Receivable will be paid when due; (d) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by the Borrower or such Surety at or before the time such Accounts Receivable is created; (f) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct and in all material respects what they purport to be; (g) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to Account Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) the Borrower and each Surety shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Agents shall reasonably require; (i) the Borrower shall immediately notify the Agents if any Account Receivable arises out of contracts with the United States or any department, agency, or instrumentality thereof and will execute any instruments and take any steps required by the Agents in order that all monies due or to become due under any such contract shall be assigned to the Collateral Agent and notice thereof given to the United States Government under the Federal Assignment of Claims Act; (j) the Borrower will, immediately upon learning thereof, report to the Agents any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters materially affecting the value, enforceability or collectibility of any of the Collateral;
(k) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Collateral Agent for the benefit of the Lenders as additional Collateral; (l) the Borrower or such Surety shall not re-date any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the industry; (m) the Borrower and each Surety shall conduct a physical count of its Inventory at such intervals as the Collateral Agent may reasonably request and the Borrower shall promptly supply the Agents with a copy of such count accompanied by a report of the value (based on the lower of cost (on a first in first out basis) and market value) of such Inventory; and (n) the Borrower and each Surety is not and shall not be entitled to pledge the Agents' or the Lenders' credit on any purchases or for any purpose whatsoever.

         9.04 Collateral Custodian. Upon the occurrence and during the continuance of any Potential Default or Event of Default, the Collateral Agent may at any time and from time to time employ and maintain on the premises of the Borrower or any of its Subsidiaries a custodian selected by the Collateral Agent who shall have full authority to do all acts necessary to protect the Agents' and the Lenders' interests. The Borrower hereby agrees to, and to cause its Subsidiaries to, cooperate with any such custodian and to do whatever the Collateral Agent may reasonably request to preserve the Collateral. All costs and expenses incurred by the Collateral Agent by reason of the employment of the custodian shall be the responsibility of the Borrower and charged to the Loan Account.

                                   ARTICLE X

                                      AGENT

         10.01 Appointment. Each Lender (and each subsequent maker of any Loan by its acceptance thereof) hereby irrevocably appoints and authorizes the Collateral Agent and the Administrative Agent to perform the duties of each such Agent as set forth in this Agreement including: (i) to receive on behalf of each Lender any payment of principal of or interest on the Loans outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to such Agent, and, subject to Section 2.02 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received; (ii) to distribute to each Lender copies of all material notices and agreements received by such Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agents shall not have any liability to the Lenders for the Agents' inadvertent failure to distribute any such notices or agreements to the Lenders; (iii) to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Obligations, the Loans, and related matters and to maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and related matters; (iv) to execute or file any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to this Agreement or any other Loan Document; (v) to make the Loans and Agent Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document; (vi) to perform, exercise, and enforce any and all other rights and remedies of the Lenders with respect to the Borrower and its Consolidated Subsidiaries, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Document; (vii) to incur and pay such fees necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Loan Document; and (viii) subject to Section 10.03 of this Agreement, to take such action as such Agent deems appropriate on its behalf to administer the Loans and the Loan Documents and to exercise such other powers delegated to such Agent by the terms hereof or the Loan Documents (including the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including enforcement or collection of the Loans), the Agents shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions of the Required Lenders shall be binding upon all Lenders and all makers of Loans; provided, however, that the Agents shall not be required to take any action which, in the reasonable opinion of any Agent, exposes such Agent to liability or which is contrary to this Agreement or any Loan Document or applicable law.

         10.02 Nature of Duties. The Agents shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Agents shall be mechanical and administrative in nature. The Agents shall not have by reason of this Agreement or any Loan Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, express or implied, is intended to or shall be construed to impose upon the Agents any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower and its Consolidated Subsidiaries in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Borrower and its Consolidated Subsidiaries and the value of the Collateral, and the Agents shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into their possession before the initial Loan hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, each Agent shall provide to such Lender any documents or reports delivered to such Agent by the Borrower pursuant to the terms of this Agreement or any Loan Document. If any Agent seeks the consent or approval of the Required Lenders to the taking or refraining from taking any action hereunder, such Agent shall send notice thereof to each Lender. Each Agent shall promptly notify each Lender any time that the Required Lenders have instructed such Agent to act or refrain from acting pursuant hereto.

         10.03 Rights, Exculpation, Etc. The Agents and their directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agents (i) may treat the payee of any Loan as the owner thereof until the Agents receive written notice of the assignment or transfer thereof, pursuant to Section 11.07 hereof, signed by such payee and in form satisfactory to the Agents; (ii) may consult with legal counsel (including counsel to any Agent or counsel to the Borrower), independent public accountants, and other experts selected by any of them and shall not be liable for any action taken or omitted to be taken in good faith by any of them in accordance with the advice of such counsel or experts;
(iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Potential Default or Event of Default, or to inspect the Collateral or other property (including the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Collateral Agent's Lien thereon, or any certificate prepared by the Borrower in connection therewith, nor shall the Agents be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. The Agents shall not be liable for any apportionment or distribution of payments made in good faith pursuant to Section 3.04, and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agents may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Loan Documents the Agents are permitted or required to take or to grant, and if such instructions are promptly requested, the Agents shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Loan Documents until they shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

         10.04 Reliance. Each Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

         10.05 Indemnification. To the extent that any Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify such Agent from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by such Agent under this Agreement or any of the Loan Documents, in proportion to each Lender's Pro Rata Share, including advances and disbursements made pursuant to Section 10.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such liability resulted from such Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 10.05 shall survive the payment in full of the Loans and the termination of this Agreement.

         10.06 Agents Individually. With respect to its Pro Rata Share of the Total Commitment hereunder and the Loans made by it, each Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or maker of a Loan. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity as a Lender or one of the Required Lenders. Each Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Consolidated Subsidiaries as if it were not acting as an Agent pursuant hereto without any duty to account to the Lenders.

         10.07 Successor Agent. (a) Each Agent may resign from the performance of all its functions and duties hereunder and under the other Loan Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any Agent's resignation hereunder as an Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement and the other Loan Documents.

                  (c) If a successor Agent shall not have been so appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the other Agent shall then appoint a successor Agent who shall serve as an Agent until such time, if any, as the Required Lenders, with the consent of the other Agent, appoint a successor Agent as provided above.

         10.08    Collateral Matters.

                  (a) Any Agent may from time to time, make such disbursements and advances ("Agent Advances") which such Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in Section 11.04. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 3.02. The applicable Agent shall notify each Lender and the Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 10.05, each Lender agrees that it shall make available to the applicable Agent, upon the applicable Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the applicable Agent by such Lender, such Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon, for each day from the date such payment was due until the date such amount is paid to such Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.


                  (b) The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other Obligations which have matured and which the Collateral Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of in the ordinary course of the Borrower's or any Surety's business and in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Borrower or any Surety owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lenders. Upon request by the Collateral Agent at any time, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this
Section 10.08(b).

                  (c) Without in any manner limiting the Collateral Agent's authority to act without any specific or further authorization or consent by the Lenders (as set forth in Section 10.08(b)), each Lender agrees to confirm in writing, upon request by the Collateral Agent, the authority to release Collateral conferred upon the Collateral Agent under Section 10.08(b). Upon receipt by the Collateral Agent of confirmation from the Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by the Borrower, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of the Borrower or any Surety in respect of) all interests in the Collateral retained by the Borrower or any Surety.

                  (d) The Collateral Agent shall have no obligation whatsoever to any Lenders to assure that the Collateral exists or is owned by the Borrower or any Surety or is cared for, protected or insured or has been encumbered or that the Lien granted to the Collateral Agent pursuant to this Agreement has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 10.08 or in any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner they may deem appropriate, in their sole discretion, given the Collateral Agent's own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

         10.09 Collateral Sub-Agents. Each Lender by its execution and delivery of this Agreement (or any joinder hereto or any assignment hereunder) agrees that, in the event it shall hold any monies or other investments on account of the Borrower or any Surety, such monies or other investments shall be held in the name and under the control of such Lender, and such Lender shall hold such monies or other investments as a collateral sub-agent for the Collateral Agent under this Agreement and the other Loan Documents. The Borrower by its execution and delivery of this Agreement hereby consents to the foregoing.

                                   ARTICLE XI

                                  MISCELLANEOUS

         11.01 Notices, Etc. All notices and other communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered, if to the Borrower or any of its Consolidated Subsidiaries, at the following address:

         5110 Maryland Way
         Third Floor, Center Court Building
         Brentwood, Tennessee 37027
         Attention:  Mark A. Oldham,
                     Chief Financial Officer

         Telephone:  615-371-7352
         Telecopier: 615-371-7388

         with a copy to:

         Buchanan Ingersoll Professional Corporation
         20th Floor, One Oxford Centre
         Pittsburgh, PA 15219
         Attention:  Lewis U. Davis, Jr., Esq.

         Telephone:  412-562-8953
         Telecopier: 412-562-1041

         if to the Collateral Agent, to it at the following address:

         Ableco Finance LLC
         450 Park Avenue, 28th Floor
         New York, New York  10022
         Attention:  Kevin P. Genda

         Telephone:  212-891-2100
         Telecopier: 212-891-1541

         if to the Administrative Agent, to it at the following address:

         2450 Colorado Avenue
         Suite 3000 West
         Santa Monica, California  90404
         Attention:  Business Finance Division Manager

         Telephone:  310-453-7300
         Telecopier: 310-478-9788
         in each case, with a copy to:

         Schulte Roth & Zabel LLP
         919 Third Avenue
         New York, New York  10022
         Attention:  Frederic L. Ragucci, Esq.

         Telephone:  212-756-2000
         Telecopier: 212-593-5955

         or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties complying as to delivery with the terms of this Section 11.01. All such notices and other communications shall be effective, (i) if mailed, when received or three days after deposited in the mails, whichever occurs first, (ii) if telecopied, when transmitted and confirmation received, or (iii) if delivered, upon delivery, except that notices to any Agent pursuant to Article II shall not be effective until received by such Agent.

         11.02 Amendments, Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders or by the Collateral Agent with the consent of the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given, provided, however, that no amendment, waiver or consent shall (i) increase the Commitment of any Lender, reduce the principal of, or interest on, the Loans payable to any Lender, reduce the amount of any fee payable for the account of any Lender, or postpone or extend any date fixed for any payment of principal of, or interest or fees on, the Loans payable to any Lender, in each case without the written consent of any Lender affected thereby, (ii) increase the Total Commitment without the written consent of each Lender, (iii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that is required for the Lenders or any of them to take any action hereunder, (iv) amend the definition of "Required Lenders" or "Pro Rata Share", (v) release all or a substantial portion of the Collateral (except as otherwise provided in this Agreement and the other Loan Documents), subordinate any Lien granted in favor of the Collateral Agent for the benefit of the Lenders, or release the Borrower or any Surety, (vi) amend, modify or waive Section 3.04 or this Section 11.02 of this Agreement, or (vii) amend the definition of "Eligible Inventory", "Eligible Accounts Receivable", "Revolving Loan Borrowing Base" or "Term Loan Borrowing Base", in each case without the written consent of each Lender. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by an Agent, affect the rights or duties of such Agent (but not in its capacity as a Lender) under this Agreement or the other Loan Documents.

         [(b)     The Administrative Agent and Foothill, in its capacity as a
Lender, on the one hand, and the Collateral Agent, Ableco and its Affiliates, in its capacity as a Lender, on the other hand, have executed an agreement on the Closing Date pursuant to which the Administrative Agent, Foothill, the Collateral Agent, Ableco and its Affiliates have agreed, among other things, to certain voting arrangements relative to matters requiring the approval of the Lenders. The rights and duties of the Administrative Agent, Foothill, the Collateral Agent,

Ableco and its Affiliates, with respect to such matters, are subject to such agreement. Notwithstanding the foregoing, the Borrower may rely on any written consent or notice given by any one of the Agents pursuant to the terms of this Agreement.]

         11.03 No Waiver; Remedies, Etc. No failure on the part of any Agent or any Lender to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Document preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agents and the Lenders provided herein and in the other Loan Documents are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agents and the Lenders under any Loan Document against any party thereto are not conditional or contingent on any attempt by the Agents and the Lenders to exercise any of their rights under any other Loan Document against such party or against any other Person.

         11.04 Expenses; Taxes; Attorneys' Fees. The Borrower will pay on demand, all costs and expenses incurred by or on behalf of any or all of the Agents (and, in the case of clauses (b) through (m) below, the Lenders), regardless of whether the transactions contemplated hereby are consummated, including reasonable fees, costs, client charges and expenses of counsel for any or all of the Agents (and, in the case of clauses (b) through (m) below, the Lenders), accounting, due diligence, periodic field audits, physical counts, valuations, investigations, searches and filings, monitoring of assets, appraisals of Collateral, title searches and reviewing environmental assessments, miscellaneous disbursements, examination, travel, lodging and meals, arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Loan Documents, (including the preparation of any additional Loan Documents or the review of any additional agreements, instruments or other documents to be delivered by the Borrower or any of its Consolidated Subsidiaries pursuant to this Agreement), (b) any requested amendments, waivers or consents to this Agreement or the other Loan Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Lenders' rights under this Agreement or the other Loan Documents, (d) the defense of any claim or action asserted or brought against the Agents or the Lenders by any Person that arises from or relates to this Agreement, any other Loan Document, the Agents' or the Lenders' claims against the Borrower or any of its Consolidated Subsidiaries, or any and all matters in connection therewith,
(e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Loan Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agents or the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Loan Document,
(g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Loan Document, (h) any attempt to enforce any Lien or security interest in any Collateral or other security in connection with this Agreement or any other Loan Document, (i) any attempt to collect from the Borrower or any of its Consolidated Subsidiaries, (j) the receipt by the Agents or the Lenders of any advice from professionals with respect to any of the foregoing, (k) all liabilities and costs arising from or in connection with the past, present or future operations of the Borrower or any of its Consolidated Subsidiaries involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of

Hazardous Materials on, upon or into such property, (l) any Environmental Liabilities and Costs incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of the Borrower or any of its Consolidated Subsidiaries, or (m) any Environmental Liabilities and Costs incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Loan Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by any Agent or any Lender to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees to save the Agents and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions,
(y) the Borrower agrees to pay all broker fees that may become due in connection with the transactions contemplated by this Agreement and the other Loan Documents, and (z) if the Borrower or any of its Consolidated Subsidiaries fails to perform any covenant or agreement contained herein or in any other Loan Document, any Agent may itself perform or cause performance of such covenant or agreement, and the expenses of such Agent incurred in connection therewith shall be reimbursed on demand by the Borrower.

         11.05 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, any Lender may, and is hereby authorized to, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower or any of its Consolidated Subsidiaries or any Surety against any and all Obligations of the Borrower or any of its Consolidated Subsidiaries or any Surety either now or hereafter existing under any Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured. Each Lender agrees to notify the Borrower promptly after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         11.06 Severability. Any provision of this Agreement, which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         11.07 Assignments and Participations. (a) This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the Borrower and each Agent and each Lender and their respective successors and assigns; provided, however, that the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of each Lender and any such assignment without the Lenders' prior written consent shall be null and void.

                  (b) Each Lender may, with the written consent of the Collateral Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans made by it); provided, however, that
(i) such assignment is in an amount which is at least $5,000,000 or a multiple of $1,000,000 in excess thereof (or the remainder of such Lender's Commitment) (except such minimum amount shall not apply to any Affiliate of a Lender or any fund or account managed by a Lender) and (ii) the parties to each such assignment shall execute and deliver to the Collateral Agent, for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Collateral Agent a processing and recordation fee of $5,000 (except the payment of such fee shall not be required if the assignee is an Affiliate of a Lender or to any fund or account managed by a Lender). Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three (3) Business Days after the delivery thereof to the Collateral Agent (or such shorter period as shall be agreed to by the Collateral Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                           (i)      By executing and delivering an Assignment
and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (A) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (B) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Consolidated Subsidiaries or the performance or observance by the Borrower or any of its Consolidated Subsidiaries of any of their Obligations under this Agreement or any other Loan Document furnished pursuant hereto; (C) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (D) such assignee will, independently and without reliance upon the assigning Lender, any Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (E) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agents by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (F) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

                           (ii)     The Borrower authorizes the Collateral
Agent, and the Collateral Agent agrees, to maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans (the "Registered Loans") owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                           (iii)    Upon its receipt of an Assignment and
Acceptance executed by an assigning Lender and an assignee, together with any promissory notes subject to such assignment, the Collateral Agent shall, if the Collateral Agent consents to such assignment and if such Assignment and Acceptance has been completed (i) accept such Assignment and Acceptance, (ii) give prompt notice thereof to the Borrower (except no such notice shall be required if the assignee is an Affiliate of the assigning Lender or a fund or account managed by the assigning Lender) and (iii) record the information contained therein in the Register.

                           (iv)     A Registered Loan (and the registered note,
if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Agents shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding notice to the contrary.

                           (v)      In the event that any Lender sells
participations in a Registered Loan, such Lender shall maintain a register on which it enters the name of all participants in the Registered Loans held by it (the "Participant Register"). A Registered Loan (and the registered note, if any, evidencing the same) may be participated in whole or in part only by registration of such participation on the Participant Register (and each registered note shall expressly so provide). Any participation of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by the registration of such participation on the Participant Register.

                           (vi)     Any foreign Person who purchases or is
assigned or participates in any portion of such registered Loan shall provide the Agents (in the case of a purchase or assignment) or the Lender (in the case of a participation) with a completed Internal

Revenue Service Form W-8BEN (Certificate of Foreign Status) or a substantially similar form for such purchaser, participant or any other affiliate who is a holder of beneficial interests in the registered Loan.

                  (c) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitments and the Loans made by it); provided, that (i) such Lender's obligations under this Agreement (including its Commitments hereunder) and the other Loan Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents; and
(iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans, or (B) action directly effecting an extension of the due dates or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral or the Borrower or any Surety (except as set forth in Section
10.08 of this Agreement or any Loan Document).

         11.08 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

         11.09 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

         11.10 CONSENT TO JURISDICTION; SERVICE OF PROCESS AND VENUE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY IRREVOCABLY APPOINTS THE SECRETARY OF STATE OF THE STATE OF NEW YORK AS ITS AGENT FOR SERVICE OF PROCESS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING AND FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS FOR NOTICES AS SET FORTH IN SECTION 11.01 AND TO THE SECRETARY OF STATE OF THE STATE OF NEW YORK, SUCH SERVICE TO

BECOME EFFECTIVE TEN (10) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE LENDER TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE BORROWER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         11.11 WAIVER OF JURY TRIAL, ETC. THE BORROWER, THE AGENTS AND THE LENDERS HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE BORROWER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF ANY AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. THE BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THIS AGREEMENT.

         11.12 Consent by the Agents and Lenders. Except as otherwise expressly set forth herein to the contrary, if the consent, approval, satisfaction, determination, judgment, acceptance or similar action (an "Action") of any Agent or any Lender shall be permitted or required pursuant to any provision hereof or any provision of any other agreement to which the Borrower is a party and to which any Agent or any Lender has succeeded thereto, such Action shall be required to be in writing and may be withheld or denied by such Agent or such Lender, in its sole discretion, with or without any reason, and without being subject to question or challenge on the grounds that such Action was not taken in good faith.

         11.13 No Party Deemed Drafter. Each of the parties hereto agrees that no party hereto shall be deemed to be the drafter of this Agreement.

         11.14 Reinstatement; Certain Payments. If any claim is ever made upon any Agent or any Lender for repayment or recovery of any amount or amounts received by such Agent or such Lender in payment or on account of any of the Obligations, such Agent or such Lender shall give prompt notice of such claim to each other Agent and Lender and the Borrower, and if such Agent or such Lender repays all or part of such amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such Agent or such Lender or any of their property, or (ii) any good faith settlement or compromise of any such claim effected by such Agent or such Lender with any such claimant, then and in such event the Borrower agrees that (A) any such judgment, decree, order, settlement or compromise shall be binding upon it notwithstanding the cancellation of any Debt hereunder or under the other Loan Documents or the termination of this Agreement or the other Loan Documents, and (B) it shall be and remain liable to such Agent or such Lender hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Agent or such Lender.

         11.15 Indemnification. In addition to the Borrower's other Obligations under this Agreement, the Borrower agrees to defend, protect, indemnify and hold harmless each Agent and each Lender and all of their respective officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all losses, damages, liabilities, obligations, penalties, fees, reasonable costs and expenses (including reasonable attorneys' fees, costs and expenses) incurred by such Indemnitees, whether prior to or from and after the Closing Date, whether direct, indirect or consequential, as a result of or arising from or relating to or in connection with any of the following: (i) the negotiation, preparation, execution or performance or enforcement of this Agreement, any other Loan Document or of any other document executed in connection with the transactions contemplated by this Agreement, (ii) any Agent's or any Lender's furnishing of funds to the Borrower under this Agreement or the other Loan Documents, including the management of any such Loans, (iii) any matter relating to the financing transactions contemplated by this Agreement or the other Loan Documents or by any document executed in connection with the transactions contemplated by this Agreement or the other Loan Documents, or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (collectively, the "Indemnified Matters"); provided, however, that the Borrower shall not have any obligation to any Indemnitee under this Section 11.15 for any Indemnified Matter caused by the gross negligence or willful misconduct of such Indemnitee, as determined by a final judgment of a court of competent jurisdiction. Such indemnification for all of the foregoing losses, damages, fees, costs and expenses of the Indemnitees are chargeable against the Loan Account. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section 11.15 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees. This Indemnity shall survive the repayment of the Obligations and the discharge of the Liens granted under the Loan Documents.

         11.16 Records. The unpaid principal of and interest on the Loans, the interest rate or rates applicable to such unpaid principal and interest, the duration of such applicability, the Commitments, and the accrued and unpaid fees payable pursuant to Section 2.06 hereof, including the Closing Fee, Loan Servicing Fee, the Anniversary Fee, the Unused Line Fee and the Commitment Fee, shall at all times be ascertained from the records of the Agents, which shall be conclusive and binding absent manifest error.

         11.17 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower, each Agent and each Lender and when the conditions precedent set forth in Article V hereof have been satisfied or waived in writing by the Agents, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender, and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of each Lender, and any assignment by any Lender shall be governed by
Section 11.07 hereof.

         11.18 Interest. It is the intention of the parties hereto that each Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby or by any other Loan Document would be usurious as to any Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in this Agreement or any other Loan Document or any agreement entered into in connection with or as security for the Obligations, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Agent or any Lender that is contracted for, taken, reserved, charged or received by such Agent or such Lender under this Agreement or any other Loan Document or agreements or otherwise in connection with the Obligations shall under no circumstances exceed the maximum amount allowed by such applicable law, any excess shall be canceled automatically and if theretofore paid shall be credited by such Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender, as applicable, to the Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Agent or any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Agent or such Lender, as applicable, as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Agent or such Lender, as applicable, on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by such Agent or such Lender to the Borrower). All sums paid or agreed to be paid to any Agent or any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Agent or such Lender, be amortized prorated, allocated and spread throughout the full term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at an time and from time to time (i) the amount of interest payable to any Agent or any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Agent or such Lender pursuant to this Section 11.18 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Agent or such Lender would be less than the amount of interest payable to such Agent or such Lender computed at the Highest Lawful Rate applicable to such Agent or such Lender, then the amount of interest payable to such Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Agent or such Lender until the total amount of interest payable to such Agent or such Lender shall equal the total amount of interest which would have been payable to such Agent or such Lender if the total amount of interest had been computed without giving effect to this
Section 11.18.

         For purposes of this Section 11.18, the term "applicable law" shall mean that law in effect from time to time and applicable to the loan transaction between the Borrower, on the one hand, and the Agents and the Lenders, on the other, that lawfully permits the charging and collection of the highest permissible, lawful non-usurious rate of interest on such loan transaction and this Agreement, including laws of the State of New York and, to the extent controlling, laws of the United States of America.

         The right to accelerate the maturity of the Obligations does not include the right to accelerate any interest that has not accrued as of the date of acceleration.

         11.19 Confidentiality. Each Agent and each Lender agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound practices of comparable commercial finance companies, any non-public information supplied to it by the Borrower pursuant to this Agreement or the other Loan Documents which is identified by the Borrower as being confidential at the time the same is delivered to such Person (and which at the time is not, and does not thereafter become, publicly available or available to such Person from another source not known to be subject to a confidentiality obligation to such Person not to disclose such information), provided that nothing herein shall limit the disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for any Agent or any Lender,
(iii) to examiners, auditors, accountants or Securitization Parties, (iv) in connection with any litigation to which any Agent or any Lender is a party or
(v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first agrees, in writing, to be bound by confidentiality provisions similar in substance to this Section 11.19. Each Agent and each Lender agrees that, upon receipt of a request or identification of the requirement for disclosure pursuant to clause (iv) hereof, it will make reasonable efforts to keep the Borrower informed of such request or identification; provided that the Borrower acknowledges that each Agent and each Lender may make disclosure as required or requested by any Official Body or representative thereof and that each Agent and each Lender may be subject to review by Securitization Parties or other regulatory agencies and may be required to provide to, or otherwise make available for review by, the representatives of such parties or agencies any such non-public information.

         11.20 Integration. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

         11.21 No Novation. This Second Amended and Restated Credit Agreement does not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Obligations or the Lien or priority of any mortgage, pledge, security agreement or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments executed concurrently herewith. Nothing expressed or implied in this Second Amended and Restated Credit Agreement shall be construed as a release or other discharge of the Borrower or any Surety under the Existing Credit Agreement or the other Loan Documents from any of its obligations and liabilities as a "Borrower" or "Surety" thereunder. The Borrower hereby (i) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Closing Date of this Second Amended and Restated Credit Agreement all references in any such Loan Document to "the Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Existing Credit Agreement shall mean the Existing Credit Agreement as amended and restated by this Second Amended and Restated Credit Agreement; and (ii) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Collateral Agent for the benefit of the Lenders, or to grant to the Collateral Agent for the benefit of the Lenders a security interest in or lien on, any collateral as security for the Obligations of the Borrower or any Surety from time to time existing in respect of the Existing Credit Agreement and the other Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, and intending to be legally bound, the parties, by their duly authorized officers, have executed and delivered this Agreement as of the date set forth at the beginning of this Agreement.


                                BORROWER:

                                PEN HOLDINGS, INC.


                                By:
                                     -------------------------------------------
                                      Name:
                                      Title:


                                COLLATERAL AGENT AND LENDER:

                                ABLECO FINANCE LLC


                                By:
                                     -------------------------------------------
                                      Name:
                                      Title:


                                ADMINISTRATIVE AGENT AND LENDER:

                                FOOTHILL CAPITAL CORPORATION


                                By:
                                     -------------------------------------------
                                      Name:
                                      Title:

                                SCHEDULE 1.01(A)

                        LENDERS AND LENDERS' COMMITMENTS


                                                                 Revolving Credit
                Lender                                               Commitment     Percentage
-----------------------------------------------------------      ----------------   ----------
Ableco Finance LLC                                                  $  7,500,000        50%
Foothill Capital Corporation                                        $  7,500,000        50%
                                                                    ------------       ---
         Total Revolving Credit Commitment                          $ 15,000,000       100%


                                                                     Term Loan
                Lender                                               Commitment     Percentage
-----------------------------------------------------------      ----------------   ----------
Ableco Finance LLC                                                  $ 16,000,000        50%
Foothill Capital Corporation                                        $ 16,000,000        50%
         Total Term Loan Commitment                                 $ 32,000,000       100%

                                              Revolving Credit       Term Loan
                Lender                           Commitment          Commitment     Percentage
------------------------------------          ----------------      ------------    -----------
Ableco Finance LLC                              $  7,500,000        $ 16,000,000         50%
Foothill Capital Corporation                    $  7,500,000        $ 16,000,000         50%
                                                ------------        ------------        ---
         Total Commitment                       $ 15,000,000        $ 32,000,000        100%


                          ALLOCATION OF EXISTING LOANS


                                                Outstanding         Outstanding
                                              Revolving Loans        Term Loans
            Lender                            on Closing Date     on Closing Date   Percentage
------------------------------------          ---------------     ---------------   ----------
Ableco Finance LLC                              $  4,585,500        $ 14,750,000         50%
Foothill Capital Corporation                    $  4,585,500        $ 14,750,000         50%
                                                ------------        ------------        ---
         Total                                  $  9,171,000        $ 29,500,000        100%